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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
ANGELO AND MAXIE'S, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $4,500,000
	(5)	Total fee paid: $570.15
☐	Fee paid previously with preliminary materials.
☐
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	(1)	Amount Previously Paid:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[PRELIMINARY COPIES]

            , 2004

Dear Stockholder:

        You are cordially invited to attend a Special and Annual Meeting of Stockholders (including any adjournment or postponement thereof, the "Stockholder Meeting") of Angelo and Maxie's, Inc. ("A&M") to be held on [                        , 2004] at 9:00 a.m., Central Time, at [One N. Franklin Street, 3rd Floor, Chicago, Illinois 60606].

        At the Stockholder Meeting, you will be asked to consider and vote upon:

        (1)   a proposal to approve and adopt the Asset Purchase Agreement dated as of June 22, 2004 (the "Purchase Agreement"), providing for the sale of two A&M restaurants, all rights of A&M and a subsidiary of A&M ("Seller") to the "Angelo and Maxie's" name and intellectual property, and the business and assets of A&M and Seller relating thereto, to A&M Acquisitions, LLC, a Delaware limited liability company ("Parent"), A&M Acquisition, LLC, a New York limited liability company and a wholly-owned subsidiary of Parent (the "New York Purchaser"), and A&M Acquisition, LLC, a Florida limited liability company and a wholly-owned subsidiary of Parent (the "Florida Purchaser" and, together with New York Purchaser, the "Purchasers"), and the assumption by the Purchasers of certain liabilities related to such business and assets;

        (2)   a proposal to approve the dissolution (the "Dissolution") and the adoption of a Plan of Dissolution of A&M (the "Plan of Dissolution");

        (3)   a proposal to approve an amendment to A&M's Restated Certificate of Incorporation, as amended, to change A&M's corporate name from "Angelo and Maxie's, Inc." to "AM-CH, Inc.";

        (4)   the election of three directors of A&M; and

        (5)   such other matters as may properly come before the Stockholder Meeting.

Descriptions of the foregoing matters are included in the accompanying proxy statement. Copies of the Purchase Agreement and the Plan of Dissolution are attached as appendices to the proxy statement.

        The Board of Directors has unanimously approved the Purchase Agreement, the Dissolution and the Plan of Dissolution, and the change of A&M's name as being in the best interests of A&M. The Board recommends that you vote FOR approval and adoption of all of these proposals and FOR each of the nominees proposed for election as directors of A&M.

        Attached is a Notice of Meeting of Stockholders and a proxy statement containing a discussion of the background of, reasons for, and terms of the transactions described above. We urge you to read this material carefully. Whether or not you plan to attend the Stockholder Meeting, we ask that you sign and return the enclosed proxy as promptly as possible. If you attend the Stockholder Meeting, you may revoke your proxy if you elect to vote in person. Your prompt cooperation will be greatly appreciated.

Very truly yours,
Kenneth R. Posner Chief Executive Officer

ANGELO AND MAXIE'S, INC.
NOTICE OF MEETING OF STOCKHOLDERS
TO BE HELD            , 2004

        NOTICE IS HEREBY GIVEN that a Special and Annual Meeting of Stockholders (including any adjournment or postponement thereof, the "Stockholder Meeting") of Angelo and Maxie's Inc. ("A&M"), a Delaware corporation, will be held on [                        , 2004] at 9:00 a.m., Central Time, at [One N. Franklin Street, 3rd Floor, Chicago, Illinois 60606], for the following purposes:

        (1)   To consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement dated as of June 22, 2004 (the "Purchase Agreement"), by and among A&M, CH-AM Acquisition, Inc. ("CH-AM" or "Seller"), a Delaware corporation which is a wholly-owned subsidiary of A&M, A&M Acquisitions, LLC, a Delaware limited liability company ("Parent"), A&M Acquisition LLC, a New York limited liability company and a wholly-owned subsidiary of Parent (the "New York Purchaser") and A&M Acquisition, LLC, a Florida limited liability company and a wholly-owned subsidiary of Parent (the "Florida Purchaser" and, together with the New York Purchaser, the "Purchasers"), providing for the sale (the "Asset Sale") of two A&M restaurants, all rights of Seller and A&M to the "Angelo and Maxie's" name and intellectual property, and the business and assets of A&M and Seller relating thereto, to Parent and the Purchasers, and the assumption by the Purchasers of certain liabilities related to such business and assets;

        (2)   To consider and vote upon a proposal to approve the dissolution (the "Dissolution") of A&M and the adoption of a Plan of Dissolution of A&M (the "Plan of Dissolution");

        (3)   To consider and vote upon a proposal to approve an amendment to A&M's Restated Certificate of Incorporation, as amended, to change A&M's corporate name from "Angelo and Maxie's" to "AM-CH, Inc.";

        (4)   To elect three directors of A&M; and

        (5)   To transact such other business as may properly come before the Stockholder Meeting.

        Please read carefully the accompanying proxy statement. A copy of the Purchase Agreement is attached as Appendix A to the proxy statement and a copy of the Plan of Dissolution is attached as Appendix B to the proxy statement. The proxy statement and its appendices form a part of this Notice.

        Only holders of shares of A&M's common stock, par value $0.01 per share, and preferred stock, par value $1.00 per share, of record on the books of A&M at the close of business on [                        , 2004] are entitled to notice of, and to vote at, the Stockholder Meeting. A list of such stockholders will be available from                        , 2004 until prior to the Stockholder Meeting, as required by law, at the office of A&M located at 2 North Riverside, Seventh Floor, Chicago, Illinois 60606. This list will also be available at the Stockholder Meeting.

        You are cordially invited to the Stockholder Meeting. Whether or not you plan to attend the Stockholder Meeting, we ask that you sign and return the enclosed proxy as promptly as possible. If you attend the Stockholder Meeting, your proxy will be revoked if you elect to vote in person. The proxy is solicited by and on behalf of the Board of Directors.

By Order of the Board of Directors
Greg Grosvenor Secretary
Chicago, Illinois , 2004

ANGELO AND MAXIE'S, INC.

2 North Riverside, Seventh Floor, Chicago, Illinois 60606

PROXY STATEMENT

MEETING OF STOCKHOLDERS

TO BE HELD ON [            , 2004]

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Angelo and Maxie's, Inc. ("A&M" or the "Company") for use at the Special and Annual Meeting of Stockholders (including any adjournment or postponement thereof, the "Stockholder Meeting") to be held on [                        , 2004], at 9:00 a.m., Central Time, at [One N. Franklin Street, 3rd Floor, Chicago, Illinois 60606]. The matters to be considered and acted upon at the Stockholder Meeting are described in the Notice of Meeting of Stockholders and this proxy statement. Shares of A&M's common stock, $0.01 par value per share ("Common Stock"), and preferred stock, $1.00 par value per share ("Preferred Stock"), represented by proxies, will be voted as described in this proxy statement or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the proxy, by delivering a written notice to the Secretary of A&M, by executing and delivering a later-dated proxy or by attending the Stockholder Meeting and voting in person.

This proxy statement
and the related form of proxy are being mailed on or about            , 2004
to all stockholders of record on            , 2004.

SUMMARY

        This Summary highlights information included elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the proposals presented in this proxy statement. You should read the entire proxy statement carefully, including the appendices attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary. In this proxy statement, "we", "us" and "our" refer to A&M, unless the context otherwise requires.

        We currently operate two full-service steakhouse restaurants located in New York and Florida. Our stockholders are being asked to approve the proposals summarized below.

Q.	When and where will the stockholder meeting take place?	A.	The meeting of stockholders will be held on [ , 2004] at 9:00 a.m., Central Time, at [One N. Franklin Street, 3rd Floor, Chicago, Illinois 60606].
Q.	What is the purpose of the stockholder meeting?	A.
We have entered into an asset purchase agreement for the sale of substantially all of the assets of, and the assumption by the purchasers of certain liabilities related to, the remainder of our A&M restaurant business. It is a condition to the closing of this sale that it be approved by a majority of the votes attributable to our outstanding shares of common stock and preferred stock entitled to vote. At the stockholder meeting, you will be asked to vote upon:
			•	a proposal to approve and adopt the purchase agreement and the sale of substantially all of the assets of the A&M restaurant business to the purchasers;
			•	a proposal to approve the dissolution of A&M and the adoption of the plan of dissolution;
			•	a proposal to approve an amendment to our Restated Certificate of Incorporation, as amended, to change our corporate name from "Angelo and Maxie's, Inc." to "AM-CH, Inc.";
			•	the election of three directors of A&M; and
			•	such other business as may properly come before the stockholder meeting.

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Q.	What vote is required to approve the matters to be voted upon at the Stockholder Meeting?	A.
The purchase agreement and the asset sale, the dissolution and the plan of dissolution and the name change will be adopted and approved if a majority of the votes attributable to our outstanding shares of common stock and preferred stock are voted in favor of their adoption and approval. Each share of common stock and each six shares of preferred stock entitle the holder thereof to one vote on the foregoing matters and on any other matter properly brought before the stockholder meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of adoption of the foregoing matters. If you do not vote or if you abstain, it will have the effect of a vote against these proposals. The election of directors will be determined by a plurality of the votes cast for each nominee. In the case of shares that are present at the stockholder meeting for quorum purposes, not voting those shares for a particular nominee for director (including withholding authority on the proxy) will not operate to prevent the election of that nominee if he or she otherwise receives the requisite affirmative votes. You may withdraw your proxy at any time prior to its use at the stockholder meeting by following the directions set forth in "The Stockholder Meeting—Voting Rights."
Q:	Can I sell my shares of common stock or preferred stock of A&M once the Certificate of Dissolution is filed?	A.
No. If the dissolution and the plan of dissolution are approved by the stockholders, we will close our transfer books on the date on which the Company files a Certificate of Dissolution with the Secretary of State of the State of Delaware under Delaware law and we expect that our common stock and preferred stock will cease to be quoted on the NASD OTC Bulletin Board.
Q.	Do A&M's directors and executive officers have any interests in the matters being voted upon at the Stockholder Meeting which may be different from my interests?	A.
In considering the recommendation of A&M's Board of Directors regarding the matters to be voted upon at the Stockholder Meeting, you should be aware that approximately two-thirds of the preferred stock of A&M is held by an entity which is an affiliate of Mr. Samuel Zell, the former Chairman of our Board of Directors, which entity also is an affiliate of the entity that employs Mr. Jeffrey Klein, one of our current directors, and that the holders of such preferred stock are entitled to a liquidation payment in preference to the holders of common stock of A&M upon the dissolution of A&M. Our President and Chief Executive Officer and one of our other directors also hold shares of preferred stock. In addition, our President and Chief Executive Officer may receive incentive compensation as a result of the asset sale. Our directors and executive officers also hold exercisable stock options. See "Interests of Certain Persons in Matters to be acted Upon."
Q.	What are the present financial circumstances of A&M?	A.
For the year ended December 29, 2003, we reported a net loss of $5,925,000 on revenues of $26,486,000. For the three months ended March 29, 2004, we reported net income of $569,000 on revenues of $3,045,000.

Q.	Where can I find more information?	A.	Additional information about A&M can be obtained from the various sources described under "Available Information" in this proxy statement.
PROPOSAL NO. 1: ASSET SALE TO PARENT AND PURCHASERS
Q.	Why did A&M enter into the purchase agreement?	A.
We entered into the purchase agreement as part of the continued progress of the review of our strategic alternatives, which, following the sale of the Chart House business in 2002, has been focused on the sale of the entire Company or the A&M steakhouse concept and its operating restaurants. We believe that taking into consideration the losses the Company has incurred and the general outlook of the restaurant industry, continuing the Company's restaurant business is not advantageous and disposition of this business represents the best opportunity to maximize stockholder value. The asset sale will allow us to complete the sale process.
Q.	What will happen if the purchase agreement and asset sale are approved?	A.
If the purchase agreement and the asset sale are approved, we will sell substantially all of the A&M Business to the purchasers for cash and the assumption by the purchasers of certain of our liabilities.
Q.	What will happen if the purchase agreement is not approved?	A.
Pursuant to the terms of the purchase agreement, if we fail to obtain a stockholder vote in favor of the purchase agreement, the asset sale will not occur. In such event, assuming the dissolution of A&M is approved, we intend to proceed with the dissolution of A&M as described in this proxy statement. In connection with the dissolution, we will attempt to sell the assets related to the A&M Business in one or a number of transactions.
Q.	What is the purchase price to be received by A&M?	A.
In exchange for the sale of the assets to the purchasers pursuant to the purchase agreement, the purchasers will pay us an amount equal to $4,500,000, in cash, subject to certain adjustments, and the purchasers will assume certain of our liabilities. See "Proposal No. 1: Asset Sale to Parent and Purchasers—The Purchase Agreement."
Q.	What are the material terms of the purchase agreement?	A.	In addition to the cash consideration we will receive and the liabilities that will be assumed by the purchasers, the purchase agreement contains several other terms and provisions, including:
• We have agreed to conduct our business in the ordinary course and subject to certain other restrictions during the period prior to closing of the asset sale.
• The purchasers have agreed to hire substantially all of our A&M employees, although none of the employees to be hired are our directors or executive officers.
• We will indemnify the purchasers for damages arising from certain liabilities, other than those being assumed by the purchasers.

•
The obligations of the parties to close the asset sale transaction are subject to several closing conditions, including the approval of the asset sale by a majority of the votes attributable to the outstanding shares of our common stock and preferred stock entitled to vote, our receipt of required consents, including the consents of certain landlords to the transfer of the lease obligations to the purchasers, the representations and warranties of the parties being true in all material respects, the performance by the parties of their obligations under the purchase agreement, there being no legal prohibition preventing the closing from occurring and there having been no material adverse change in the assets or business being sold prior to the closing.
See "Proposal No. 1: Asset Sale to Parent and Purchasers—The Purchase Agreement." See also the copy of the Purchase Agreement attached hereto as Appendix A.
Q.	How will the proceeds from the asset sale be used?	A.
Proceeds from the asset sale will be used to repay our outstanding liabilities and obligations, to pay certain transaction costs, and upon the dissolution of A&M, together with other financial resources of A&M, to fund possible distributions to stockholders of A&M. See "Additional Matters Regarding Asset Sale—Use of Proceeds" and "Proposal No. 2: Dissolution of A&M—Possible Distributions to Stockholders."
Q.	What does the board of directors of A&M recommend?	A.
Our board of directors has unanimously determined it is in the best interests of A&M to enter into the purchase agreement and recommends a vote FOR approval and adoption of the purchase agreement and asset sale. See "Proposal No. 1: Asset Sale to Parent and Purchasers—Determination regarding the Asset Sale by the Board of Directors" for a description of the factors considered by our board of directors.
Q.	Do I have appraisal or dissenters' rights in connection with the asset sale?	A.	Under Delaware law, appraisal and dissenters' rights are not provided to stockholders in connection with the transaction contemplated by the purchase agreement.
Q.	What are the tax consequences of the asset sale to me?	A.
The asset sale will have no tax consequences to the stockholders of A&M. See "Additional Matters Regarding Asset Sale—Material U.S. Federal Income Tax Consequences of the Asset Sale." However, the dissolution of A&M will have tax consequences to stockholders of A&M. See "Proposal No. 2: Dissolution of A&M—Certain Federal Income Tax Consequences of Dissolution" and "Proposal No. 2: Dissolution of A&M—Certain State and Local Income Tax Consequences of Dissolution."

Q.	When is the closing expected to occur?	A.
The parties are working towards completing the transaction as quickly as possible. In addition to obtaining the authorization of our stockholders, the parties must satisfy or waive all of the closing conditions contained in the purchase agreement. The parties hope to complete the transaction promptly after the meeting of our stockholders, which is scheduled for , 2004. The parties may terminate the purchase agreement under circumstances specified in the purchase agreement, including if the closing has not taken place by September 24, 2004.
PROPOSAL No. 2: DISSOLUTION OF A&M
Q.	What does the plan of dissolution entail?	A.
The plan of dissolution provides for the voluntary liquidation, winding up and dissolution of A&M. It is the Company's current intention that the dissolution will take place upon the sale of substantially all its assets pursuant to the purchase agreement. In the event, however, that the asset sale is not consummated, the board of directors will seek other arrangements to liquidate and dissolve the Company. If the plan is approved and implemented, we will liquidate our remaining assets, satisfy or make reasonable provisions for our remaining obligations and make distributions to the stockholders of any available liquidation proceeds. However, if our board of directors determines, in the exercise of its fiduciary responsibilities, that liquidation and dissolution are not in the best interests of the Company or its stockholders, the board of directors may direct that the plan be abandoned, either before or after stockholder approval.
Q:	What alternatives to the asset sale, the dissolution and the plan of dissolution did we consider?	A.
Our board of directors previously undertook a review of the Company's strategic alternatives, including the possible sale of the Company or a number of its restaurants. This process culminated in the sale of the Company's Chart House brand and related assets as of July 30, 2002, but the Company was unable to effect a transaction relating to its Angelo & Maxie's business at that time. The Company subsequently undertook the process of attempting to sell the A&M business. The Company was not able to attract an offer for the entire A&M business which provided equivalent consideration to the combined offers it received for specific portions of the A&M business. See "Background of the Asset Sale." Our board of directors also considered the possible continuance of the Company's business operations and determined that such a course of action would not be advantageous and that the Company should be dissolved. See "Proposal No. 2: Dissolution of A&M—General."
Q:	What will happen if the plan of dissolution is not approved?	A.
The liquidation and dissolution of the Company will not occur and our board of directors will continue to explore other alternatives available for our future. In addition, we will be unable to make any cash distributions to our stockholders as contemplated by the plan of dissolution.

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Q:	When will the stockholders receive any payment from the liquidation?	A.
In the event the plan of dissolution is approved, we currently anticipate that the Company will petition the Delaware Court of Chancery in connection with the dissolution seeking to make a distribution or distributions as soon as practicable. However, the timing and amount of any distribution is within the discretion of the Delaware Court of Chancery and cannot be predicted with certainty. In addition, we cannot assure you that the Delaware Court of Chancery will allow any distribution.
Q:	What amount will common and preferred stockholders receive from our dissolution?	A.
Due to the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict the amounts which will ultimately be distributed to our stockholders should the plan of dissolution be implemented by the board of directors. In connection with the dissolution of A&M, holders of the preferred stock will be entitled to liquidating payments before any payment is made to holders of the common stock. The amount per share of the liquidating payment to holders of preferred stock will be the greater of (a) $2.25, plus all accrued but unpaid dividends to date, which as of , 2004, amounted to [$ ] per share and [$ ] in the aggregate, plus a ratable distribution of any remaining assets and funds along with holders of A&M's other equity securities (on an as-converted basis), provided that the additional distribution to such holders will not exceed $4.0 million in the aggregate, subject to reduction in certain circumstances; or (b) the amount determined by dividing (i) the total amount available for distribution, by (ii) the total number of outstanding shares of common stock, determined by treating the preferred stock on an as-converted basis. See "Proposal No. 2: Dissolution of A&M—Liquidation Payments to Holders of Preferred Stock."
Q.	What does the board of directors of A&M recommend?	A.
Our board of directors has unanimously determined it is in the best interests of A&M to dissolve and recommends a vote FOR approval and adoption of the dissolution and the plan of dissolution. See "Proposal No. 2: Dissolution of A&M" for a description of the factors considered by our board of directors.
Q:	Do I have appraisal and dissenters' rights in connection with the plan of dissolution?	A.	Under Delaware law, appraisal and dissenters' rights are not provided to stockholders in connection with the transaction contemplated by the plan of dissolution.
Q:	What are the Federal income tax consequences of the plan of dissolution to me?	A.
If the plan of dissolution is approved and implemented, a stockholder will realize, for Federal income tax purposes, gain or loss equal to the difference between (i) the sum of the cash plus the value of any property distributed to such stockholder directly or to a liquidating trust on the stockholder's behalf; and (ii) such stockholder's adjusted tax basis in his shares of our common stock and preferred stock. WE URGE EACH STOCKHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION.

PROPOSAL No. 3: NAME CHANGE
Q.	Why change the corporate name of A&M?	A.
The corporate name change is necessary in connection with the asset sale since A&M's name is associated with the assets to be transferred to the purchaser. If the name change is approved by the stockholders and the asset sale is consummated, A&M's new name will be "AM-CH, Inc." In the event that the asset sale is not consummated, the board of directors may elect not to cause A&M's name to be changed. See "Proposal No. 4: Corporate Name Change."
Q.	What does the A&M board of directors recommend?	A.	A&M's board of directors recommends a vote FOR the name change.
PROPOSAL No. 4: ELECTION OF DIRECTORS
Q.	Who are the proposed directors?	A.
Nominees for the three director positions are Linda Walker Bynoe, Jeffrey Klein and Stephen Ottmann. Each of the nominees are currently directors of the Company. See "Proposal No. 4: Election of Directors."
Q.	What does the A&M board of directors recommend?	A.	A&M's board of directors recommends a vote FOR each of the proposed nominees.

TABLE OF CONTENTS

INTRODUCTION	1
AVAILABLE INFORMATION	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	5
RISKS RELATED TO THE ASSET SALE	5
RISKS RELATED TO THE PLAN OF DISSOLUTION	5
YOU WILL NOT BE ABLE TO BUY OR SELL SHARES OF OUR COMMON STOCK	6
THE BOARD OF DIRECTORS MAY DETERMINE NOT TO PROCEED WITH THE DISSOLUTION	6
RISKS RELATED TO OUR BUSINESS	6
RISKS RELATED TO THE INVESTMENT COMPANY ACT OF 1940.	6
THE STOCKHOLDER MEETING	8
Time, Date And Place	8
Proposals	8
Independent Proposals	8
Required Vote	8
Voting Rights	8
Quorum and Voting	9
Proxies; Revocation of Proxies	9
Proxy Expenses	9
BACKGROUND OF THE ASSET SALE	10
PROPOSAL No. 1: ASSET SALE TO PARENT AND PURCHASERS	12
The Parties	12
Determination regarding the Asset Sale by the Board of Directors	12
The Purchase Agreement	13
Assets to be Sold Pursuant to the Purchase Agreement	13
Purchase Price	14
Assumed Liabilities	14
Repairs	14
Deposit	14
Purchasers' Rights and Obligations	15
Closing Date	15
Representations and Warranties	15

Indemnification	16
Survival of Representations and Warranties and Other Claims	16
Conduct of A&M Business Pending the Closing	17
Employee Matters	17
Conditions to the Consummation of the Asset Sale	17
Solicitation of Alternative Proposals	18
Termination	19
Effect of Termination	19
Fees and Expenses	19
Guarantees	20
ADDITIONAL MATTERS REGARDING ASSET SALE	21
Use of Proceeds	21
Certain Effects of Asset Sale	21
Material U.S. Federal Income Tax Consequences of the Asset Sale	21
Accounting Treatment of Asset Sale	21
No Appraisal or Dissenters' Rights	21
PROPOSAL No. 2: DISSOLUTION OF A&M	22
General	22
Principal Provisions of the Plan of Dissolution	22
Cessation of Business Activities	22
Certificate of Dissolution	23
Disposition of the Assets of the Company	23
Judicial Approval Process	23
Contingency Reserve	24
Indemnification of Directors and Officers	25
Certain Compensation Arrangements	25
Final Record Date	25
Surrender of Stock Certificates	25
Liquidating Trust	25
Amendment and Abandonment	26
Liquidation Payments to Holders of Preferred Stock	26
Possible Distributions to Stockholders	26
Contingencies; Creditors	27
Reporting Requirements	27

Trading of the Company's Common Stock and Preferred Stock	27
Listing and Trading of Interests in the Liquidating Trust	28
Government Approvals	28
Absence of Appraisal and Dissenters' Rights	28
Certain Federal Income Tax Consequences of Dissolution	28
Consequences to the Company	28
Consequences to Stockholders	29
The Liquidating Trust	29
Taxation of Non-United States Stockholders	30
Certain State and Local Income Tax Consequences of Dissolution	30
PROPOSAL No. 3: CORPORATE NAME CHANGE	31
UNAUDITED PRO FORMA FINANCIAL INFORMATION	32
FINANCIAL INFORMATION	34
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	35
Incentive Compensation	35
Options	35
EGI-Fund(01) Investors, L.L.C.	35
PROPOSAL No. 4: ELECTION OF DIRECTORS	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	39
SECURITY OWNERSHIP OF MANAGEMENT	41
EXECUTIVE OFFICERS OF COMPANY	42
EXECUTIVE COMPENSATION	43
Options/SAR Grants in Last Fiscal Year	43
Aggregated Options/SAR Exercises and Fiscal Year-End Option/SAR Value Table	43
Committees and Meetings of the Board of Directors	44
Corporate Governance	45
Compensation of Directors	45
Compensation Committee Interlocks and Insider Participation	45
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	46
Compensation Philosophy	46
2003 Chief Executive Officer Compensation	46
2003 Executive Officer Compensation	47
Policy on Deductibility of Compensation	47
PERFORMANCE GRAPH	48

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REPORT OF THE AUDIT COMMITTEE	49
INDEPENDENT PUBLIC ACCOUNTANTS	50
Principal Accountant	50
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	51
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
TRANSACTION OF OTHER BUSINESS	52
STOCKHOLDER PROPOSALS	52
HOUSEHOLDING OF PROXY MATERIALS	52
APPENDIX A—ASSET PURCHASE AGREEMENT
APPENDIX B—PLAN OF DISSOLUTION OF ANGELO AND MAXIE'S, INC.

INTRODUCTION

        At the Stockholder Meeting, holders of shares of A&M's Common Stock and Preferred Stock on                        , 2004 (the "Record Date") will consider and vote upon:

        (1)   a proposal to approve and adopt the Asset Purchase Agreement dated as of June 22, 2004 (the "Purchase Agreement"), by and among A&M, CH-AM Acquisition, Inc. ("CH-AM" or "Seller"), a Delaware corporation which is a wholly-owned subsidiary of A&M, A&M Acquisitions, LLC, a Delaware limited liability company ("Parent"), A&M Acquisition, LLC, a New York limited liability company and a wholly-owned subsidiary of Parent (the "New York Purchaser"), and A&M Acquisition, LLC, a Florida limited liability company and a wholly-owned subsidiary of Parent (the "Florida Purchaser" and, together with the New York Purchaser, the "Purchasers"), providing for the sale (the "Asset Sale") of two A&M restaurants located at 651 Okeechobee Boulevard, West Palm Beach, Florida and 233 Park Avenue South, New York, New York (the "A&M Restaurants"), all rights of Seller and A&M to the "Angelo and Maxie's" name and intellectual property, and the business and assets of A&M and Seller relating thereto (the "A&M Business"), to the Purchasers and Parent and the assumption by the Purchasers of certain liabilities related to the A&M Business;

        (2)   a proposal to approve the dissolution (the "Dissolution") of A&M and the adoption of the Plan of Dissolution substantially in the form attached as Appendix B to this proxy statement (the "Plan of Dissolution");

        (3)   a proposal to approve an amendment to A&M's Restated Certificate of Incorporation, as amended, to change A&M's corporate name from "Angelo and Maxie's, Inc." to "AM-CH, Inc." (the "Name Change");

        (4)   the election of three directors of A&M; and

        (5)   such other matters as may properly come before the Stockholder Meeting.

        The Purchase Agreement provides, subject to the approval of a majority of the votes attributable to the outstanding shares of Common Stock and Preferred Stock at the Stockholder Meeting and subject to the satisfaction or waiver of certain other conditions, for A&M to receive $4,500,000 in cash, subject to certain adjustments, in the transaction for the assets being sold pursuant to the Purchase Agreement (the "Assets"). See "Proposal No. 1: Asset Sale to Parent and Purchasers—The Purchase Agreement."

        A&M's Board of Directors (the "Board of Directors") has unanimously approved the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, and the Name Change as being in the best interests of A&M and recommends to the A&M stockholders that they vote FOR the approval and adoption of the all of these proposals and FOR each of the nominees proposed in the election of directors.

        The Delaware General Corporation Law ("DGCL") provides that a majority of the votes attributable to the outstanding shares of Common Stock and Preferred Stock, voting together as a class, is required to approve and adopt the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, and the Name Change. The election of directors will be determined by a plurality of the votes cast for each nominee.

        All of the shares of Common Stock and Preferred Stock represented by properly executed proxies received prior to or at the Stockholder Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, the Name Change, and each of the nominees proposed in the election of directors. A stockholder may revoke a proxy at any time prior to its use by delivering to the Secretary of A&M a signed notice of revocation or a later-dated and signed proxy or by attending the Stockholder Meeting and voting in person.

        The persons named as proxies are Kenneth R. Posner, President and Chief Executive Officer of A&M, and Greg Grosvenor, Chief Financial Officer and Secretary of A&M. The Board of Directors knows of no additional matters that will be presented for consideration at the Stockholder Meeting. Execution of the accompanying proxy, however, confers on the designated proxy holders discretionary authority to vote the shares of Common Stock and Preferred Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before, and all matters incident to the conduct of, the Stockholder Meeting or any adjournments or postponements thereof.

        The costs of preparing, assembling and mailing the proxy, this proxy statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by A&M. See "Proposal No. 1: Asset Sale to Parent and Purchasers—Fees and Expenses." In addition to the solicitation of proxies by use of the mails, directors, officers and employees of A&M, without receiving additional compensation, may solicit proxies by telephone, telecopier or personal interview. A&M also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock and Preferred Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

        These transactions have not been approved or disapproved by the Securities and Exchange Commission and the Commission has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

AVAILABLE INFORMATION

        A&M is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. SEC filings of A&M are also available to you free of charge at the SEC's website at www.sec.gov.

        Except as otherwise indicated herein, all information appearing in this proxy statement concerning A&M, including the narrative under "Background of the Asset Sale," has been supplied by A&M, and all information appearing in this proxy statement concerning the Purchasers and Parent has been supplied by the Purchasers and Parent. A&M assumes no responsibility for the accuracy or completeness of the information furnished by such other parties or contained in documents and records other than those filed by A&M or for any failure of such other parties to disclose events that may have occurred and may affect the significance or accuracy of such information and that are unknown to A&M. Likewise, the Purchasers and Parent assume no responsibility for the accuracy or completeness of the information furnished by A&M or contained in documents and records other than those provided by the Purchasers and Parent, or for any failure by A&M to disclose events that may have occurred and that may affect the significance or accuracy of such information and that are unknown to the Purchasers or Parent.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by A&M or any other person.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents incorporated herein by reference contain forward-looking statements that have been made pursuant to provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent A&M's expectations or beliefs concerning future events, including any statements regarding: the use of the cash consideration to be received by A&M under the Purchase Agreement, future sales and gross profits percentages, the continuation of historical trends, and the sufficiency of A&M's cash balances, and cash generated from operating, financing and/or investing activities for A&M's future liquidity and capital resource needs, or the expected distributions to stockholders in connection with the Dissolution. Without limiting the foregoing, the words "believes," "intends," "projects," "plans," "expects," "anticipates," and similar expressions are intended to identify forward-looking statements. A&M cautions that these statements are further qualified by important economic and competitive factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risk of the restaurant industry, an industry with many well-established competitors with greater financial and other resources than A&M, and the impact of changes in consumer trends, employee availability and cost increases. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

RISK FACTORS

THERE ARE MANY FACTORS THAT STOCKHOLDERS SHOULD CONSIDER WHEN DECIDING WHETHER TO VOTE TO APPROVE THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT. SUCH FACTORS INCLUDE THE RISK FACTORS RELATED TO THE ASSET SALE, THE DISSOLUTION AND OUR BUSINESS PROSPECTS, AS WELL AS ADDITIONAL DATA SET FORTH IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2003, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 29, 2004 AND OTHER FACTORS SET FORTH BELOW.

RISKS RELATED TO THE ASSET SALE

WE CANNOT BE SURE IF OR WHEN THE ASSET SALE WILL BE COMPLETED.

        The consummation of the Asset Sale is subject to the satisfaction of various conditions, including the requirement that we obtain stockholder approval for the proposed transaction.

        We cannot guarantee that we will be able to satisfy the closing conditions set forth in the Purchase Agreement. If we are unable to satisfy the closing conditions, the other parties will not be obligated to complete the transaction.

        If the Asset Sale is not approved by our stockholders or does not close, our Board of Directors, in discharging its fiduciary obligations to our stockholders, will be compelled to evaluate other alternatives which may be less favorable to our stockholders than the Asset Sale.

RISKS RELATED TO THE PLAN OF DISSOLUTION

WE WILL NOT KNOW THE AMOUNT OR TIMING OF LIQUIDATION DISTRIBUTIONS AT THE TIME OF THE SPECIAL MEETING.

        In the event the Plan of Dissolution is approved, we currently anticipate that the Company will petition the Delaware Court of Chancery in connection with the Dissolution seeking to make a distribution or distributions as soon as practicable. However, the timing and amount of the distribution or distributions are within the discretion of the Delaware Court of Chancery and cannot be predicted with certainty. In addition, we cannot assure you that the Delaware Court of Chancery will allow any distribution.

        Moreover, any amounts to be received by our stockholders in liquidation may be less than the price or prices at which the Common Stock or the Preferred Stock has recently been quoted or may be quoted in the future on the NASD OTC Bulletin Board.

STOCKHOLDERS MAY BE LIABLE TO OUR CREDITORS FOR THE AMOUNT RECEIVED FROM US IF OUR RESERVES ARE INADEQUATE.

        If the Plan of Dissolution is approved by the stockholders, the Company intends to file a Certificate of Dissolution with the State of Delaware dissolving the Company. Pursuant to the DGCL, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling us gradually to dispose of our assets, to discharge our liabilities and to distribute to our stockholders any remaining assets.

        Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities during this three-year period, each stockholder could be held liable for payment to our creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts). Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Any contingency reserve established by us may not be adequate to cover any expenses and liabilities.

YOU WILL NOT BE ABLE TO BUY OR SELL SHARES OF OUR COMMON STOCK AFTER THE CERTIFICATE OF DISSOLUTION IS FILED.

        If the Dissolution proposal is approved by our stockholders, we will close our transfer books on the date on which the Company files a Certificate of Dissolution with the Secretary of State of the State of Delaware under Delaware law (the "Final Record Date") and we expect that our Common Stock and Preferred Stock will cease to be quoted on the NASD OTC Bulletin Board. After the Final Record Date, we will not record any further transfers of our Common Stock or Preferred Stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our Common Stock upon exercise of outstanding options or warrants.

THE BOARD OF DIRECTORS MAY DETERMINE NOT TO PROCEED WITH THE DISSOLUTION

        Even if the Dissolution proposal is approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary responsibilities to the Company and its stockholders, not to proceed with the Dissolution.

RISKS RELATED TO OUR BUSINESS

        The Company has incurred substantial losses for the five year period ended December 29, 2003. Lack of profitability would harm our financial condition and adversely affect our business. The Company cannot assure that it will not continue to incur substantial losses if it continues to conduct its operations.

        If the Company continues to operate its business, the Company will continue to incur claims, liabilities and expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), each of which may reduce amounts available for operations, or ultimately, for possible distributions to the stockholders.

        The Company would also continue to face competition within the restaurant industry, an industry with many well-established national, regional and independent competitors with greater financial and other resources than the Company. The Company would also continue to be subject to the impact of changes in consumer trends, employee availability and cost increases.

RISKS RELATED TO THE INVESTMENT COMPANY ACT OF 1940.

        If we invest our cash and/or cash equivalents in investment securities, we may be subject to regulation under the Investment Company Act of 1940 (the "1940 Act"). If we are deemed to be an investment company under the 1940 Act because of our investment securities holdings, we must register as an investment company under the 1940 Act. As a registered investment company, we would be subject to the further regulatory oversight of the Division of Investment Management of the Commission, and our activities would be subject to substantial regulation under the 1940 Act. In addition, in order to come within certain exemptive rules under the 1940 Act, at least 75% of our directors would need to be "independent" under the 1940 Act and we would need to have an independent chairman. We would seek to hire an investment adviser registered under the Investment Advisers Act of 1940 to manage our assets, and such investment adviser would be entitled to management fees. We would also require the services of a custodian to maintain our securities, which custodian would be entitled to custodial fees. In addition to registering with the Commission, we would need to file annual, semi-annual and quarterly reports with the Commission, and distribute annual and semi-annual reports to our stockholders.

        Although we do not intend to become an investment company and we intend to limit the investments of our assets to government securities and other investments that do not subject us to regulation under the 1940 Act, if we were deemed to have invested in investment securities and did not register under the 1940 Act, we would be in violation of the 1940 Act and we would be prohibited from engaging in business or selling our securities and could be subject to civil and criminal actions for doing so. In addition, our contracts would be voidable and a court could appoint a receiver to take control of us and liquidate us. Therefore, our classification as an investment company could materially adversely affect our business, results of operations and financial condition.

THE STOCKHOLDER MEETING

Time, Date And Place

        The meeting of the stockholders of A&M will be held on [                        , 2004] at 9:00 a.m., Central Time, at [One N. Franklin Street, 3rd Floor, Chicago, Illinois 60606].

Proposals

        At the Stockholder Meeting, holders of shares of Common Stock and Preferred Stock on the Record Date will consider and vote upon (i) a proposal to approve and adopt the Purchase Agreement, providing for the Asset Sale, (ii) a proposal to approve the Dissolution of A&M and the Plan of Dissolution, (iii) a proposal to approve the Name Change, (iv) the election of three directors of the Company; and (v) such other matters as may properly come before the Stockholder Meeting. Descriptions of the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, the Name Change, and the election of directors are included in this proxy statement. Copies of the Purchase Agreement and the Plan of Dissolution are attached as Appendix A and Appendix B, respectively, hereto.

Independent Proposals

        The Asset Sale proposal, the Dissolution proposal and the Name Change proposal are independent proposals. A vote for or against one proposal does not count as a vote for or against the other proposals. HOWEVER, THE BOARD OF DIRECTORS BELIEVES THAT THE FOREGOING PROPOSALS ARE INTEGRAL PARTS OF AN OVERALL PLAN, AND THAT SUCH PROPOSALS REPRESENT THE BEST ALTERNATIVES FOR MAXIMIZING STOCKHOLDER VALUE.

        In addition, the change of A&M's corporate name is necessary in connection with the Asset Sale and if the Name Change proposal is not approved by A&M's stockholders, the Asset Sale may not take place.

        In the event the Asset Sale proposal is not approved by our stockholders, but the Dissolution and the Plan of Dissolution are approved, then our Board of Directors, in accordance with its fiduciary obligations to our stockholders, may take other steps it deems advisable and in the best interests of our stockholders to dispose of the Company's assets in a manner designed to maximize stockholder value. If the Asset Sale proposal is approved, but the Dissolution and the Plan of Dissolution are not approved, then there will be no liquidation or dissolution of the Company and we will not distribute any cash or other assets to our stockholders in accordance with the Plan of Dissolution.

Required Vote

        For each of the proposals to be voted on at the Stockholder Meeting, all outstanding shares of Common Stock and Preferred Stock vote together as a single class. In accordance with the terms of the DGCL, a majority of the votes attributable to the outstanding shares of the Common Stock and Preferred Stock is required to approve and adopt the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, and the Name Change. The election of directors will be determined by a plurality of the votes cast for each nominee.

Voting Rights

        Only holders of shares of Common Stock and Preferred Stock on the Record Date will be entitled to vote at the Stockholder Meeting. On the Record Date,                         shares of Common Stock and                        shares of Preferred Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held and one vote for each six shares of Preferred Stock held on each of the foregoing proposals, and on any other matter properly brought before the Stockholder Meeting.

Quorum and Voting

        The presence at the Stockholder Meeting, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business at the Stockholder Meeting. Shares which expressly abstain from voting and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present at the Stockholder Meeting but not voted on a particular matter) are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter.

        Assuming a quorum is present, the election of directors will be determined by a plurality of the votes cast for each nominee. In the case of shares that are present at the Stockholder Meeting for quorum purposes, not voting those shares for a particular nominee for director (including withholding authority on the proxy) will not operate to prevent the election of that nominee if he or she otherwise receives the requisite affirmative votes.

        In the event that a quorum is not present at the time the Stockholder Meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Stockholder Meeting and the persons named in the enclosed proxy will vote all shares of Common Stock and Preferred Stock for which they have voting authority in favor of that adjournment, unless authority to do so is withheld by checking the appropriate box on the proxy card.

Proxies; Revocation of Proxies

        Any proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the proxy, by delivering a written notice of revocation to A&M's Secretary, by executing and delivering a later-dated proxy or by attending the Stockholder Meeting and voting in person.

        Unless contrary instructions are indicated on the proxy card, all shares of Common Stock and Preferred Stock represented by valid proxies will be voted FOR the approval and adoption of the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, the Name Change, and each of the nominees in the election of directors, and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Stockholder Meeting. As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Stockholder Meeting other than the vote on the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution, the Name Change, and the election of directors. If a stockholder gives specific voting instructions by checking the boxes on the proxy card, the shares of Common Stock and Preferred Stock will be voted in accordance with such instructions. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their best judgment on any other matters properly brought before the Stockholder Meeting and discretionary authority to do so is included in the proxy.

        The persons named as proxies are Kenneth R. Posner, President and Chief Executive Officer of A&M, and Greg Grosvenor, Chief Financial Officer and Secretary of A&M.

Proxy Expenses

        The costs of preparing, assembling and mailing the proxy, this proxy statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by A&M. See "Proposal No. 1: Asset Sale to the Parent and Purchasers—Fees and Expenses." In addition to the solicitation of proxies by use of the mails, directors, officers and employees of A&M, without receiving additional compensation, may solicit proxies by telephone, telecopier or personal interview. A&M also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock and Preferred Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

BACKGROUND OF THE ASSET SALE

        On December 12, 2001, the Board of Directors met and determined that in light of the amounts outstanding under the Company's Credit Agreement that were then scheduled to mature on April 30, 2002 and the general economic outlook of the restaurant industry, it was advisable and in the best interests of the Company to pursue strategic business alternatives, including the possible sale of the Company or a number of the Company's restaurants. At the meeting, the Board of Directors authorized the engagement of U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray") to act as the Company's exclusive financial advisor in connection with the Board of Directors' review and evaluation of a potential transaction in accordance with the terms and conditions contained in an engagement letter dated December 5, 2001. The retention of U.S. Bancorp Piper Jaffray and the fact that the Company was pursuing strategic alternatives, including the possible sale of the Company, were announced in a press release issued December 12, 2001.

        Following its retention, U.S. Bancorp Piper Jaffray contacted approximately 55 prospective purchasers. Of these prospective purchasers, approximately 40 were sent a confidential descriptive memorandum prepared by U.S. Bancorp Piper Jaffray (the "Offering Memorandum"). The Offering Memorandum included information on the consolidated business of the Company and specific detail on its two individual restaurant brands, Chart House and Angelo & Maxie's. Each recipient signed a confidentiality agreement prior to receipt of an Offering Memorandum. U.S. Bancorp Piper Jaffray requested indications of interest on or before January 31, 2002.

        This strategic alternatives process resulted in the sale of the Chart House brand and related assets to Landry's Restaurant's, Inc. ("Landry's") as of July 30, 2002. In connection with this sale, the Company received approximately $55.3 million of consideration, consisting of cash and the assumption of certain liabilities. None of the groups that received the Offering Memorandum communicated serious interest in the Angelo & Maxie's brand and related assets at this time despite targeted follow up with those groups the Company felt were most likely to have an interest in this concept.

        Following the public announcement on May 20, 2002 by the Company of the execution of an agreement providing for the sale to Landry's, the Company began again to contact certain of the recipients of the Offering Memorandum, as well as several groups that were not previously involved in the process. The Company and its Board of Directors believed that certain parties might have an interest in a transaction once the largest portion of the Company's assets were under contract to be sold, and that the new singular steakhouse concept focus of the A&M Business and its growth potential, as well as the smaller size of the transaction, might fit better into those parties' strategic direction. This effort was unsuccessful.

        Immediately after the closing of the Landry's transaction, the Company refocused on the pursuit and resolution of its strategic alternatives review. To that end, a new offering process was launched utilizing an updated Offering Memorandum focused on the sale of the Company and the A&M Business. In late August of 2002, 81 parties were contacted to explore their interest in a transaction for the sale of the Company or the A&M Business. Several proposals were received for the sale of the A&M Business during the fourth quarter of 2002. In addition to the proposals received for the sale of the A&M Business, several parties expressed various levels of interest in portions of A&M's assets.

        Three of the offers for the assets of the A&M Business received in the fourth quarter of 2002 were carefully reviewed and analyzed by the Company and its Board of Directors, ultimately resulting in the offers being deemed unacceptable for various reasons, including but not limited to unacceptable levels of consideration, unclear and undeterminable financing, and lack of interest in the complete A&M Business. During the first nine months of 2003, the Company held additional discussions with two of those parties seeking improvement in their offers, and while certain improvements were made in the offers, they were still viewed to be unacceptable by the Company and its Board of Directors.

        While these discussions were being pursued, additional parties which had not been contacted previously approached the Company to explore their interest. In addition, a group which had previously indicated it was not interested in a transaction re-approached the Company. Approximately 10 groups were involved in this process. Certain of these groups began to develop proposals and to communicate them to the Company in the latter part of the first quarter of 2003. Most of those proposals made to the Company were incomplete, limited in scope, and lacking in consideration and were therefore rejected by the Company and its Board of Directors.

        McCormick & Schmick ("M&S") began serious discussions with the Company late in the second quarter of 2003 which resulted in an initial offer for three of the A&M restaurants in July 2003. M&S's interest was driven by the location of three of the five restaurants as they fit well with M&S's core seafood and grill concepts growth objectives. Negotiations continued throughout the summer and culminated in a non-binding proposal delivered by M&S to the Company on July 31, 2003. The Company publicly announced the proposed transaction on August 12, 2003 and consummated the sale of the three A&M restaurants to M&S on January 7, 2004. In connection with the sale, the Company received approximately $5.4 in cash consideration. The M&S transaction was superior to all the other offers previously received for this subset of A&M's assets.

        A prospective buyer first delivered a proposal for the two A&M restaurants which were not the subject of M&S's proposal and the Angelo & Maxie's brand on April 14, 2003. This proposal was deemed unacceptable by the Company for a variety of reasons, including, but not limited to, the amount of consideration. Subsequently, this prospective buyer's proposal was revised on five occasions with respect to consideration, financing, and other terms and conditions. These proposals culminated in a Letter of Intent dated September 15, 2003 between the Company and this prospective buyer (the "LOI Party") which the Company and its Board of Directors deemed acceptable on the basis of its total consideration, and because it related to assets other than those proposed to be sold to M&S (the "Remaining Assets"). Moreover, the proposed financing, as analyzed by the Company, initially appeared to be feasible. Contemporaneously, the Company received another proposal for the Remaining Assets from another group which was inferior with regard to consideration and contingent on financing and was therefore rejected by the Company and its Board of Directors.

        The LOI Party was unable to obtain financing, and the letter of intent with the LOI Party was allowed to expire. The group that had previously bid unsuccessfully on the Remaining Assets (the "Alternative Group") improved its offer and presented improved evidence of financing. The Alternative Group's proposal was presented to and accepted by the Board of Directors on March 22, 2004. In April 2004, however, it became apparent that the Alternative Group's financing was not confirmed, and the Purchasers and Parent, which are affiliated with certain members of the Alternative Group, presented a revised bid with committed financing. Separately, during April 2004, when it appeared that the Alternative Group would not be able to perform under its letter of intent, A&M management approached another potential buyer. This prospective buyer, a restaurant owner and operator which was familiar with the Remaining Assets, indicated a value materially below that offered by the Purchaser and Parent and required additional due diligence and a closing near the end of 2004. Management viewed this possible transaction to be inferior to the offer made by the Purchasers and Parent.

        The offer by the Purchasers and Parent, in substantially final form, was presented to and accepted by the Board of Directors on June 21, 2004. On June 22, 2004, the parties executed and delivered the Purchase Agreement.

PROPOSAL No. 1: ASSET SALE TO PARENT AND PURCHASERS

The Parties

Angelo and Maxie's, Inc.

        Angelo and Maxie's, Inc. operates two full-service steakhouse restaurants located in New York and Florida. A&M's Common Stock and Preferred Stock are quoted on the NASD OTC Bulletin Board under the trading symbols AGMX and AGMXP, respectively.

        A&M is a Delaware corporation with its principal executive offices located at 2 North Riverside, Seventh Floor, Chicago, Illinois 60606. Its telephone number is (312) 466-3950.

CH-AM Acquisition, Inc.

        CH-AM Acquisition, Inc. is a wholly-owned subsidiary of A&M through which A&M operates the A&M Business.

        CH-AM Acquisition, Inc. is a Delaware corporation with its principal executive offices located at 2 North Riverside, Seventh Floor, Chicago, Illinois 60606. Its telephone number is (312) 466-3950.

Parent

        A&M Acquisitions, LLC is a Delaware limited liability company with its principal executive offices located at 12 Bond Street, Great Neck, New York 11021. Its telephone number is (516) 773-4271.

New York Purchaser

        A&M Acquisition, LLC is a New York limited liability company with its principal executive offices located at 12 Bond Street, Great Neck, New York 11021. Its telephone number is (516) 773-4271.

Florida Purchaser

        A&M Acquisition, LLC is a Florida limited liability company with its principal executive offices located at 12 Bond Street, Great Neck, New York 11021. Its telephone number is (516) 773-4271.

Determination regarding the Asset Sale by the Board of Directors

        At its June 21, 2004 meeting, the Board of Directors determined that it is in the best interest of the Company to enter into the Purchase Agreement and unanimously resolved to recommend to the Company's stockholders that they approve and adopt the Asset Sale and the Purchase Agreement and the transactions contemplated thereby.

        In making its determination with respect to the fairness of the Asset Sale and in approving the Purchase Agreement, the Board of Directors considered a number of potential benefits of the Asset Sale, including those listed below.

        The Asset Sale would enable the Company to realize immediately the value of the A&M Business in cash in the amount of $4,500,000 and to transfer liabilities relating to previously issued gift certificates and relieve itself of certain possible repair obligations relating to the New York Restaurant (as defined below).

        There were significant risks associated with continuing to operate the A&M Business in light of the Company's financial condition, the net losses realized by the Company in each of the last three fiscal years and prospects in the restaurant industry generally.

        The Purchase Agreement contains no financing or due diligence contingency and, as a result, there was a strong likelihood that the Company would be able to consummate the Asset Sale successfully and in a timely manner.

        The Company had conducted an extensive review of prospective purchasers and, as a result, the Board of Directors considered it unlikely that the Company would find a qualified buyer, whose offer was not subject to a financing contingency, who was interested in pursuing a transaction on terms, including purchase price, as favorable as those in the Purchase Agreement.

        The Company's management was strongly in favor of the Asset Sale. In addition, one of the principals of the Purchasers and Parent is the general manager of the New York Restaurant, has supervisory responsibilities over the Florida Restaurant and has been affiliated with the Angelo and Maxie's restaurant concept since its inception.

        The Board of Directors also identified and considered several potentially negative factors relating to the Asset Sale, which are set forth below.

        The closing of the Asset Sale is subject to a number of conditions, including the approval of the Company's stockholders, receipt of various consents of third parties and the truth and accuracy of the Company's representations and warranties, which factors create a degree of uncertainty as to whether the closing would occur and restrict management's ability to make strategic decisions with respect to the A&M Business during the period prior to closing.

        The failure of the Asset Sale to occur for any reason could adversely affect the A&M Business through loss of employees and other factors.

        The Company has agreed to indemnify Parent and the Purchasers for various losses, which could effectively reduce the total consideration the Company receives from the Asset Sale.

        The Board of Directors concluded that the potentially negative factors were outweighed by the potential benefits to be gained by the Asset Sale. The members of the Board of Directors evaluated all of the factors described above in view of their knowledge of the business and operations of the Company and their own business judgment. In light of the wide variety of factors considered in connection with its evaluation of the Asset Sale, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weight to different factors.

        It is expected that, if the Asset Sale is not consummated in accordance with the terms of the Purchase Agreement, the Board of Directors will proceed with the dissolution of A&M.

The Purchase Agreement

        The following discussion is a summary of the material provisions of the Purchase Agreement. This summary and all other discussions of the terms and conditions of the Purchase Agreement included elsewhere in this proxy statement are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference. Capitalized terms used but not defined in this proxy statement have the meanings set forth in the Purchase Agreement.

Assets to be Sold Pursuant to the Purchase Agreement

        The assets to be sold pursuant to the Purchase Agreement consist of substantially all of the assets, properties and rights of Seller used in the conduct of the business of, or generated by or constituting, two A&M restaurants located at 651 Okeechobee Boulevard, West Palm Beach, Florida (the "Florida Restaurant") and 233 Park Avenue South, New York, New York (the "New York Restaurant," and with the Florida Restaurant, the "A&M Restaurants"), all rights of Seller and A&M to the "Angelo and

Maxie's" name and intellectual property, and the business and assets of A&M and Seller relating thereto, but not including any excluded assets. The excluded assets include, among other things, any cash or cash equivalents held by A&M or Seller (other than cash on hand in Seller's restaurants on the Closing Date), certain assets located at, on or in A&M's corporate headquarters, the rights of Seller under certain contracts set forth in the Purchase Agreement, other current assets, and all accounts receivable and related items of A&M or Seller arising prior to the Closing Date and relating to the A&M Business.

Purchase Price

        The Purchasers have agreed to pay Seller $4,500,000 in cash for the assets sold pursuant to the Purchase Agreement, subject to certain adjustments set forth below, and have agreed to assume certain accrued liabilities of the A&M Business. The Purchasers also have agreed to assume liability for certain of Seller's assigned contracts, and Seller's permits and permitted liens. The cash portion of the purchase price is subject to the following adjustments:

  •
  The cash purchase price will be increased by the amount of the current assets of the A&M Business (consisting of Seller's inventory, cash on hand in the A&M Restaurants and prepaid expenses) as of the Closing Date.

  •
  The cash purchase price will be decreased by the amount of liabilities of the A&M Business as of the Closing Date for previously issued gift certificates.

        Parent has made a representation and warranty to Seller and A&M in the Purchase Agreement regarding the financing commitments that it has obtained with respect to the transactions contemplated by the Purchase Agreement.

Assumed Liabilities

        On the Closing Date, the Purchasers will assume certain liabilities of Seller including, without limitation, liabilities arising out of previously issued gift certificates, all liabilities and obligations in respect of assigned contracts, liabilities and obligations under or arising under any permits, all liabilities and obligations under or arising under any permitted liens, the maintenance of a letter of credit as security under a specified lease, and all liabilities and obligations incurred in, resulting from or arising out of the use, operation, ownership or control of the assets sold pursuant to the Purchase Agreement or the operation of the A&M Business after the Closing Date (the "Assumed Liabilities").

Repairs

        Under the Purchase Agreement, the New York Purchaser has agreed to undertake the repair and remediation of the exhaust system and kitchen floor located in the New York Restaurant prior to the closing. The cost and expenses incurred with respect to the repair and remediation work will be borne by New York Purchaser, except that, if the Purchase Agreement is terminated for any reason other than by A&M in the event the closing has not occurred by September 24, 2004, under circumstances where Parent would not also be permitted to terminate the Purchase Agreement, or in the event that Parent or the Purchasers have breached in any material respect any representation, warranty, covenant or agreement contained in the Purchase Agreement which has not been cured or waived, then A&M will be required to promptly reimburse the New York Purchaser for the cost and expenses incurred by it in connection with the repair and remediation work in the New York Restaurant.

Deposit

        Concurrent with execution of the Purchase Agreement, Parent delivered a deposit of $450,000 to be held by an escrow agent in accordance with the terms of an escrow agreement among Parent, Seller and the escrow agent. If the closing occurs under the Purchase Agreement, the deposit will be applied to the purchase price at closing. If the Purchase Agreement is terminated by A&M in the event the closing has not occurred by September 24, 2004, under circumstances where Parent would not also be permitted to terminate the Purchase Agreement, or in the event that Parent or the Purchasers have breached in any material respect any representation, warranty, covenant or agreement contained in the Purchase Agreement which has not been cured or waived, then the deposit will be transferred to Seller as liquidated damages. If the Purchase Agreement is terminated for any other reason, then Parent will be entitled to the return of the deposit.

Purchasers' Rights and Obligations

        The Purchase Agreement provides that the New York Purchaser is acquiring the assets and assuming the assumed liabilities, in each case, to the extent related to the New York Restaurant, and the Florida Purchaser is acquiring the assets and assuming the assumed liabilities, in each case, to the extent related to the Florida Restaurant. The closing of the sale and purchase of the assets of the New York Restaurant is conditioned upon the concurrent sale and purchase of the assets of the Florida Restaurant, and the sale and purchase of the assets of the Florida Restaurant is conditioned upon the concurrent sale and purchase of the assets of the New York Restaurant.

Closing Date

        Unless A&M, Seller, Parent and the Purchasers agree otherwise, the Asset Sale will take place on September 10, 2004, or, if later, when all conditions to the consummation of the Asset Sale have been satisfied or waived (the "Closing Date").

Representations and Warranties

        Seller has made certain representations and warranties to Parent and the Purchasers in the Purchase Agreement relating to, among other things:

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  corporate organization and qualification;

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  A&M's and Seller's certificates of incorporation and by-laws;

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  authority relative to the Purchase Agreement;

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  the lack of conflict between the Purchase Agreement and the certificates of incorporation and by-laws of A&M and Seller and laws, rules and regulations;

  •
  required filings or consents;

  •
  financial statements of the A&M Restaurants;

  •
  the absence of certain changes or events;

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  the absence of litigation;

  •
  this proxy statement;

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  the required stockholder vote;

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  title to the assets sold pursuant to the Purchase Agreement;

  •
  ownership of tangible assets;

  •
  contracts;

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  real property;

  •
  compensation of employees and employee and labor matters;

  •
  taxes;

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  intellectual property;

  •
  gift certificates;

  •
  compliance with environmental law; and

  •
  permits.

        Parent and the Purchasers, jointly and severally, have made certain representations and warranties to A&M and Seller in the Purchase Agreement relating to, among other things:

  •
  corporate organization and qualification;

  •
  authority relative to the Purchase Agreement;

  •
  the lack of conflict between the Purchase Agreement and the organizational documents of Parent and the Purchasers, laws, rules and regulations and certain agreements of Parent and the Purchasers;

  •
  required filings or consents;

  •
  this proxy statement;

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  availability of funds;

  •
  Parent's and the Purchasers' business activities; and

  •
  Parent's and the Purchasers' financial capability.

Indemnification

        Seller has agreed to indemnify Parent, the Purchasers, their affiliates and their respective officers, directors, employees, agents and successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties suffered or incurred by any of them arising out of or resulting from (i) the breach of any covenant or agreement by A&M or Seller contained in the Purchase Agreement or in any exhibit, schedule or certificate delivered under the Purchase Agreement, or (ii) the failure of Seller to pay or otherwise discharge the excluded liabilities. No claim may be made against A&M or Seller unless and only to the extent that the aggregate of the losses exceed $50,000, and then only with respect to that portion of the losses that exceed $50,000. In addition, A&M and Seller shall have their indemnification liabilities capped at 35% of the purchase price.

        Parent and the Purchasers, jointly and severally, have agreed to indemnify A&M and Seller, their affiliates, and their respective officers, directors, employees, agents, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties suffered or incurred by any of them arising out of or resulting from (i) the breach of any covenant or agreement by Parent or the Purchasers contained in the Purchase Agreement or in any exhibit, schedule or certificate delivered under the Purchase Agreement, (ii) the failure of the Purchasers to timely pay, perform or otherwise discharge the Assumed Liabilities, or (iii) the use, operation, ownership or control of any of the assets sold pursuant to the Purchase Agreement or the operation of the A&M Business on or after the Closing Date.

Survival of Representations and Warranties and Other Claims

        Except for certain specified surviving obligations, the representations, warranties, covenants and other agreements made in the Purchase Agreement will not survive the closing. Certain covenants and agreements, along with other indemnified claims, will survive for twelve months after the Closing Date, and certain of the surviving obligations will survive in accordance with their terms.

Conduct of A&M Business Pending the Closing

        A&M and Seller have agreed that, pending the closing, they will operate the A&M Business solely in the ordinary course consistent with past practice. Without limitation of the foregoing, Seller has agreed that it will not, insofar as it relates to the A&M Business or the assets to be sold pursuant to the Purchase Agreement, increase in any manner the compensation of any of its employees other than salary increases given to employees in the ordinary course of business and consistent with past practice, or make purchases of inventory other than in the ordinary course of business and consistent with past practice.

        A&M has also agreed to provide Parent representatives reasonable access to A&M's and Seller's properties, books and records and employees.

Employee Matters

        Purchasers have agreed that, on or after the Closing Date, they will offer employment to substantially all employees of the A&M Business (each, a "Transferred Employee"). Purchasers have agreed to provide all Transferred Employees with base salary or wage compensation substantially similar to that provided by Seller on the Closing Date. With respect to non-wage terms and conditions of employment, Purchasers have agreed to provide arrangements that are substantially comparable to those provided to such employees by Seller on the Closing Date. Seller shall, as of the Closing Date, discharge all obligations of Seller to Transferred Employees for any unused vacation pay entitlement.

        Purchasers may choose not to extend offers of employment to up to six employees. As to the three of such employees, Seller will be obligated to pay any severance pay to which such persons are entitled. As to the remaining three employees, the Purchasers will reimburse Seller for any severance pay required to be paid by Seller to such persons.

Conditions to the Consummation of the Asset Sale

        Pursuant to the Purchase Agreement, the obligations of Parent and the Purchasers to effect the transactions contemplated by the Purchase Agreement are subject to, among other things:

  •
  the representations and warranties of A&M and Seller being true and accurate in all material respects;

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  the performance and compliance, in all material respects, of A&M and Seller with all agreements and conditions required by the Purchase Agreement to be performed or complied with by them prior to the closing;

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  there being no injunction, restraining order or other order or legal restraint or prohibition in effect that would prevent the consummation of the transactions contemplated by the Purchase Agreement;

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  the receipt by the Purchasers of all required consents;

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  the receipt by the Purchasers of consents from the landlords, and in connection with the landlord consents, A&M and/or Seller having been released from any guarantee or other obligations under any lease, including any obligation to provide a letter of credit to any landlord under any lease; and

  •
  there being no change in respect of the assets sold pursuant to the Purchase Agreement or the A&M Business resulting in a material adverse effect since the date of the Purchase Agreement.

Pursuant to the Purchase Agreement, Parent and the Purchasers may waive any of the closing conditions listed above in their sole discretion.

        In addition, the obligations of A&M and Seller to effect the transactions contemplated by the Purchase Agreement are subject to, among other things:

  •
  the representations and warranties of Parent and the Purchasers being true and accurate in all material respects;

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  the performance and compliance, in all material respects, of Parent and the Purchasers with all agreements and conditions required by the Purchase Agreement to be performed or complied with by them prior to the closing;

  •
  there being no injunction, restraining order or other order or legal restraint or prohibition in effect that would prevent the consummation of the transactions contemplated by the Purchase Agreement;

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  A&M and Seller having received all required consents and landlord's consents, and in connection with the landlord consents, A&M and/or Seller having been released from any guarantee or other obligations under any lease, including any obligation to provide a letter of credit to any landlord under any lease, and Parent or the Purchasers, to the extent required, having provided a substitute guaranty or letter of credit and having satisfied their obligation to provide certain financial information to the extent requested by any landlord; and

  •
  the requisite company vote required to approve the Purchase Agreement and the transactions contemplated thereby having been obtained.

        Pursuant to the Purchase Agreement, Seller and A&M may waive any of the foregoing closing conditions in their sole discretion.

Solicitation of Alternative Proposals

        Under the Purchase Agreement, neither Seller nor A&M may, directly or indirectly, (i) engage in any transaction, including any merger or sale of the capital stock of Seller, involving, directly or indirectly, the sale or other disposition of the assets and properties of Seller, (ii) take any action to assist, solicit, receive, negotiate, encourage, discuss, entertain or accept any offer or inquiry from any other person or entity regarding, or reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any such transaction, (iii) furnish any information with respect to Seller or the A&M Business to any person who Seller or A&M knows or has reason to believe is in the process of considering any such transaction, or (iv) otherwise cooperate in any way with or assist, participate in, facilitate or encourage any effort or attempt by any other person to make or enter into an agreement with respect to any such transaction.

        However, at any time prior to the Stockholder Meeting, the Board on behalf of A&M and Seller may upon the bona fide unsolicited request of a third party furnish information or data relating to the assets and the A&M Business for the purposes of such a transaction and participate in negotiations with a person making an unsolicited bona fide proposal if the Board believes that to do so could reasonably lead to a superior proposal, and the Board may withdraw or modify its recommendation relating to the Purchase Agreement or the transactions contemplated thereby if the Board determines in good faith that the transactions contemplated thereby are no longer in the best interests of A&M's stockholders and that such withdrawal or modification is, therefore, advisable in order to satisfy its fiduciary duties to A&M's stockholders under applicable law.

Termination

        The Purchase Agreement may be terminated at any time prior to the closing as follows:

  •
  by mutual written consent of A&M and Parent;

  •
  by A&M or Parent if the closing has not occurred by September 24, 2004, provided, however, that the right to terminate the Purchase Agreement is not available to any party whose failure to perform any obligation under the Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date;

  •
  by A&M or Parent, if any court of competent jurisdiction or governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the payment of the purchase price and such order, decree, ruling or other action shall have become final and nonappealable;

  •
  by A&M or Parent, if the Board of Directors shall have authorized A&M to enter into a written agreement concerning a transaction that the Board of Directors has determined is a superior proposal;

  •
  by A&M or Parent, if the requisite company vote required to approve the transactions contemplated by the Purchase Agreement shall not have been obtained at the A&M Stockholder Meeting;

  •
  by A&M, in the event of a breach in any material respect by Parent or the Purchasers of any representation, warranty, covenant or agreement contained in the Purchase Agreement which (i) cannot or has not been cured within 15 days after the giving of written notice of such breach to Parent and Purchasers and has not been waived by A&M pursuant to the provisions thereof and (ii) would cause certain conditions of the Purchase Agreement not to be satisfied;

  •
  by Parent, if the Board of Directors shall have withdrawn or modified its approval or recommendation of the Purchase Agreement or the transactions contemplated thereby; or

  •
  by Parent, in the event of a breach in any material respect by Seller of any representation, warranty, covenant or agreement contained in the Purchase Agreement which (i) cannot or has not been cured prior to 15 days after the giving of written notice of such breach to Seller and has not been waived by Parent pursuant to the provisions thereof and (ii) would cause certain conditions of the Purchase Agreement to not be satisfied.

Effect of Termination

        In the event of termination of the Purchase Agreement and abandonment of the transactions contemplated thereby, no party thereto (or any of its directors or officers) shall have any liability or further obligation to any other party to the Purchase Agreement, except for the payment of certain expenses as described below.

Fees and Expenses

        Each party to the Purchase Agreement shall bear its own expenses, including, as applicable, the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other persons engaged by it, incurred in connection with the Purchase Agreement and the transactions contemplated thereby, except (i) the expenses incurred in connection with the printing, filing and mailing to stockholders of this proxy statement and the solicitation of stockholder approvals shall be the sole responsibility of A&M; and (ii) the expenses incurred in connection with the escrow agreement, including the fees of the escrow agent, shall be the responsibility of the Purchasers.

        If (i) A&M or Parent terminates the Purchase Agreement as a result of acceptance of a superior proposal; (ii) A&M or Parent terminates the Purchase Agreement as a result of the requisite company vote required to approve the Purchase Agreement not having been obtained and Samstock, L.L.C. and its affiliates shall have voted against approval of this Agreement; or (iii) Parent terminates the Purchase Agreement as a result of A&M's Board of Directors having withdrawn or modified its approval of the Purchase Agreement or the transactions contemplated thereby, then, in any such case, A&M is required to pay to Parent a fee of $265,000 (inclusive of expenses).

Guarantees

        Parent has unconditionally guaranteed to Seller and A&M the full and timely performance of all of the obligations and agreements of the Purchasers under the Purchase Agreement.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL No. 1.

ADDITIONAL MATTERS REGARDING ASSET SALE

Use of Proceeds

        In connection with the Asset Sale, A&M expects to receive approximately $4,500,000 in cash, subject to adjustment. See "Proposal No. 1: Asset Sale to Parent and Purchasers—Purchase Price." From the gross proceeds of the Asset Sale, A&M will pay various transaction related costs, including legal costs, certain severance costs for employees who are not hired by the Purchasers and are terminated by A&M, and other costs.

        A&M plans to use a portion of the proceeds from the Asset Sale to pay its outstanding liabilities and obligations. Upon the dissolution of the Company, the Company intends to use the remaining available proceeds of the Asset Sale, along with the other financial resources of A&M, to fund possible distributions to holders of A&M's Preferred Stock and Common Stock. See "Proposal No. 2: Dissolution of A&M—Possible Distributions to Stockholders."

Certain Effects of Asset Sale

        Following the Asset Sale, the Purchasers will own the A&M Business and will be the sole beneficiary of any future earnings and growth of the A&M Business, and A&M's stockholders will not continue to have an ownership interest in the A&M Business.

Material U.S. Federal Income Tax Consequences of the Asset Sale

        The following is a summary of the material United States Federal income tax consequences of the Asset Sale. It is based upon laws, regulations (whether final, temporary or proposed), rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. The summary does not purport to be a complete analysis of all Federal income tax consequences of the Asset Sale, nor does it address any aspect of state, local, foreign or other tax laws.

        The proposed sale by A&M and Seller of the assets sold pursuant to the Purchase Agreement will be treated as a sale of corporate assets in exchange for cash and the assumption of certain liabilities. It is not anticipated that A&M and Seller will recognize gain for Federal income tax purposes as a result of the Asset Sale. Therefore, the proposed Asset Sale should not have any material adverse Federal income tax consequences to A&M.

        The proposed Asset Sale by A&M and Seller is entirely a corporate action. Therefore, the Asset Sales will have no tax consequences to the stockholders of A&M.

Accounting Treatment of Asset Sale

        The Asset Sale will be accounted for as a "sale" by A&M and Seller, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

No Appraisal or Dissenters' Rights

        Any stockholders who do not approve of the Purchase Agreement and the Asset Sale may vote against such matters, but under Delaware law, appraisal and dissenters' rights are not provided to stockholders in connection with these transactions.

PROPOSAL No. 2: DISSOLUTION OF A&M

General

        The Board of Directors has proposed that the Dissolution of the Company and the Plan of Dissolution be approved and adopted by our stockholders at the Stockholder Meeting. It is the current intention of the Board of Directors that the Dissolution will be effected upon the sale of substantially all of the assets of the Company pursuant to the Asset Sale. In the event that the Dissolution and the Plan of Dissolution are approved but (i) the Asset Sale proposal is not approved by our stockholders, or (ii) the transaction contemplated by the Purchase Agreement is not consummated, then our Board of Directors, in accordance with its fiduciary obligations to our stockholders, may proceed with the Dissolution of the Company and take such actions as it deems advisable and in the best interests of our stockholders to dispose of the Company's assets in a manner designed to maximize stockholder value. If the Asset Sale proposal is approved, but the Dissolution and the Plan of Dissolution are not approved, then there will be no liquidation or dissolution of the Company and we will not distribute any cash or other assets to our stockholders in accordance with the Plan of Dissolution.

        In connection with the Dissolution, the Company intends, as soon as possible after the Stockholder Meeting, to file a Certificate of Dissolution with the Secretary of State of the State of Delaware, wind up our affairs, attempt to convert all of our assets into cash or cash equivalents, pay or attempt to adequately provide for the payment of all of our known obligations and liabilities and distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders, as of the applicable record date(s), all of our assets.

        As of June 21 and July 12, 2004, respectively, the Dissolution and the Plan of Dissolution were approved by the Board of Directors, each of which are subject to stockholder approval. In connection with its approval of the Dissolution and the Plan of Dissolution, the Board of Directors considered the fact that the Company did not receive an offer for the A&M Business that provided cash or other consideration directly to the stockholders of the Company that the Board deemed to be as favorable to the Company and its stockholders as the Asset Sale. The Board of Directors also determined that, taking into consideration the losses which the Company was continuing to incur and the general outlook of the restaurant industry, it was not advantageous to the Company or its stockholders to continue the Company's business operations and that the Company should be dissolved.

Principal Provisions of the Plan of Dissolution

        The summary set forth below of the material terms and features of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the Plan of Dissolution. A copy of the Plan of Dissolution is attached as Appendix B to this proxy statement. You are urged to read a copy of the Plan of Dissolution in its entirety. The Plan of Dissolution provides for our complete liquidation and dissolution in accordance with the requirements of Delaware law and the Internal Revenue Code of 1986, as amended (the "Code").

Cessation of Business Activities

        If the Plan of Dissolution is approved at the Stockholder Meeting, and in the event the sale of substantially all of the Company's assets pursuant to the Purchase Agreement occurs, we will cease conducting normal business operations, except as may be required to wind-up our business and affairs and to proceed with the liquidation and dissolution. We will continue our existence solely for the purpose of managing our affairs and distributing our remaining assets. One or more liquidating distributions of our assets will be conditioned upon setting aside a sufficient amount of assets, including cash, to meet any residual obligation or liability that we have not otherwise met, as discussed below in "Contingency Reserve." We will not obtain any further approval of the stockholders. We will attempt to satisfy, or provide for the satisfaction of, all of our legally enforceable claims, liabilities or obligations in an orderly manner.

Certificate of Dissolution

        During the three years following the dissolution of the Company, or such longer period of continued existence as directed by the Delaware Court of Chancery, the Company may revoke the dissolution. Only holders of record of Common Stock and Preferred Stock on the actual date of dissolution of the Company will be entitled to vote on the revocation of dissolution.

        Upon direction from the Board of Directors, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware dissolving the Company. The Dissolution of the Company will become effective, in accordance with Delaware law, upon the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. Under Delaware law, the Company will continue to exist for three years after the Dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to the stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized. The members of the Board of Directors in office at the time the Certificate of Dissolution is accepted for filing by Delaware will have all powers provided to them under the DGCL and other applicable laws.

Disposition of the Assets of the Company

        The Plan of Dissolution gives to the Board of Directors of the Company the power to direct the sale (or, in certain cases, otherwise dispose of) all the assets of the Company on such terms and in such manner as determined by the Board of Directors. The prices at which we may be able to sell those assets will depend on factors that may be beyond our control and may not be as high as the prices that could be obtained if the Company were not in liquidation. Approval of the Dissolution and the Plan of Dissolution will constitute approval of any such sales. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales of assets approved by the Board of Directors. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law.

Judicial Approval Process

        The Plan of Dissolution provides that the Board of Directors will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 and 281(a). Without limiting its flexibility, the Board of Directors, at its option, may instruct our officers to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, including:

  •
  publish notice of the Dissolution and mail notice of the Dissolution to all persons known to have a claim against us and provide for the acceptance or rejection of any such claims in accordance with Section 280 of the DGCL;

  •
  offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejects our offer of security in accordance with Section 280 of the DGCL;

  •
  petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us, and claims that have not been made known to us at the time of dissolution, but are likely to arise or become known within five years (or longer period not to exceed ten years in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

  •
  pay, or make adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution in accordance with Section 280 of the DGCL;

  •
  post all security offered to claimants holding contingent, conditional or unmatured contractual claims if not rejected by such claimant and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

  •
  pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us.

        Our Board of Directors currently intends to follow the procedures set forth in Sections 280 and 281(a) of the DGCL. Accordingly, the Board of Directors does not currently plan to make any distributions to stockholders unless approved by the Delaware Court of Chancery. However, our Board of Directors may, in its discretion, choose to proceed with the liquidation and dissolution of the Company in any other manner permitted by the DGCL. We cannot assure you that the Delaware Court of Chancery will not require us to increase substantially the contingency reserve or prohibit us entirely from making any distribution to stockholders. Even if a distribution is approved by the Delaware Court of Chancery, this approval process could have the effect of substantially delaying any distributions to you.

Contingency Reserve

        Before making any distributions to our stockholders, we will pay, or as determined by the Board of Directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. The Board of Directors may determine to establish a reserve for contingencies to enable us to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged as they become due and payable. We currently intend to petition the Delaware Court of Chancery to determine if any contingency reserve will be reasonably likely to be sufficient to satisfy pending claims and claims that have not arisen but might arise, and we do not currently intend to make any distributions to you unless and until we receive the approval of the Delaware Court of Chancery. If the court's instructions are followed and the Plan of Dissolution is approved by the court, our directors will not be personally liable to our unpaid claimants for an insufficient contingency reserve.

        The amount of any contingency reserve would be based upon an internal review of our estimated expenses and actual and contingent liabilities and obligations. The contingency reserve may not be sufficient to cover such expenses, liabilities and obligations. After establishing any contingency reserve, we may from time to time distribute to stockholders such portions of the contingency reserve that the Board of Directors deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the Board of Directors to have been satisfied in full, upon receipt of approval of the Delaware Court of Chancery, we will distribute to our stockholders any remaining funds in any contingency reserve.

Indemnification of Directors and Officers

        We anticipate that our current directors and officers will continue to serve in these capacities after the approval of the Plan of Dissolution. Under Delaware law, directors remaining in office owe fiduciary duties to creditors as well as to our stockholders during the dissolution process. Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company in accordance with our certificate of incorporation, bylaws, our existing directors' and officers' liability insurance policy and applicable law. The Company's obligation to indemnify such persons may also be satisfied out of assets of a liquidating trust, if any. Any claims arising in respect of such indemnification will be satisfied out of the contingency reserve or out of assets transferred to a liquidating trust, if any. Our Board of Directors has obtained and our Board of Directors and the trustees of any liquidating trust are authorized to obtain and maintain, insurance as may be necessary to cover our indemnification obligations.

Certain Compensation Arrangements

        Pursuant to the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's present or former officers, directors, employees, agents and representatives, or any of them, compensation in connection with the implementation of the Plan of Dissolution. Our directors currently receive $15,000 per year as compensation for their services. We expect this arrangement will continue so long as such directors remain in office.

Final Record Date

        If the Dissolution and the Plan of Dissolution are approved by the stockholders, we will close our transfer books on the date on which the Company files a Certificate of Dissolution with the Secretary of State of the State of Delaware under Delaware law (the "Final Record Date"). After the Final Record Date, we will not record any further transfers of our Common Stock and Preferred Stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our Common Stock upon exercise of outstanding options or warrants.

Surrender of Stock Certificates

        Subsequent to the Final Record Date, the Company may at its election require stockholders to surrender certificates representing their shares of the Common Stock and Preferred Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Company or a liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the Common Stock or Preferred Stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Liquidating Trust

        If advisable for any reason to complete the liquidation and distribution of our assets to our stockholders, our Board of Directors may at any time transfer to a liquidating trust our remaining assets and obligations. The liquidating trust thereupon will succeed to all of our then remaining assets, including all amounts in the contingency reserve, and any of our remaining liabilities and obligations. The sole purpose of the liquidating trust will be to prosecute and defend suits by or against us, to collect amounts due to us, to settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our stockholders. Any distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Dissolution. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with such trustee or trustees of the liquidating trust on such terms and conditions as the Board of Directors determines are appropriate. Approval of the Plan of Dissolution by the stockholders also will constitute approval by the stockholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

        The Board of Directors may determine to appoint Equity Group Investments, L.L.C. or another affiliate of Mr. Zell, the former Chairman of the Board of the Company as trustee of any such liquidating trust or to engage such entity to act as an adviser thereto, and to cause the Company or the liquidating trust to pay normal and customary compensation to such entity for these services. Equity Group Investments, L.L.C. employs Mr. Jeffrey Klein, one of our directors, and another affiliate of Mr. Zell holds approximately two-thirds of the Preferred Stock of the Company. As discussed below under "Liquidation Payments to Holders of Preferred Stock," the holders of the Preferred Stock of the Company are entitled to a liquidation payment in preference to the holders of the Common Stock of the Company in connection with the Dissolution.

Amendment and Abandonment

        If the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, the Board of Directors may direct that the Plan of Dissolution be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets executed before such time which the Board of Directors considers to be in the best interests of the Company. The Board of Directors also may amend or modify the Plan of Dissolution if it determines such action to be in the best interests of the Company or its stockholders, to the extent permitted by Delaware law, without the necessity of further stockholder approval.

Liquidation Payments to Holders of Preferred Stock

        In connection with the dissolution of A&M, holders of the Preferred Stock will be entitled to payment before any payment is made to holders of the Common Stock. The amount per share of the payment to holders of Preferred Stock will be the greater of (a) $2.25, plus all accrued but unpaid dividends to date (the "Liquidation Payments"), plus a ratable distribution of any remaining assets and funds along with holders of A&M's other equity securities (on an as-converted basis), provided that the additional distribution to holders of the Preferred Stock will not exceed $4.0 million in the aggregate, subject to reduction in certain circumstances; or (b) the amount determined by dividing (i) the total amount available for distribution, by (ii) the total number of outstanding shares of Common Stock, determined on an as-converted basis. Shares of Preferred Stock are convertible into shares of Common Stock on the basis of six-for-one, that is, six shares of Preferred Stock may be converted into one share of Common Stock. No assurances can be given regarding whether or when any distributions will be made to the holders of the Common Stock and Preferred Stock of A&M in connection with a dissolution, or if such distributions are made, what the amount thereof will be.

Possible Distributions to Stockholders

        Our Board of Directors will determine, in its sole discretion and in accordance with applicable law, the timing of, the amount, the kind of and the record dates for all distributions made to stockholders.

Although our Board of Directors has not established a firm timetable for distributions to stockholders, after the Plan of Dissolution has been approved, our Board of Directors will, subject to uncertainties inherent in winding up of our business, make such distributions as promptly as practicable if, and when, the Delaware Court of Chancery approves the distributions.

        In the event the Plan of Dissolution is approved, we currently anticipate that the Company will petition the Delaware Court of Chancery in connection with the dissolution seeking to make a distribution or distributions as soon as practicable. However, the timing and amount of the distributions, if any, are within the discretion of the Delaware Court of Chancery and cannot be predicted with certainty. In addition, we cannot assure you that the Delaware Court will allow any distributions.

Contingencies; Creditors

        Under Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve (and the assets held by any liquidating trust) be exceeded by the amount ultimately found to be payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to the Company's creditors of such stockholder's pro rata share of such excess, but limited to the amounts received by such stockholder from the Company (and from any liquidating trust). Accordingly, in that event, a stockholder could be required to return all distributions made and thus would receive nothing from the Company as a result of the Dissolution and the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Reporting Requirements

        Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved, in order to curtail expenses we may, after filing a Certificate of Dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act, but no assurances can be given that if such relief is sought it will be obtained.

Trading of the Company's Common Stock and Preferred Stock

        If the Dissolution and the Plan of Dissolution are approved by our stockholders, we will close our transfer books on the Final Record Date and we expect that our Common Stock and Preferred Stock will cease to be quoted on the NASD OTC Bulletin Board. After the Final Record Date, we will not record any further transfers of our Common Stock and Preferred Stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our Common Stock upon exercise of outstanding options or warrants. All liquidating distributions from the liquidating trust or the Company on or after the Final Record Date will be made to the stockholders as of the Final Record Date. It is anticipated that no further trading of our Common Stock and Preferred Stock will occur after the Final Record Date. See "Risk Factors—Risks Related to the Plan of Dissolution."

Listing and Trading of Interests in the Liquidating Trust

        It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Government Approvals

        Except for filing the Certificate of Dissolution and compliance with applicable Delaware law and the rules and regulations of the SEC and the Code, no United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution.

Absence of Appraisal and Dissenters' Rights

        The stockholders of the Company who do not approve of the Dissolution and Plan of Dissolution may vote against this matter, but under Delaware law, appraisal and dissenters' rights are not provided to stockholders in connection with these transactions.

Certain Federal Income Tax Consequences of Dissolution

        The following discussion is a general summary of the material Federal income tax consequences of the Dissolution and Plan of Dissolution, to the Company and its stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        The discussion is based upon the Code, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the Internal Revenue Service (the "IRS") or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution and the Plan of Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. There is no assurance that the liquidating trust, if created, will be treated as a liquidating trust for Federal income tax purposes or that the distributions made pursuant to the Plan of Dissolution, if any, will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or the stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation.

Consequences to the Company

        It is anticipated that the Company will not incur any material tax liability from either the Asset Sale or any asset distribution. If we liquidate, we will continue to be subject to tax on the Company's taxable income until the liquidation is complete (i.e., until all of our remaining assets have been distributed to the stockholders or the liquidating trust). We will recognize gain or loss upon any liquidating distribution of property to stockholders or to the liquidating trust as if such property were sold to the stockholders or liquidating trust. The amount of such gain or loss will equal the difference between the Company's adjusted tax basis for each asset and the asset's fair market value on the date of distribution.

Consequences to Stockholders

        The stockholders will not recognize any gain or loss as a result of the sale by the Company of its assets. If we liquidate, a stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder directly or to the liquidating trust on the stockholder's behalf, and (ii) such stockholder's tax basis for his shares of Common Stock and Preferred Stock. A stockholder's tax basis in his shares will generally equal the stockholder's cost for his shares of Common Stock and Preferred Stock. The gain or loss will be a capital gain or loss, assuming the Common Stock and Preferred Stock is held as a capital asset. Long-term capital gain realized by a stockholder that is an individual, estate or trust is generally taxed at a maximum rate of 20%. A capital gain or loss will be long term with respect to stock that has been held by a stockholder for more than one year. Capital losses can generally be used to offset capital gains and, for individuals, estates or trusts, up to $3,000 of ordinary income. The tax basis of any property other than cash received by each stockholder upon the complete liquidation of the Company will be the fair market value of the property at the time of the distribution.

        If we liquidate, stockholders may receive one or more liquidating distributions, including a deemed distribution of cash and property transferred to the liquidating trust. The amount of any distribution should be applied first to reduce a stockholder's tax basis in his shares of Common Stock and Preferred Stock, but not below zero. If a stockholder owns more than one block of shares of Common Stock and Preferred Stock, the amount of any distribution must be allocated among the several blocks of shares owned by the stockholder in the proportion that the number of shares in a particular block bears to the total number of shares owned by the stockholder. The amount of the distributions in excess of a stockholder's basis in his Common Stock and Preferred Stock will be gain, and should be recognized in the year the distribution is received (or transferred to the liquidating trust). If the amount of the distributions are less than the stockholder's basis in his shares of Common Stock and Preferred Stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder or by the liquidating trust on behalf of the stockholder.

        If the Company liquidates, we will provide stockholders and the IRS with a statement of the amount of cash and the fair market value of any property distributed to the stockholders (or transferred to the liquidating trust) during that year as determined by the Company, at such time and in such manner as required by the Treasury Regulations.

The Liquidating Trust

        If we transfer assets to the liquidating trust, stockholders will be treated for tax purposes as having received a distribution at the time of transfer of their pro rata share of money and the fair market value of property other than money transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The distribution will be treated as a distribution in liquidation of the stockholder's Common Stock and Preferred Stock. The effect of the distribution on a stockholder's tax basis in his shares of Common Stock and Preferred Stock is discussed above in "Consequences to Stockholders."

        After formation of the liquidating trust, stockholders must take into account for Federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect the stockholder's basis in his Common Stock and Preferred Stock.

        As a result of the transfer of property to the liquidating trust and the ongoing activities of the liquidating trust, stockholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax. We believe the liquidating trust will not be treated as an association taxable as a corporation based upon the anticipated activities of the liquidating trust. Accordingly, the liquidating trust itself should not be subject to income tax.

        We have not obtained any IRS ruling as to the tax status of the liquidating trust, and there is no assurance that the IRS will agree with our conclusion that the liquidating trust should be treated as a liquidating trust for Federal income tax purposes. If, contrary to our expectation, it were determined that the liquidating trust should be classified for Federal income tax purposes as an association taxable as a corporation, income and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to the stockholders and the liquidating trust would be required to pay Federal income taxes at corporate tax rates. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the stockholders from the liquidating trust could be treated as a dividend subject to tax at ordinary income tax rates.

Taxation of Non-United States Stockholders

        Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Dissolution.

Certain State and Local Income Tax Consequences of Dissolution

        We may be subject to liability for state and local taxes with respect to the sale of assets. Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their interests in the liquidating trust. State and local tax laws may differ in various respects from Federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Dissolution.

        The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his or her own tax advisor regarding the tax consequences of the Plan of Dissolution.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL No. 3: CORPORATE NAME CHANGE

        On June 21, 2004, the Board of Directors unanimously adopted a resolution to amend A&M's Restated Certificate of Incorporation, as amended, to change A&M's corporate name to another corporate name which does not include the word "Angelo and Maxie's" in the event that the Asset Sale is consummated.

        The corporate name change is necessary in connection with the transactions contemplated by the Purchase Agreement, since A&M's name is associated with the assets sold pursuant to the Purchase Agreement. The Board of Directors believes that A&M and its stockholders would benefit from amending A&M's Restated Certificate of Incorporation, as amended, to change A&M corporate name pursuant to the terms of the Purchase Agreement. In the event that the Asset Sale is not consummated, the Board of Directors may elect not to cause A&M's name to be changed.

        The following is the proposed amendment to Article First of A&M's Restated Certificate of Incorporation, as amended:

        "The name of the corporation is AM-CH, Inc. (the "Corporation")."

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL No. 3.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma consolidated Balance Sheet as of March 29, 2004 is based upon the historical financial statements of the Company adjusted to illustrate (i) the effect of the Asset Sale and (ii) the effect of the Dissolution of the Company, assuming that both transactions had occurred on March 29, 2004. The unaudited pro forma financial information is presented to provide an illustration of the Company's balance sheet after the Asset Sale and the Dissolution of the Company. Subsequent to the sale of the A&M Restaurants, the Company would cease to develop, sell or market services relating to the Company's core restaurant business. The information regarding the Dissolution of the Company includes the estimated effect of the resolution of certain assets and liabilities of the Company, but does not reflect any distribution to the Company's stockholders in connection with the Dissolution.

        The Company is expected to incur certain administrative and professional expenses related to resolving any outstanding business affairs associated with dissolving the Company. On an annualized basis, these expenses are estimated to range from $300,000 to $900,000. This range could be affected by negotiations to resolve any outstanding contractual arrangements as well as the regulatory and legal requirements to dissolve the Company.

        The unaudited pro forma consolidated financial information is presented for informational purposes only, is based upon estimates by the Company's management and is not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the sale been consummated as of the date indicated above nor does it purport to indicate results which may be attained in the future.

        The unaudited pro forma consolidated financial information should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company referred to below under "Financial Information".

ANGELO AND MAXIE'S, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 29, 2004
(Unaudited, in thousands)

	Historical	Sold Properties		Dissolution Plan		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,552	$4,774		$(1,249)		$12,077
Accounts receivable, net	496	—		(496)		—
Inventories	151	(151)		—		—
Prepaid expenses and other current assets	783	(135)		(648)		—

Total current assets	9,982	4,488		(2,393)		12,077

Equipment and improvements, net	3,090	(2,930)		(160)		—
Restricted cash	2,627	(163)		(2,464	)(b)	—
Leased property under capital leases, net	1,062	—		(1,062	)(d)	—
Other assets, including intangibles	2,554	(2,355	)(a)	(199)		—

Total assets	19,315	(960)		(6,278)		12,077

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of non-current liabilities	32	—		(32	)(d)	—
Accounts payable	967	—		(967)		—
Accrued liabilities	1,748	(75)		(1,673	)(c)	—

Total current liabilities	2,747	(75)		(2,672)		—

Non-current liabilities (excluding current portion):
Long-term portion of capital lease obligation	1,836	—		(1,836	)(d)	—
Other long-term obligations	101	(101)		—		—

Total non-current liabilities (excluding current portion)	1,937	(101)		(1,836)		—

Stockholders' equity:
Preferred stock	4,135	—		—		4,135
Common stock	20	—		—		20
Additional paid-in capital	65,460	—		—		65,460
Retained deficit	(54,984)	(784)		(1,770)		(57,538)

Total stockholders' equity	14,631	(784)		(1,770)		12,077

Total liabilities and stockholders' equity	$19,315	$(960)		$(6,278)		$12,077

(a)
Primarily intangible assets, including the rights to the Angelo and Maxie's tradename which were included with the Sold Properties.

(b)
Represents the release of cash collateralized letters of credit upon settlement of the related liabilties.

(c)
Represents the settlement of liabilties primarily related to worker's compensation claims, accrued payroll and related matters.

(d)
Represents the early termination of a capital lease on a restaurant sublet to a third party operator.

FINANCIAL INFORMATION

        Consolidated Financial Statements of A&M, consisting of Balance Sheets as at December 29, 2003 and December 30, 2002, and Statements of Operations, Stockholders' Equity and Cash Flows for the three years ended December 29, 2003, and the Notes related thereto, and the Report of KPMG LLP dated March 17, 2004 (except for Note 9 which is as of March 22, 2004) relating to such audited financial statements, are included in the A&M Annual Report on Form 10-K for the year ended December 29, 2003 (the "10-K Report"), as filed with the SEC, and are incorporated herein by this reference. Consolidated Financial Statements of A&M, consisting of Balance Sheets as at March 29, 2004 (unaudited) and December 29, 2003, and unaudited Statements of Operations and Cash Flows for the quarterly period ended March 29, 2004, and the Notes related thereto, are included in the A&M Quarterly Report on Form 10-Q for the quarter ended March 29, 2004 (the "10-Q Report"), as filed with the SEC, and are incorporated herein by this reference. Current reports on Form 8-K or 8-K/A, as filed with the SEC on January 21, 2004, March 22, 2004 and March 30, 2004 (the "Form 8-Ks"), are also incorporated herein by this reference. You may obtain copies of the 10-K Report, the 10-Q Report and the Form 8-Ks at no cost by writing or telephoning A&M as follows:

Corporate Secretary
2 North Riverside, Seventh Floor
Chicago, Illinois 60606
(312) 466-3950

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        In considering the recommendations of A&M's Board of Directors, the stockholders should be aware that certain members of the Board of Directors, and the management of A&M and Seller have certain interests in the Purchase Agreement and the Asset Sale, the Dissolution and the Plan of Dissolution that may be different from, or in addition to, the interests of stockholders generally.

Incentive Compensation

        The Company previously entered into an agreement with Mr. Kenneth R. Posner, the Company's President and Chief Executive Officer (the "Incentive Compensation Agreement"), under the terms of which Mr. Posner was entitled to receive additional compensation in the event of a sale of an equity interest by the Company to a third party that is approved by the Board of Directors and takes place prior to December 31, 2003. Since the Asset Sale did not occur prior to December 31, 2003, and because certain other provisions of the Incentive Compensation Agreement will not, or probably will not, be satisfied, the Company will not be obligated to pay additional compensation to Mr. Posner pursuant to the Incentive Compensation Agreement as the result of the Asset Sale. However, the Board of Directors may, in its discretion, determine to pay additional compensation to Mr. Posner with respect to the Asset Sale. The Board of Directors has not yet determined to pay such compensation, or if it determines to do so, what the amount thereof would be.

Options

        In the past the Company has granted stock options to its directors and executive officers, all of which are currently exercisable. However, the exercise price of all outstanding options is currently greater than the trading price of the Common Stock. As a result, the options will likely remain unexercised.

EGI-Fund(01) Investors, L.L.C.

        Mr. Zell, our former Chairman of the Board, is affiliated with EGI-Fund (01) Investors, L.L.C. ("EGI-Fund (01)") which owns 2,776,201 shares of the Preferred Stock of A&M, representing 67.1% of the total outstanding shares of Preferred Stock. Mr. Zell also is affiliated with Equity Group Investments, L.L.C. ("EGI") and EOP-Reston Town Center, L.L.C. ("EOP-Reston"), each of which conducts or conducted business with the Company as described below, and Samstock, L.L.C. ("Samstock"), Samstock/ZFT, L.L.C., Samstock/Alpha, L.L.C., and EGI-Fund (01) Investors, L.L.C., the Company's principal shareholders. Mr. Klein, a current director of the Company, is a Managing Director of EGI.

        In connection with the dissolution of A&M, holders of the Preferred Stock will be entitled to liquidating payments before any payment is made to holders of the Common Stock. The amount per share of the liquidating payment to holders of Preferred Stock will be the greater of (a) $2.25, plus all accrued but unpaid dividends to date, which as of                        , 2004, assuming all accrued dividends have been paid, amounted to [$                        ] in the aggregate, plus a ratable distribution of any remaining assets and funds along with holders of A&M's other equity securities (on an as-converted basis), provided that the additional distribution to such holders will not exceed $4.0 million in the aggregate, subject to reduction in certain circumstances; or (b) the amount determined by dividing (i) the total amount available for distribution, by (ii) the total number of outstanding shares of Common Stock, determined on an as-converted basis.

        During 2003, the Company paid to EGI a total of $350,000 for financial advisory services provided during 2003 and the second half of 2002. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained with other independent parties.

        During 2000, the Company entered into a lease agreement for its Angelo and Maxie's Steakhouse in Reston, Virginia with EOP-Reston. The Company believes that the lease contains terms no less favorable to the Company than could have been obtained with other independent parties. The lease term began February 19, 2001 and ends April 30, 2011. There are two 5-year option periods, which, if extended, would extend the term through April 30, 2021. Rental payments included base rent plus basic maintenance, utility, and other costs, and an additional amount by which a percentage of annual revenues at the location exceeds minimum rentals. For the year ended December 29, 2003, rent payable to EOP-Reston for base rent and related occupancy charges was $330,000. For the same period, revenues at the location did not reach the threshold and, as a result, no additional rent was payable. On January 7, 2004 the Company assigned this lease agreement to M&S in connection with a sale of three of its steakhouses, including the steakhouse in Reston, Virginia. The Company has no further obligations under this lease agreement as of January 7, 2004.

Rewards Network Inc.

        Mr. Zell also is affiliated with Rewards Network Inc. ("RNI"). In the second quarter 2003, the Company entered into a loaned employee agreement with RNI, which was then known as iDine, which agreement provided, among other things, that the Company's President and Chief Executive Officer provide advisory services to RNI's executive management team for up to sixteen hours per week, in exchange for a fixed amount to be paid to the Company. The original agreement commenced May 19, 2003 and expired June 30, 2003. Subsequently, the agreement was amended by the Company and RNI to, among other things, extend the termination date from June 30, 2003 to August 8, 2003. In fiscal 2003, the Company recognized $32,000 of service revenues pursuant to this agreement.

        On December 11, 2003, the Company's President and Chief Executive Officer became a full-time employee of RNI. In connection with this change, the Company entered into a new agreement with RNI whereby services provided to the Company by the Company's President and Chief Executive Officer are billed to the Company by RNI based on an agreed upon hourly rate. The Company incurred no costs during fiscal 2003 pursuant to this agreement.

PROPOSAL No. 4: ELECTION OF DIRECTORS

        There are currently three directors on the Company's Board of Directors. Each of the current Directors has consented to be a nominee and has agreed to serve if elected. The proxy holders will vote the proxies received by them for all three nominees if so instructed on a proxy card or if no instruction is given, or in the unlikely event that any nominee becomes unable to serve as a Director, for other persons designated by the Board of Directors. Set forth opposite the name of each director is his or her age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on, and other business directorships held by the director as of                        , 2004.

Name	Age	Principal occupation	Year first became Director

Linda Walker Bynoe(1)	52	Linda Walker Bynoe has been a principal of Telemat Ltd., a project management and consulting firm, since June 1989, currently serving as President and Chief Executive Officer. Previously, Ms. Bynoe served as a Vice President of Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. Ms. Bynoe serves on the Board of Directors of Dynegy Inc., Simon Property Group, Inc., Citistreet Funds, Inc. and Fidelity Life Association.	1998

Jeffrey D. Klein(2)	45	Jeffrey D. Klein has been a Managing Director of Equity Group Investments, L.L.C. and its predecessor since 1996. From 1987 through 1996, Mr. Klein was with Citicorp Securities, Inc. where he headed the Chicago based loan structuring and syndication unit from 1994-1996. Prior to working at Citicorp Securities, Inc., Mr. Klein worked for Mellon Bank in various positions, including its energy lending division and its private placement group. Mr. Klein serves on the Board of Directors of Industrias Innopack S.A. de C.V., Lapp Insulator Company, L.L.C., CMET Finance Holdings, Inc. and CMET Holdings, L.L.C, and sits on the investment committee of ZN Mexico II, L.P.	2004

Stephen Ottmann(1)	49	Stephen Ottmann is currently President of Inspired Mexican Cuisine, L.L.C., an owner and operator of restaurants, and a Senior Vice President of Lettuce Entertain You Enterprises, Inc., also an owner and operator of restaurants. From February 1999 until September 2002, Mr. Ottmann held the position of Chief Executive Officer of Lettuce Entertain You Enterprises, Inc. From January 1996 to February 1999, Mr. Ottmann served as Executive Vice President and Chief Operating Officer of the same company.	1998

(1)
Ms. Bynoe and Mr. Ottmann are also members of the Company's Audit Committee and Compensation Committee.

(2)
Mr. Klein served as a director during the period from 2001-2002 and subsequently resigned from the Board of Directors in August 2002. He was elected as a director on March 9, 2004 by the Board of Directors to fill a vacancy created by the resignation of Mr. Samuel Zell.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES LISTED ABOVE IN THIS PROPOSAL No. 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of                        , 2004 (unless otherwise indicated in a footnote), information concerning the beneficial ownership of voting securities of A&M by the persons who are known by A&M to own beneficially more than 5% of the outstanding shares of A&M's voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)		Percent of class
Common Stock	Samstock, L.L.C.	722,144	(2)	36.0
	Samstock/ZFT, L.L.C.	722,144	(2)	36.0
	Samstock/Alpha, L.L.C.	722,144	(2)	36.0
	Samuel Zell All addresses are c/o Equity Group Investments, L.L.C. Two North Riverside Plaza Suite 600 Chicago, IL 60606	722,144	(2)	36.0
Common Stock	Hummingbird Management, LLC 153 East 53rd Street, 55th Floor New York, NY 10022	192,485	(3)	9.6
Common Stock	Kellogg Capital Group, LLC 14 Wall Street, 27th Floor New York, NY 10005	214,467	(4)	10.7
Preferred Stock	EGI-Fund (01) Investors, L.L.C. c/o Equity Group Investments, L.L.C. Two North Riverside Plaza Suite 600 Chicago, Illinois 60606	2,776,549	(5)	67.1

*
Less than one percent.

(1)
The amount of Common Stock and Preferred Stock beneficially owned is reported on the basis of regulations of the Securities Exchange Commission ("SEC") governing the determination of beneficial ownership of securities.

(2)
The amount of shares beneficially owned by each referenced person (collectively, the "Referenced Persons") is based on information supplied to the Company by such person. According to such information, the Referenced Persons hold Common Stock as follow: Samstock, L.L.C. owns 541,695 shares, Samstock/ZFT, L.L.C. owns 117,635 shares, and Samstock/Alpha, L.L.C. owns 33,034 shares collectively, the "Samstock Entities"). Each of the Samstock Entities is indirectly owned by trusts established for the benefit of Mr. Samuel Zell and his family. The trustee of each of those trusts is Chai Trust Company, L.L.C. ("Chai Trust"). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power over such Common Stock. 166 shares of such Common Stock are held by the Helen Zell Revocable Trust ("HZRT"), the trustee of which is Helen Zell, Mr. Zell's spouse. Mr. Zell does not have a pecuniary interest in the shares of Common Stock held by HZRT. 120 shares of such Common Stock, 24,660 stock units and 4,893 options exercisable within 60 days of            , 2004 are owned personally by Mr. Zell, who

  previously served as the Company's Chairman of the Board and resigned from the Board in March 2004.

(3)
Pursuant to a Form 4 filed with the SEC on April 23, 2004 which was filed jointly by Paul D. Sonkin, The Hummingbird Value Fund, L.P., The Hummingbird Microcap Value Fund, L.P., Hummingbird Capital, LLC and Hummingbird Management, LLC. Paul D. Sonkin is the Managing Member of (a) Hummingbird Capital, LLC, the general partner of the Hummingbird Value Fund, L.P. and the Hummingbird Microcap Value Fund, L.P., and (b) Hummingbird Management, LLC, the investment manager to The Hummingbird Value Fund, L.P. and The Hummingbird Microcap Value Fund, L.P. Accordingly, each of Paul D. Sonkin, Hummingbird Capital, LLC and Hummingbird Management, LLC may be deemed to beneficially own the securities owned by the Hummingbird Value Fund, L.P. and the Hummingbird Microcap Value Fund, L.P., reported therein.

(4)
Pursuant to a Schedule 13G/A filed with the SEC on June 18, 2004, which was filed by Kellogg Capital Group, L.L.C.

(5)
Based on information supplied to the Company by EGI-Fund (01) Investors, L.L.C. ("EGI-Fund (01)") and the Referenced Persons. EGI-Fund (01) and the Referenced Persons hold such Preferred Stock as follows: 2,776,201 shares are held by EGI-Fund (01), which is indirectly controlled by trusts established for the benefit of Mr. Zell and his family. The trustee of each of those trusts is Chai Trust. Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power over such Preferred Stock. Additionally, 348 shares of such Preferred Stock are held by HZRT. Mr. Zell does not have a pecuniary interest in the shares of Preferred Stock held by HZRT.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of                        , 2004, information concerning the number of shares of Common Stock and Preferred Stock and options and units to purchase Common Stock, that are currently exercisable, or exercisable within 60 days of                        , 2004, beneficially owned by each of the directors, the executive officers in the Summary Compensation Table, and all directors and executive officers as a group.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)		Percent of Class
Common Stock	Kenneth R. Posner	32,501	(2)	1.6
Common Stock	Jeffrey D. Klein	30,415	(2)	1.5
Common Stock	Stephen Ottmann	5,058	(2)	*
Common Stock	Linda Walker Bynoe	4,667	(2)	*
Common Stock	Emanual N. Hilario	1,400		*
Preferred Stock	Kenneth R. Posner	10,605		*
Preferred Stock	Linda Walker Bynoe	2,192		*
Common and Preferred Stock	All directors and executive officers as a group (5 persons)	88,478		1.4

*
Less than one percent.

(1)
The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)
Includes shares of Common Stock which may be acquired pursuant to options which are exercisable within 60 days of                        , 2004, as follows: Mr. Posner (29,167); Mr. Klein (30,415); Mr. Ottmann (417); and Ms. Walker Bynoe (417). Also includes shares of Common Stock issuable upon vesting of stock units pursuant to the 2000 Non-employee Director Equity Compensation Plan within 60 days of                        , 2004, as follows: Mr. Ottmann (3,205); and Ms. Walker Bynoe (3,205).

EXECUTIVE OFFICERS OF COMPANY

        The following table sets forth certain information about the Executive Officers of the Company. The positions are with Angelo and Maxie's, Inc.

Name	Age	Position held
Kenneth R. Posner	56	President and Chief Executive Officer
Greg Grosvenor	52	Chief Financial Officer and Secretary

        Executive Officers of the Company are appointed annually by the Board of Directors and serve at the Board's discretion.

        Kenneth R. Posner was appointed President and Chief Executive Officer of the Company in August 2002. Prior to that, Mr. Posner served as President and Chief Financial Officer of the Company from April 2001 to July 2002. From April 1999 until July 2000, Mr. Posner was Executive Vice President and Chief Financial Officer of Lodgian, Inc., the owner and operator of mid-scale hotels, based in Atlanta, Georgia. Prior to Mr. Posner's position at Lodgian, he spent 18 years as Senior Vice President of Finance and Treasurer of H Group Holdings, Inc., the privately held parent company for more than 200 corporations, including, among others, Hyatt Hotels and Resorts and Grand Victoria Riverboat Casinos, based in Chicago, Illinois. He has also served on the Board of Directors for most business units of H Group Holdings, Inc. and as a trustee of all of its employee benefit programs. On December 11, 2003, Mr. Posner became a full-time employee of Rewards Network Inc.

        Greg Grosvenor was appointed Chief Financial Officer of the Company in April 2004. Prior to that, Mr. Grosvenor served as Chief Financial Officer for Smith Bucklin & Associates, a former William Blair Capital Partners portfolio company, from April 2000 to September 2002, and as an independent consultant from September 2002 until April 2004. From April 1996 until April 2000, he was Chief Financial Officer for the Chicago Metropolitan Pier & Exposition Authority. Prior to Mr. Grosvenor's position with the Chicago Metropolitan Pier & Exposition Authority, he held senior accounting and financial management positions with Hyatt Corporation, Galileo, and Anixter International. Mr. Grosvenor, a certified public accountant, began his career with the public accounting firm of PriceWaterhouseCoopers.

EXECUTIVE COMPENSATION

        The following table sets forth compensation for services in all capacities to the Company for the fiscal years ended December 29, 2003, December 30, 2002, and December 31, 2001, of those persons who were, during the fiscal year ended December 29, 2003: (i) the chief executive officer, or acting in that capacity, and (ii) the other most highly compensated executive officer of the Company.

Summary Compensation Table

		Annual compensation		Long-term compensation awards
Name and principal position	Year	Salary ($)	Bonus ($)	Securities underlying options granted (#)	All other compensation ($)
Kenneth R. Posner(1) President and Chief Executive Officer	2003 2002 2001	170,812 250,000 178,846	250,000 250,000 94,231	— — 29,167	— — —
Emanuel N. Hilario(2) Formerly, Vice President, Chief Financial Officer and Secretary	2003 2002 2001	130,000 130,500 117,000	65,000 52,000 15,000	— —	— —

(1)
Mr. Posner was promoted to Chief Executive Officer in August 2002. He joined the Company in April 2001 as President and Chief Financial Officer. On May 19, 2003, Mr. Posner assumed the position of Senior Vice President-Finance with another company. Mr. Posner no longer receives a salary from the Company but continues to serve as the Company's Chief Executive Officer.

(2)
Mr. Hilario was promoted to Chief Financial Officer in August 2002. Prior to that, Mr. Hilario served as Vice President of Finance and Controller, having joined the Company in May 2000 as Corporate Controller. Mr. Hilario's employment with the Company terminated on April 9, 2004.

Options/SAR Grants in Last Fiscal Year

        There were no options/SARs granted in the fiscal year ended December 29, 2003.

Aggregated Options/SAR Exercises and Fiscal Year-End Option/SAR Value Table

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options at December 29, 2003 exercisable/unexercisable	Value of unexercised in-the-money options at December 29, 2003 exercisable/unexercisable (1)
Kenneth R. Posner	—	—	29,167/—	—/—
Emanuel N. Hilario	—	—	1,667/—	—/—

(1)
Value is based on the closing price on the NASD OTC Bulletin Board of the Company's Common Stock on December 29, 2003, the last day of the 2003 fiscal year, on which shares were traded ($1.60). There is no negative value attributed to options which have exercise prices higher than the closing market price.

Committees and Meetings of the Board of Directors

        The Board of Directors held three meetings and took various actions by unanimous written consent during 2003. Each director attended at least 75% of the total number of meetings of the Board of Directors and of Board committees of which he or she was eligible to attend.

        The Board of Directors has established three standing committees: the Nominating Committee, the Audit Committee and the Compensation Committee.

        Nominating Committee.    The Nominating Committee, which did not hold a meeting in 2003, but did take action by unanimous written consent, is responsible for (i) recommending nominees for election as directors and for appointment as directors to fill vacancies; (ii) considering any nominations for election as director submitted by stockholders; and (iii) making recommendations concerning the organization and size of the Company's Board of Directors and committees of the Board of Directors. All members of the Nominating Committee are "independent directors" within the meaning of the New York Stock Exchange's listing standards. The Nominating Committee has not adopted a written charter.

        The current members of the Nominating Committee are Ms. Bynoe and Mr. Ottmann.

        When a vacancy exists on the Board of Directors, or when the Board determines to add an additional director, the Nominating Committee seeks out appropriate candidates from various sources, which may include consultants, search firms and other directors. In addition, any stockholder of the Company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company's Bylaws. Stockholders who wish to submit recommendations of nominees for election as directors should submit the recommendations to the Secretary of the Company at its executive offices stating in detail, in addition to the required information described below, the qualifications of the proposed candidates.

        Pursuant to the Company's Bylaws, no nomination for election of directors will be considered properly brought before any subsequent annual meeting by a stockholder unless notice is received by the Secretary of the Company not fewer than 90 days prior to the meeting; provided that, if fewer than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, notice by the stockholder must be received by the Company no later than 10 days following the day on which such notice was mailed or public disclosure was made. Each such notice must set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons so nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

        All identified candidates, including candidates proposed by stockholders, are evaluated by the Nominating Committee. Each candidates must possess at least the following characteristics:

      •
      The candidate should be an individual who has established a track record of professional accomplishment in his/her chosen field.

      •
      The candidate should be prepared to participate fully in Board activities, including active membership on Board committees and attendance at meeting of the Board and committees of which he or she is a member.

      •
      The candidate should possess professional and personal experiences relevant to the Company's business and should contribute positively to the existing chemistry and experience of the Board.

        Audit Committee.    The Audit Committee, which held three meetings in 2003, has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Audit Committee's functions include: (i) to make recommendations concerning the selection of independent auditors; (ii) to review the scope of the annual audit to be performed by the independent auditors; (iii) to review the results of those audits; and (iv) to meet periodically with management and the Company's independent public accountants to review financial, accounting and internal control matters. The Audit Committee consists of Ms. Bynoe and Mr. Ottmann.

        Compensation Committee.    The Compensation Committee, which held three meetings in 2003, reviews and makes recommendations to the Board of Directors on the compensation and benefits payable to the executive officers and key employees of the Company and is responsible for administering the Company's stock option and incentive compensation plans, severance plan, and diversity policy. The Compensation Committee consists of Ms. Bynoe and Mr. Ottmann.

Corporate Governance

        Stockholders may send communications to the Board of Directors, the committees of the Board and to individual directors in writing in care of the Secretary of the Company. Written communication addressed to the Board is reviewed by the President of the Company for appropriate handling. Written communication addressed to an individual Board member is forwarded to that person directly.

        The Company encourages its Board members to attend the annual meeting of stockholders. There was no annual meeting of stockholders in 2003.

Compensation of Directors

        During 2003, the Company paid an annual fee of $15,000 in cash to two of its non-employee directors and $35,000 in stock units to its other director. Such fees are paid in cash, or in stock units or stock options pursuant to the 2000 Non-employee Director Equity Compensation Plan.

Compensation Committee Interlocks and Insider Participation

        Ms. Bynoe and Mr. Ottmann were members of the Compensation Committee during 2003. No Compensation Committee interlocking relationships existed in 2003.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy, in whole or in part, the Compensation Committee and Audit Committee report presented below and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for reviewing and determining the compensation of the executive officers of the Company and all other officers, administering the Company's executive compensation plans, including incentive compensation, the general administration of the stock option plan and other employee benefit plans, and making recommendations to the Board of Directors regarding the adoption of new executive compensation plans.

Compensation Philosophy

        The Compensation Committee's primary objective in developing and administering the Company's executive compensation system is to attract and motivate a quality management team to increase stockholder value. The Company's compensation system emphasizes incentives tied to the attainment of financial performance goals.

        The executive compensation system consists of three major components: base salary, annual incentive, and long-term incentive compensation.

        Base Salary.    Base salaries for executives are established at a level commensurate with the executive's position in the Company and are relative to peers in other restaurant companies and competitive in the industry. Annual base salary increases are made based upon performance evaluations in accordance with established criteria and, in some instances, made in recognition of the executive taking on additional or extraordinary duties and responsibilities during the relevant review period.

        Annual Incentive Compensation.    The Company has traditionally, but not exclusively, relied on incentive bonus compensation as a major component of executive compensation. Under the Corporate Management Compensation Plan, annual bonuses are earned based upon the Company's financial performance, achieving budget and development targets, and other performance criteria established by the individual and the Compensation Committee.

        The maximum annual bonus available under the Corporate Management Compensation Plan ranged from 7.5% to 100% of base salary during 2003, depending on the individual's position in the Company and measurement of his or her performance against the foregoing annual incentive compensation criteria.

        Long-Term Incentive Compensation.    Long-term incentives are provided to Company executives in the form of stock option grants. The Compensation Committee believes that equity incentives are an effective way of motivating management to increase value to the stockholder and that stock options are the most appropriate type of equity incentive given the characteristics of the Company and its management team.

2003 Chief Executive Officer Compensation

        Mr. Posner became Chief Executive Officer of the Company in August 2002. Mr. Posner's base salary and bonus range were determined by the Compensation Committee based upon achieving certain of the Corporate Management Compensation Plan Criteria and information regarding industry peer group compensation. Mr. Posner's base salary for 2003 was $250,000. Mr. Posner's actual 2003 salary compensation of $170,812 is reflective of his reduced role with the Company when, beginning in the second quarter of 2003, he assumed the position of Senior Vice President-Finance with another company. Subsequent to his assumption of the new position with another company, Mr. Posner no longer receives a salary from the Company but continues to serve as the Company's Chief Executive Officer.

        Mr. Posner received a bonus for 2003 of $250,000, relating to his individual performance in 2003. Mr. Posner was not granted any stock options during 2003.

2003 Executive Officer Compensation

        Mr. Hilario became Chief Financial Officer of the Company in August 2002. Mr. Hilario was the only executive officer other than the Chief Executive Officer in 2003. Mr. Hilario's employment with the company terminated on April 9, 2004.

        Mr. Hilario's base salary and bonus range were determined by the Compensation Committee based on recommendations made by the Chief Executive Officer and information regarding industry peer group compensation. Mr. Hilario's base salary for 2003 was $130,000.

        Mr. Hilario received a bonus for 2003 of $65,000, relating to his individual performance in 2003. Mr. Hilario was not granted any stock options during 2003.

Policy on Deductibility of Compensation

        Section 162(m) of the Code generally provides that certain compensation in excess of $1.0 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. For 2003, the Compensation Committee does not expect that Section 162(m) will limit the Company's deductibility of compensation paid to any of its executive officers.

        Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including stockholder approval of the material terms of the performance goal, are satisfied. In some cases, it may be necessary in order to attract, retain and incentivize certain individuals to grant options or other performance-based compensation without satisfying the procedural requirements under Section 162(m). The Compensation Committee believes that grants of options at or above then-current market price under the 1996 Stock Option Plan and the 2000 Non-employee Director Equity Compensation Plan qualify for full deductibility under Section 162(m).

Respectfully submitted,

Linda Walker Bynoe
Stephen Ottmann

PERFORMANCE GRAPH

        The following graph compares cumulative total stockholder return on the Company's Common Stock with the performance of the NASD and a restaurant industry peer group index (Standard Industrial Classification Code 5812—Retail-Eating Places) for the five fiscal years ended December 29, 2003. The NASDAQ Market Index is being used because the Company's Common Stock is currently quoted on the NASD OTC Bulletin Board. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on December 28, 1998.

COMPARED 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ANGELO & MAXIE'S, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON DEC. 28, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 29, 2003

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as the same may be modified or supplemented.

        The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same may be modified or supplemented, and the Committee discussed with the independent auditors that firm's independence.

        Based upon the Committee's reviews and discussion with management and the independent auditors, as discussed above, and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2003, for filing with the Securities and Exchange Commission.

        All of the members of the Committee were "independent directors" within the meaning of the New York Stock Exchange's listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

Respectfully submitted,

Linda Walker Bynoe
Stephen Ottmann

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accountant

        The Company's principal accountant is KPMG LLP. KPMG LLP has been the Company's principal accountant since during our current and prior fiscal year. Representatives of KPMG LLP are expected to be present at the Stockholders Meeting, will be allowed to make a statement to our stockholders if they desire, and will be available to stockholders to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002 and 2003, and fees billed for other services rendered by KPMG LLP:

	2002	2003
Audit Fees	$125,000	$115,000
Audit-Related Fees	3,000	10,000
Tax Fees	—	—
All Other Fees	—	—

Total	$128,000	$125,000

        "Audit-Related Fees" consist of review of the Company's 8-K in 2002 and the audit of the Company's 2002 Employee Benefit Plan in 2003.

        The Audit Committee approves in advance all audit and non-audit services performed by KPMG LLP. There are no other specific policies or procedures relating to the preapproval of services performed by KPMG LLP.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        On February 22, 2002, the Company effected a reverse split (the "Reverse Stock Split") of its Common Stock, pursuant to which each six shares of Common Stock issued and outstanding on such date were reclassified as and converted into one share of Common Stock immediately following the reverse split. After the Reverse Stock Split, all outstanding options entitle the holder thereof to purchase, upon exercise, 16.67% of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split. For disclosure purposes, all option information has been adjusted to reflect a one-to-one relationship between the options and shares of the Company's Common Stock.

        Information about the Company's equity compensation plans at December 29, 2003 was as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)

	(a)	(b)	(c)

Equity compensation plans approved by shareholders(2)	75,453	13.89	161,425
Equity compensation plans not approved by shareholders	—	—	—

Total	75,453		161,425

(1)
The number of shares to be issued upon exercise of outstanding options and the weighted-average exercise price of outstanding options does not reflect 31,938 stock units granted under the 2000 Non-employee Director Equity Compensation Plan; however, these units have been deducted from the number of shares remaining available for future issuance.

(2)
Includes the 1996 Stock Option Plan, the 1996 Non-Employee Director Stock Compensation Plan, the 2000 Non-employee Director Equity Compensation Plan, and the 2001 Stock Option Grant to President and Chief Financial Officer, Kenneth R. Posner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by the SEC regulations to furnish the Company with all copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Company believes that during 2003 its Reporting Persons complied with all requirements applicable to them.

TRANSACTION OF OTHER BUSINESS

        The Board of Directors knows of no other matters which may be presented at the Stockholder Meeting, but if other matters do properly come before the Stockholder Meeting, it is intended that the persons named in the proxy will vote, pursuant to their discretionary authority, according to their best judgment in the interest of A&M.

STOCKHOLDER PROPOSALS

        In the event A&M proceeds with the Dissolution, it does not anticipate holding an annual meeting of stockholders in 2005. However, if such an annual meeting is held, any stockholder wishing to submit a proposal for inclusion in the proxy statement and proxy for such meeting must submit such proposal to A&M not later than [                        ].

        Pursuant to A&M's Bylaws, no nomination for election of directors will be considered properly brought before any subsequent annual meeting by a stockholder unless notice is received by A&M not fewer than 90 days prior to the meeting; provided that, if fewer than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, notice by the stockholder must be received by A&M no later than 10 days following the day on which such notice was mailed or public disclosure was made. No business proposal will be considered properly made at any subsequent annual meeting by a stockholder, unless notice is received by A&M not less than 35 days prior to the meeting; provided that, if fewer than 45 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice must be received by A&M no later than the fifth day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. All notices received must contain certain information required by the Bylaws and SEC rules and regulations.

HOUSEHOLDING OF PROXY MATERIALS

        Some brokers and other nominee record holders may be participating in the practice of "householding" corporate communications to stockholders, such as proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. A&M will promptly deliver a separate copy of this proxy statement to you if you call or write us at the following address or phone number: Angelo and Maxie's, Inc., 2 North Riverside, Seventh Floor, Chicago, Illinois 60606, Telephone: (312) 466-3950. If you want to receive separate copies of our corporate communications to stockholders such as proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holders, or you may contact A&M at the above address and phone number.

Appendix A

ASSET PURCHASE AGREEMENT

BY AND AMONG

CH-AM ACQUISITION, INC., a Delaware corporation

ANGELO AND MAXIE'S, INC., a Delaware corporation

A&M ACQUISITIONS, LLC, a Delaware limited liability company

A&M ACQUISITION, LLC, a New York limited liability company

AND

A&M ACQUISITION, LLC, a Florida limited liability company

DATED AS OF JUNE 22, 2004

A-i

	3.2.7	Financial Capability	A-14
ARTICLE IV AGREEMENTS PENDING CLOSING			A-14
4.1	Agreements of Seller Pending the Closing		A-14
	4.1.1	Business in the Ordinary Course	A-14
	4.1.2	Existing Condition	A-14
	4.1.3	Update Schedules	A-14
	4.1.4	Proxy Statement	A-15
	4.1.5	Stockholder Approval	A-15
	4.1.6	Commercially Reasonable Efforts	A-15
	4.1.7	Access to Information	A-15
4.2	Agreements of Purchasers and Parent Pending the Closing		A-16
	4.2.1	Commercially Reasonable Efforts	A-16
	4.2.2	Proxy Statement	A-16
	4.2.3	Certain Persons in the Business	A-16
	4.2.4	Financial Statements	A-17
	4.2.5	Repairs	A-17
4.3	Confidentiality		A-17
4.4	Nonsolicitation		A-17
4.5	Exclusivity		A-18
ARTICLE V CONDITIONS PRECEDENT TO THE CLOSING			A-19
5.1	Conditions Precedent to Purchasers' and Parent's Obligations		A-19
	5.1.1	Representations and Warranties True as of the Closing Date	A-19
	5.1.2	Compliance with this Agreement	A-19
	5.1.3	No Injunctions or Restraints	A-19
	5.1.4	Consents and Approvals	A-19
	5.1.5	Material Adverse Change	A-19
5.2	Conditions Precedent to the Obligations of Seller and A&M		A-19
	5.2.1	Representations and Warranties True as of the Closing Date	A-19
	5.2.2	Compliance with this Agreement	A-20
	5.2.3	No Injunctions or Restraints	A-20
	5.2.4	Consents and Approvals	A-20
	5.2.5	Stockholder Approval	A-20
ARTICLE VI INDEMNIFICATION			A-20
6.1	Survival of Representations, Warranties and Obligations		A-20
6.2	Indemnification by Seller		A-21
6.3	Indemnification by Purchasers and Parent		A-21
6.4	Indemnification Procedures		A-21
6.5	Reduction of Losses		A-23
6.6	Subrogation		A-23
6.7	Limits on Indemnification		A-23
6.8	Exclusive Remedy		A-23
6.9	No Consequential Damages		A-23
6.10	Mitigation		A-23
ARTICLE VII ADDITIONAL AGREEMENTS			A-24
7.1	Employee Matters		A-24
7.2	Maintenance of Books and Records		A-25
7.3	Payments Received		A-25
7.4	Publicity; Public Filings		A-25
7.5	Discharge of Obligations		A-25

A-ii

ARTICLE VIII MISCELLANEOUS		A-26
8.1	Termination	A-26
8.2	Effect of Termination and Abandonment	A-26
8.3	Payment of Certain Fees upon Termination	A-26
8.4	Bulk Sales Law	A-27
8.5	Sales, Transfer and Documentary Taxes, etc	A-27
8.6	Expenses; Brokers	A-27
8.7	Contents of Agreement; Amendments	A-27
8.8	Assignment and Binding Effect	A-27
8.9	Waiver	A-27
8.10	Notices	A-28
8.11	Governing Law	A-28
8.12	No Benefit to Others	A-28
8.13	Headings, Gender and "Person"	A-28
8.14	Schedules and Exhibits	A-28
8.15	Severability	A-28
8.16	Counterparts; Facsimile Signatures	A-29
8.17	Parent Guarantee	A-29
8.18	No Strict Construction	A-29
8.19	Jurisdiction and Service of Process	A-29
8.20	Trial	A-29
8.21	Knowledge	A-30
8.22	No Breach	A-30

A-iii

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into as of this 22nd day of June, 2004, by and among CH-AM Acquisition, Inc., a Delaware corporation (the "Seller"), Angelo and Maxie's, Inc., a Delaware corporation ("A&M"), A&M Acquisitions, LLC, a Delaware limited liability company ("Parent"), A&M Acquisition, LLC, a Florida limited liability company ("Florida Purchaser") and A&M Acquisition, LLC, a New York limited liability company ("New York Purchaser" and together with Florida Purchaser, the "Purchasers").

W I T N E S S E T H:

        WHEREAS, Seller has been and is engaged in the business of operating two Angelo & Maxie's restaurants, one of which is located at 233 Park Avenue South, New York, New York (the "New York Restaurant") and the other of which is located at the Palladium at Cityplace, 651 Okeechobee Boulevard, West Palm Beach, Florida (the "Florida Restaurant") (such business being referred to herein as the "Business," and the New York Restaurant and the Florida Restaurant being referred to herein collectively as the "Restaurants," and such locations being referred to herein as the "Premises");

        WHEREAS, A&M owns, directly or indirectly, all of the outstanding capital stock of Seller;

        WHEREAS, Purchasers desire to acquire and assume from Seller, and Seller desires to sell and assign to Purchasers, certain assets and liabilities of the Business, all upon and subject to the terms and conditions hereinafter set forth;

        WHEREAS, Parent owns all of the outstanding membership interests of Purchasers and will receive substantial benefit as a result of the performance by Seller and A&M of their obligations under this Agreement; and

        WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Annex I.

        NOW, THEREFORE, in consideration of the foregoing and of the respective covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

        1.1    Sale.    At the Closing (as hereinafter defined) hereunder, and except as otherwise specifically provided in this Section 1.1 and subject to the provisions of Section 1.6 of this Agreement, Seller shall grant, sell, convey, assign, transfer and deliver to Purchasers (or, in the case of certain Intellectual Property, to Parent), upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to all of the assets, properties and rights set forth in Section 1.1.1 (which assets, properties and rights are herein sometimes called the "Assets"), in all cases free and clear of all Liens of any nature whatsoever other than Permitted Liens (as hereinafter defined).

          1.1.1    Included Assets.    The Assets shall consist of the following assets, properties and rights of Seller used in the conduct of, or generated by or constituting, the Business, except as otherwise expressly set forth in Section 1.1.2 hereof:

          (a)   all appliances, kitchen equipment, office equipment and other equipment, tools, spare parts, signage, decor items, furniture, furnishings, leasehold improvements, dinnerware, glassware, flatware, linens and other tangible personal property located at the Restaurants;

          (b)   all food, beverages and tobacco products, whether opened or unopened, all other raw materials and ingredients, packing materials, and all other inventories (together, the "Inventory") and all office and other supplies located at the Restaurants;

          (c)   all rights of Seller under any written or oral contract, agreement, lease (including each lease in respect of the Premises (the "Leases")), instrument, license agreement or other agreement (the "Contracts") relating to the Business and listed on Schedule 1.1.1(c) (all such Contracts, including purchase or supply orders arising in the ordinary course of business and referred to generally in Schedule 1.1.1(c), being the "Assigned Contracts");

          (d)   all transferable governmental licenses, registrations, certificates of occupancy or other permits or approvals of any nature of Seller or any of its Subsidiaries relating to the Business ("Permits");

          (e)   all rights of Seller and A&M under any trademark, service mark, trade dress, trade name, copyright or slogan relating exclusively to the Business, whether registered or unregistered, and any similar or equivalent rights to the foregoing anywhere in the world, and any applications therefor, including, without limitation, those items set forth on Schedule 1.1.1(e) hereto;

          (f)    all technologies, methods, data bases, trade secrets, know how, manufacturing and other processes, formulae, recipes, process sheets or mixing instructions of Seller used in the Business;

          (g)   all computer hardware, software (including documentation and related object and source codes), software licenses and peripherals of Seller relating to the Business and listed on Schedule 1.1.1(g) hereto;

          (h)   all rights or choses in action, including, without limitation all rights under express or implied warranties relating to the Assets;

          (i)    all telephone numbers and telephone listings of Seller for the Restaurants;

          (j)    all architectural plans, drawings and specifications related to the Restaurants;

          (k)   all advertising and public relations materials related to the Business, whether or not located at the Restaurants;

          (l)    all cash on hand in the Restaurants on the Closing Date (the "Restaurant Cash"); and

          (m)  all goodwill of the Business.

          1.1.2    Excluded Assets.    Notwithstanding the foregoing, the Assets shall not include any of the following (the "Excluded Assets"):

          (a)   the certificate of incorporation, minute books, tax returns, books of account or other records having to do with the organization of Seller or A&M;

          (b)   the rights which accrue or will accrue to Seller or A&M under this Agreement;

          (c)   any bank accounts or lock boxes of Seller or A&M;

          (d)   any cash or cash equivalents (including marketable securities and short-term investments) and other securities held by Seller or A&M (other than the Restaurant Cash);

          (e)   all accounts, notes, credit card receivables, other receivables and unbilled costs and fees;

          (f)    all insurance policies of Seller or A&M;

          (g)   any assets of A&M and, except as expressly provided in Section 1.1.1 above, any assets located at, on or in A&M's corporate headquarters located at Two North Riverside, Chicago, Illinois;

          (h)   the rights of Seller under the Contracts, if any, listed on Schedule 1.1.2(h) (the "Excluded Contracts"); and

          (i)    the other assets, properties or rights, if any, set forth on Schedule 1.1.2(i).

        1.2    Purchase.    At the Closing hereunder and subject to the provisions of Section 1.6 of this Agreement, Purchasers (or, in the case of certain Intellectual Property, Parent) shall purchase the Assets from Seller upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (as hereinafter defined). In addition, subject to the provisions of Section 1.6 of this Agreement, Purchasers shall assume at the Closing and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller as provided in Section 1.4 of this Agreement.

        1.3    The Purchase Price.

          1.3.1    Purchase Price.    The "Purchase Price" shall be an amount equal to $4,500,000 (the "Fixed Amount"), less the amount of the Accrued Liabilities (as defined in Section 1.4.2), plus the Estimated Current Assets Amount (as defined in, and subject to adjustment as provided in, Section 1.3.3), plus the assumption of the Assumed Liabilities.

          1.3.2    Payment at Closing.    On the Closing Date, Purchasers shall pay to Seller an amount equal to (i) the Fixed Amount, (ii) less the amount of the Accrued Liabilities, (iii) plus the Estimated Current Assets Amount and (iv) minus the Deposit (including accrued interest thereon), by wire transfer to such bank account as shall be designated in writing by Seller to Purchasers.

          1.3.3    Current Assets Adjustment.

          (a)   At least two business days prior to the Closing Date, Seller shall deliver to Purchasers a statement as of the Closing Date (the "Estimated Current Assets Statement") of (i) the estimated Inventory (measured at cost on a FIFO basis) of the Business, (ii) the Restaurant Cash and (iii) normal and recurring prepaid expenses of the Business, including, but not limited to, prepaid rents and other items prepaid to landlords under the Leases, prepaid personal property taxes, prepaid alarm services and prepaid POS software maintenance costs (the "Estimated Current Assets Amount"). On the Closing Date the Purchase Price payable pursuant to Section 1.3.2 hereof shall be increased by the amount of the Estimated Current Assets Amount set forth in the Estimated Current Assets Statement. On the Closing Date, Seller shall take a complete physical count of the Inventory of the Business and Restaurant Cash, and Purchasers or their representatives shall be permitted to observe such physical count being taken. Within fifteen (15) days after the Closing Date, Seller shall deliver to Purchasers a statement (the "Closing Current Assets Statement") indicating the actual Inventory, the actual Restaurant Cash and the normal and recurring prepaid expenses as specified in clause (iii) above as of the Closing Date (the "Closing Current Assets"). Purchasers and Seller agree that such Closing Current Assets Statement shall be prepared in accordance with the procedures and principles set forth in Schedule 1.3.3. Purchasers and their representatives shall have the right to review all work papers and procedures used to prepare the Closing Current Assets Statement and shall have the right to perform any other reasonable procedures necessary to verify the accuracy thereof. Each party shall bear its own expenses incurred in connection with the above procedures.

          (b)   Unless Purchasers, within fifteen (15) days after delivery to Purchasers of the Closing Current Assets Statement, notify Seller in writing that Purchasers object to the Closing Current Assets Statement, and specify the basis for such objection, such Closing Current Assets Statement shall become final, binding and conclusive upon the parties for purposes of this Agreement. If Purchasers and Seller are unable to resolve any objections to the Closing Current Assets Statement within ten (10) days after any such notification has been given, Purchasers or Seller shall have the option to refer the dispute to Ernst & Young (the "Independent Accounting Firm"). If for any

  reason the Independent Accounting Firm is unavailable to resolve such dispute between Purchasers and Seller and if Purchasers and Seller are also unable to mutually agree upon the designation of another nationally recognized public accounting firm within five (5) days after the dispute has been referred to the Independent Accounting Firm pursuant to the preceding sentence, any party hereto may thereafter request that the American Arbitration Association ("AAA") make such designation. The accounting firm so designated will make a determination as to each of the items in dispute, which determination shall be final, conclusive and binding upon each of the parties hereto. Purchasers and Seller shall cooperate with each other and with each other's authorized representatives in order to resolve any and all matters in dispute under this Section 1.3.3 as soon as practicable, and Purchasers and Seller shall share equally the fees and expenses of the Independent Accounting Firm and, if applicable, the accounting firm mutually agreed by the parties or otherwise designated by AAA.

          (c)   If the value of the Closing Current Assets exceeds the Estimated Current Assets Amount, then the Purchase Price shall be increased dollar for dollar by the amount of such difference. In such event, Purchasers shall remit the amount of such difference to Seller, with interest at a rate per annum equal to the prime rate announced from time to time by Citibank (the "Agreed Rate") from the Closing Date to the date of payment, within fifteen (15) days after delivery to Purchasers of the Closing Current Assets Statement as provided above; provided, however, that making by Purchasers of such payment shall not constitute a waiver of Purchasers' right to object to the Closing Current Assets Statement during the fifteen (15) day period following its delivery. If Purchasers do raise an objection and if resolution of such objection results in a payment due from Purchasers to Seller, or Seller to Purchasers, as the case may be, payment of such amount, with interest at the Agreed Rate, from the Closing Date to the date of payment, shall be made to the applicable party within five (5) days following final resolution of such objection.

          (d)   If the value of the Closing Current Assets is lower than the Estimated Current Assets Amount, then the Purchase Price shall be decreased dollar for dollar by the amount of such difference. In such event, Seller shall within five (5) days after the expiration of the fifteen (15) day period referred to above, or if Purchasers contest the Closing Current Assets Statement, within five (5) days after final resolution of such objection, remit to Purchasers the amount of such excess, together with interest thereon at the Agreed Rate, from the Closing Date to the date of payment.

          (e)   Except as otherwise set forth in this Section 1.3.3, any undisputed or resolved amounts under this Section 1.3.3 shall be payable within five (5) days of the date such amount is determined to be undisputed or resolved, with interest at the Agreed Rate, even if other amounts continue to be disputed and unresolved.

          1.3.4    Allocation of Purchase Price.    The Purchase Price, including the liabilities assumed by Purchasers in accordance with Section 1.4 hereof and subject to the provisions of Section 1.6 of this Agreement, shall be allocated among the Assets acquired hereunder in accordance with a mutually agreeable allocation to be set forth prior to the Closing Date on Schedule 1.3.4 hereto. Seller and Purchasers hereby covenant and agree not to take a position on any income tax return, before any governmental agency charged with the collection of an income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.4 or Schedule 1.3.4.

        1.4    Liabilities.

          1.4.1    Assumption of Liabilities.    At the Closing hereunder and subject to the provisions of Section 1.6 of this Agreement, Purchasers shall assume and agree to pay, discharge or perform, as appropriate, when due and payable and otherwise in accordance with the relevant governing agreements, the following liabilities and obligations of Seller (the "Assumed Liabilities"):

          (a)   all liabilities arising out of previously issued gift certificates, to the extent that the same remain unpaid and undischarged on the Closing Date;

          (b)   all liabilities and obligations of Seller in respect of the Assigned Contracts which are listed on Schedule 3.1.12 or are not required to be listed thereon;

          (c)   all liabilities and obligations under or arising from the Permits;

          (d)   all liabilities and obligations under or arising from the Permitted Liens;

          (e)   the obligation to obtain and maintain a letter of credit in the amount of $162,500 (as such amount is increased or decreased from time to time) as security for the New York Purchaser's performance under the Lease in respect of the New York Restaurant as a replacement of the letter of credit currently maintained by A&M; and

          (f)    all liabilities and obligations incurred in, resulting from or arising out of the conduct of the Business or the use, operation, ownership or control of the assets or the Business at and after the Closing.

          1.4.2    Accrued Liabilities.    At least two business days prior to the Closing Date, Seller shall deliver to Purchasers a statement, subject to the provisions of Section 1.6 of this Agreement, of the Assumed Liabilities referred to in item (a) of Section 1.4.1 above (the "Accrued Liabilities") as of the Closing Date. On the Closing Date, Seller shall deliver to Purchasers a statement (the "Closing Accrued Liabilities Statement") indicating the actual Accrued Liabilities as of the Closing Date. Purchasers and Seller agree that such Closing Accrued Liabilities Statement shall be prepared in accordance with the procedures and principles set forth in Schedule 1.4.2. Purchasers and their representatives shall have the right to review all work papers and procedures used to prepare the Closing Accrued Liabilities Statement and shall have the right to perform any other reasonable procedures necessary to verify the accuracy thereof. Each party shall bear its own expenses incurred in connection with the above procedures.

          1.4.3    Excluded Liabilities.    Other than the Assumed Liabilities, Purchasers shall not assume, pay, discharge, perform or in any way be responsible or liable for any liabilities or obligations of Seller or A&M, whether fixed or unfixed, known or unknown, asserted or unasserted (the "Excluded Liabilities"), including but not limited to (a) any accounts payable of Seller in existence as of the closing or (b) any liability or obligation of Seller to any of its employees arising or to be performed prior to the Closing Date.

        1.5    Deposit.    On or before the date of this Agreement, Parent shall deliver to St. John & Wayne, LLC, as escrow agent (the "Escrow Agent"), the sum of four hundred fifty thousand dollars ($450,000.00) (the "Deposit") to be held and disposed of by Seller in accordance with the terms of this Agreement and the escrow agreement in the form attached hereto as Exhibit A (the "Escrow Agreement").

          1.5.1     If the Closing shall occur as provided in this Agreement, including, without limitation, the payment of the Purchase Price in accordance with Section 1.3.2, then the Escrow Agent shall transfer the Deposit, including accrued interest thereon, to Seller and the Deposit and the accrued interest thereon shall be applied to the Purchase Price at Closing.

          1.5.2     If this Agreement is terminated by A&M (A) pursuant to Section 8.1(b) hereof, under circumstances where Parent would not also be permitted to terminate this Agreement pursuant to said Section 8.1(b), or (B) pursuant to Section 8.1(f) hereof, the Escrow Agent shall transfer the Deposit, including accrued interest thereon, to Seller and Seller shall be entitled to retain the

  Deposit and the accrued interest thereon not as a penalty, but as liquidated damages, including, reimbursement for the reasonable costs and expenses incurred by Seller in connection with the transactions contemplated by this Agreement.

          1.5.3     If this Agreement is terminated in accordance with the terms hereof, except as set forth in Section 1.5.2 hereof, Parent shall be entitled to receive the Deposit and accrued interest thereon from the Escrow Agent.

        1.6    Purchasers' Rights and Obligations.    The parties acknowledge and agree that, subject to satisfaction of Parent's obligations under Section 4.2.4 hereof, (i) New York Purchaser is acquiring the Assets set forth in Section 1.1.1 and assuming the Assumed Liabilities set forth in Section 1.4.1, in each case, to the extent related to the New York Restaurant; and (ii) Florida Purchaser is acquiring the Assets set forth in Section 1.1.1 and assuming the Assumed Liabilities set forth in Section 1.4.1, in each case, to the extent related to the Florida Restaurant. The Closing (as defined below) of the sale and purchase of the Assets of the New York Restaurant shall be conditioned upon the concurrent sale and purchase of the Assets of the Florida Restaurant, and the sale and purchase of the Assets of the Florida Restaurant shall be conditioned upon the concurrent sale and purchase of the Assets of the New York Restaurant.

ARTICLE II

CLOSING ITEMS TO BE DELIVERED AND THIRD PARTY CONSENTS

        2.1    Closing.    The closing (the "Closing") of the sale and purchase of the Assets shall take place on September 10, 2004, or upon the later satisfaction or waiver of the conditions set forth in Article V of this Agreement, at the offices of Seyfarth Shaw LLP, 55 East Monroe, Suite 4200, Chicago, Illinois, 60603, or on such other date and at such other place as the parties may mutually agree. The date of the Closing is sometimes herein referred to as the "Closing Date."

        2.2    Items to be Delivered at Closing.    At the Closing and subject to the provisions of Section 1.6 of this Agreement and the terms and conditions herein contained:

          (a)   Seller shall deliver to each Purchaser (or, in the case of Section 2.2(a)(ii), to Parent) the following:

      (i)
      a duly executed bill of sale and assignment in the form of Exhibit B hereto;

      (ii)
      a duly executed assignment of United States Trademarks in the form of Exhibit C hereto;

      (iii)
      a duly executed counterpart original of an assignment in respect of the applicable Lease in the form of Exhibit D hereto (the "Lease Assignments");

      (iv)
      a duly executed counterpart original of an undertaking whereby such Purchaser assumes and agrees to pay, discharge or perform, as appropriate, the Assumed Liabilities in the form of Exhibit E hereto (the "Assignment and Assumption Agreement");

      (v)
      a duly executed certificate of an officer of Seller dated the Closing Date, certifying that the conditions specified in Sections 5.1.1 and 5.1.2 hereof have been fulfilled;

      (vi)
      duly executed certificates of the Secretary of each of Seller and A&M certifying (A) resolutions of the directors and shareholders of Seller and A&M approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer signing on behalf of Seller or A&M, as the case may be), and (B) the certificate of incorporation and bylaws of Seller or A&M, as the case may be;

      (vii)
      to the extent the same are reasonably available as of the Closing, any and all UCC-3 termination statements or amendments or other documents needed to release or transfer any liens on, or other security interests in, the Assets, other than the Permitted Liens, if any;

      (viii)
      the consents required of those Landlords listed on Schedule 2.2(a)(ix) ("Landlords' Consents") to any assignment contemplated by this Agreement; and

      (ix)
      to the extent necessary, such agreements in a form reasonably acceptable to Seller and such Purchaser, including indemnities, to allow for the continuous uninterrupted service of alcoholic beverages by such Purchaser;

and simultaneously with such delivery, Seller shall take all such steps as may be required to put each Purchaser in actual possession and operating control of the applicable Assets.

          (b)   Subject to the provisions of Section 1.6 of this Agreement, each Purchaser shall deliver to Seller the following:

      (i)
      the Purchase Price in accordance with Section 1.3.2 hereof;

      (ii)
      a duly executed counterpart original of each of the Lease Assignments;

      (iii)
      a duly executed counterpart original of the Assignment and Assumption Agreement;

      (iv)
      a duly executed guarantee evidencing Parent's obligations under Section 8.17 hereof;

      (v)
      a good standing certificate from the Secretary of State of each relevant state of organization dated no earlier than 15 days prior to the Closing Date relating to Parent and such Purchaser;

      (vi)
      a duly executed certificate of an officer of such Purchaser dated the Closing Date, certifying that the conditions specified in Sections 5.2.1 and 5.2.2 of this Agreement have been fulfilled;

      (vii)
      duly executed certificates of the Secretary of such Purchaser and Parent certifying (A) resolutions of the members of each of such Purchaser and Parent approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer signing on behalf of such Purchaser and Parent, as the case may be) and (B) the certificate of formation or comparable organizational document of each of such Purchaser and Parent; and

      (viii)
      to the extent necessary, such agreements in a form reasonably acceptable to Seller and such Purchaser, including indemnities, to allow for the continuous uninterrupted service of alcoholic beverages by such Purchaser in the applicable Restaurant.

        2.3    Third Party Consents.    To the extent that Seller's rights under any Assigned Contract or other Asset to be assigned to Purchasers hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchasers' rights under the Asset in question so that Purchasers would not acquire the benefit of all such rights, Seller and Purchasers will cooperate to implement reasonable arrangements resulting in Purchasers obtaining the benefit of all such rights, at no additional cost to Purchasers, while protecting Seller from continuing liabilities or obligations thereunder; provided, however, that this Section 2.3 shall not affect any requirement to deliver the Landlords' Consents pursuant to Article V.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of Seller.    Except as set forth in the Seller's Disclosure Schedule to be delivered by Seller to Purchasers and Parent on the date hereof (the "Seller's Disclosure Schedule"), Seller represents and warrants to Purchasers and Parent as follows:

          3.1.1    Organization and Qualification.    Seller and A&M are corporations duly organized, validly existing and in good standing under the respective laws of the jurisdictions of their incorporation, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Seller has the requisite corporate power and authority necessary to own, lease and operate the Assets and to carry on the Business as it is now being conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.1.2    Certificate of Incorporation and By-Laws.    Seller has heretofore made available to Purchasers a true, complete and correct copy of the Restated Certificate of Incorporation of A&M, as amended (the "Restated Certificate of Incorporation"), and Amended and Restated By-Laws (the "Amended and Restated By-Laws"), each as amended to date, and has furnished or made available to Purchasers the Certificate of Incorporation and By-Laws of Seller (the "Seller Organizational Documents"). Such Restated Certificate of Incorporation, Amended and Restated By-Laws and Seller Organizational Documents are in full force and effect.

          3.1.3    Authority Relative to This Agreement.    Each of A&M and Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by A&M and Seller and the consummation by A&M and Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of A&M and Seller, and no other corporate proceedings on the part of A&M or Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement by the holders of a majority of the outstanding shares of A&M's common stock, par value $.01 per share (the "Common Stock"), and A&M's preferred stock, par value $1.00 per share (the "Preferred Stock"), entitled to vote in accordance with the Delaware General Corporation Law (the "DGCL") and A&M's Restated Certificate of Incorporation and Amended and Restated By-Laws (the "Requisite Company Vote"). The Board of Directors of A&M (the "Board") has approved this Agreement and the transactions contemplated hereby and declared the advisability thereof. This Agreement has been duly and validly executed and delivered by A&M and Seller and, assuming the due authorization, execution and delivery by Purchasers and Parent constitutes a legal, valid and binding obligation of A&M and Seller, enforceable against each of them in accordance with its terms.

          3.1.4    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by A&M and Seller does not, and the performance of this Agreement by A&M and Seller will not, (i) conflict with or violate the Restated Certificate of Incorporation or Amended and Restated By-Laws of A&M or any Seller Organizational Document or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to A&M or Seller or by which its or any of their respective properties is bound or affected, except in the case of (ii) only, for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by A&M and Seller does not, and the performance of this Agreement by A&M and Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign (collectively, the "Governmental Authorities"), except for (i) (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), (B) filings with or approvals of franchise regulatory authorities, licensing boards or agencies under applicable alcohol and beverage laws and regulations, (C) regulatory filings related to the operation of the Business, (D) the consents listed on Section 3.1.4 of Seller's Disclosure Schedule (the "Required Consents"), (E) the Landlords' Consents, and (F) filings in connection with any applicable transfer or other taxes in applicable jurisdictions, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the transactions contemplated hereby, (B) otherwise prevent or materially delay A&M or Seller from performing their obligations under this Agreement, or (C) otherwise reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.1.5    Financial Statements.    Section 3.1.5 of the Seller's Disclosure Schedule contains the unaudited income statements of the Restaurants for each of the monthly periods during the fiscal year ended December 29, 2003 and for each of the monthly periods thereafter through the date hereof (the "Financial Statements"). The Financial Statements have been prepared from the books and records of A&M and fairly present in all material respects the results of operations for the periods indicated.

          3.1.6    Absence of Certain Changes Or Events.    Since December 29, 2003, Seller has conducted the Business in the ordinary course and there has not occurred: (i) any Material Adverse Effect, or (ii) any sale of a material amount of property of Seller, except sales in the ordinary course of business of the Business or that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the sale of three Angelo and Maxie's restaurants (other than the Restaurants) previously disclosed to Parent and Purchasers.

          3.1.7    Absence of Litigation.    Except as set forth on Section 3.1.7 of Seller's Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened against the Business or the Assets before any Governmental Authority or body, domestic or foreign, nor are there, to Seller's knowledge, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting, A&M or Seller that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither A&M nor Seller is subject to any outstanding order, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

          3.1.8    Proxy Statement.    The proxy statement, information statement or similar materials distributed to A&M's stockholders in connection with the transactions contemplated hereby (the "Proxy Statement" and the "Information Statement"), including any amendments or supplements thereto, shall not, at the time filed with the SEC, at the time mailed to A&M's stockholders or at the time of the A&M Stockholders' Meeting (as hereinafter defined), if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement or the Information Statement, as the case may be, will comply in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, A&M makes no representation or warranty with respect to any information provided by or required to be provided by Purchasers or Parent and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement or the Information Statement, as the case may be.

          3.1.9    Vote Required.    The Requisite Company Vote is the only vote of the holders of any class or series of A&M's capital stock necessary (under the charter documents of A&M, the DGCL, other applicable law or otherwise) to approve this Agreement and the transactions contemplated hereby.

          3.1.10    Title to Properties.    Seller has good title to all of the Assets, free and clear of all material Liens except for (a) taxes, assessments, governmental charges or levies which are not yet due and payable, (b) the non-material claims of landlords, carriers, contractors, materialmen, repairmen, mechanics and similar persons, (c) any Liens or imperfections of title which are matters of record, (d) any encroachments or other facts or conditions that would be revealed by an accurate survey of any of the Premises, (e) any applicable building and zoning ordinances, and (f) those items set forth in Section 3.1.10(a) of Seller's Disclosure Schedule (any of the items described in clauses (a) through (f) hereof being referred to herein as "Permitted Liens") and the liens described in Section 3.1.10(b) of Seller's Disclosure Schedule.

          3.1.11    Ownership of Tangible Assets.    No person other than Seller owns any material equipment or other material tangible assets or properties situated on any of the Premises or used in the operation of the Business, except for items disclosed on Section 3.1.11 of Seller's Disclosure Schedule and items leased pursuant to the Assigned Contracts.

          3.1.12    Contracts.    Section 3.1.12(a) of Seller's Disclosure Schedule discloses all Assigned Contracts, whether oral or written, relating to the Business or the Assets but excluding purchase or supply orders arising in the ordinary course of business. True and complete copies of each written Assigned Contract described in Section 3.1.12(a) of Seller's Disclosure Schedule (together with any and all modifications, amendments or supplements thereto) have been made available to Purchasers prior to execution of this Agreement. Except as set forth in Section 3.1.12(b) of Seller's Disclosure Schedule, all Assigned Contracts are valid and in full force and effect, except to the extent the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or general principles of equity. Except as set forth in Section 3.1.12(b) or Section 3.1.13 of Seller's Disclosure Schedule, no material default by Seller exists under any Assigned Contract and, to A&M's knowledge, there does not exist any event that, with notice or lapse of time or both, would constitute an event of default or result in a right to accelerate, or loss of rights under, any Assigned Contract.

          3.1.13    Real Property.

          (a)    Leased Real Property.    Except as set forth in Section 3.1.13 of Seller's Disclosure Schedule, the only real properties leased by Seller are the Premises. Seller has previously delivered to Purchasers a true and correct copy of each Lease. Each Lease is in full force and effect and has not been assigned, modified, supplemented or amended except as listed on Section 3.1.13 of Seller's Disclosure Schedule and, except as set forth on Section 3.1.13 of Seller's Disclosure Schedule, neither Seller nor the lessor under any of the Leases has given the other party written notice of any default under a Lease which remains outstanding.

          (b)    Owned Real Property.    No real property is owned by Seller or A&M which relates to the Business or the Assets.

          3.1.14    Compensation of Employees; Employee and Labor Matters.

          (a)   Section 3.1.14 of Seller's Disclosure Schedule sets forth (a) a list showing the names and positions of all employees and exclusive consultants of Seller relating to the Business, together with a statement of the annual salary, bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) with respect to calendar years 2003 and 2004, as such information is recorded in the payroll or other written records of Seller and (b) a description of the current severance and vacation policies of Seller. To A&M's and Seller's knowledge, no commitments have been made by A&M or Seller to any employees of the Business entitling such employees to any compensation other than that set forth in Schedule 3.1.14 with respect to any period after the Closing Date.

          (b)   (i) Neither A&M nor Seller is a party to any collective bargaining agreement or similar agreement; (ii) there are no unfair labor practice proceedings, complaints under the Occupational Health and Safety Administration, or any other state or federal regulation governing employment practices and work environment for employees pending against A&M or Seller, or to the best of their knowledge, threatened in writing against either of them, before the National Labor Relations Board, Occupational Health and Safety Administration, or other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or otherwise is pending against any of them, (iii) no strike, labor dispute, slowdown or stoppage is pending against A&M or Seller, and (iv) there is no union representation question existing with respect to the employees of A&M or Seller, except with respect to any matter specified above, which, in the case of clause (ii), (iii) or (iv), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          3.1.15    Taxes.    Seller has filed (after taking into account any extensions to file) all United States federal income Tax Returns required to be filed by it prior to the Closing Date and has filed (after taking into account any extensions to file) all other federal, state, county, local and foreign Tax Returns required to be filed by it prior to the Closing Date, except to the extent that a failure to file such other federal, state, county, local and foreign Tax Returns would not have a Material Adverse Effect. All such Tax Returns have accurately reflected the liability for Taxes of Seller for the periods covered thereby, except to the extent that any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect. Seller has paid and discharged or caused to be paid and discharged all Taxes reflected on such Tax Returns which have become due and payable by it (except Taxes being contested in good faith and reserved against) and have made adequate provision in reserves established in its financial statements and accounts for all Taxes which have accrued or may accrue but are not yet due and payable. All Taxes that Seller is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person, except for any failures to so withhold, collect or pay which, individually or in the aggregate, would not have a Material Adverse Effect.

          3.1.16    Intellectual Property.    Section 3.1.16 of Seller's Disclosure Schedule sets forth a list of all registered trademarks, tradenames, and internet domain names owned or used by Seller in connection with the Assets or the Business. Seller owns or is licensed or otherwise possesses legally enforceable rights to use, any and all (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, (ii) patentable inventions, technology, computer programs and software (including, to the extent owned, password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations in part, renewals or extensions, (iii) trade secrets, including confidential and other non-public information, (iv) copyrights in writings, designs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all rights related thereto, (v) databases and all database rights, and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto that, in the case of each of clauses (i) through (vi), are used in the Business as currently conducted (as described in clauses (i) through (vi) above, collectively, "Intellectual Property"), except for any such failures to own, be licensed or possess rights that would not be reasonably likely to have a Material Adverse Effect. For the avoidance of doubt, the only Intellectual Property included in the Assets is as set forth in Section 1.1.1 hereof. Except as set forth on Section 3.1.16 of Seller's Disclosure Schedule, to A&M's and Seller's knowledge, (i) there are no conflicts with or infringements of any material Intellectual Property by any third party and (ii) the conduct of the businesses as currently conducted does not conflict with or infringe upon in any material respect any proprietary intellectual property right of a third party.

          3.1.17    Gift Certificates.    Section 3.1.17 of Seller's Disclosure Schedule sets forth a detailed listing of Seller's gift card liability as of May 24, 2004.

          3.1.18    Compliance with Environmental Law.    Except as set forth on Section 3.1.18 of Sellers' Disclosure Schedule, (a) during the last three (3) years A&M and Seller have not received any written notice from a Governmental Authority or third party that alleges that A&M and Seller or any of the Premises are not in compliance with any Environmental Law; are liable or potentially liable for investigation or remediation of, or natural resource damages associated with, a release or threatened release of a Hazardous Substance; or are liable or potentially liable for damages to people or property resulting from the presence or release of Hazardous Substances, (b) each of A&M and Seller are in compliance with all Environmental Laws, except for any failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect, (c) neither A&M nor Seller is subject to or bound by any court decree or order or judgment relating to liabilities under or compliance with any Environmental Law, and (d) neither A&M nor Seller has generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on or from the Premises, any Hazardous Substances, except in material compliance with all Environmental Laws and in a manner that would not create liabilities under Environmental Laws.

          3.1.19    Permits.    Except as set forth on Section 3.1.19 of Seller's Disclosure Schedule, to the knowledge of A&M or Seller, (a) A&M or Seller holds and is in compliance with all material Permits required under Applicable Law for the conduct of the Business except for any failure to so hold or comply which would not, individually or in the aggregate, have a Material Adverse Effect, (b) neither A&M nor Seller is in material violation of any Permits, except in the case of violations which, individually or in the aggregate, would not have a Material Adverse Effect, and (c) during the past three years, A&M or Seller has not received notice of any proceedings relating to the revocation or modification of any such Permits the revocation or modification of which would have a Material Adverse Effect.

        3.2    Representations and Warranties of Purchasers and Parent.    Purchasers and Parent jointly and severally represent and warrant to Seller and A&M as follows:

          3.2.1    Organization and Qualification.    Each of Purchasers and Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Purchasers and Parent has the requisite limited liability company power and authority and is in possession of all approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such power, authority and approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Purchasers and Parent is duly qualified or licensed as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.2.2    Authority Relative to This Agreement.    Each of Purchasers and Parent has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Purchasers and Parent, and the consummation by each of Purchasers and Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of each of Purchasers and Parent, and no other limited liability company proceedings on the part of each of Purchasers or Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchasers and Parent and, assuming the due authorization, execution and delivery by A&M and Seller, constitutes a legal, valid and binding obligation of each of Purchasers and Parent enforceable against each of them in accordance with its terms.

          3.2.3    No Conflict, Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Purchasers and Parent does not, and the performance of this Agreement by Purchasers and Parent will not, (i) conflict with or violate the Certificate of Formation (or equivalent organizational documents) or Operating Agreement of Purchasers or Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchasers or Parent or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to Purchasers or Parent of any right or benefit under, or impair Purchasers' or Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation under, or result in the creation of a lien on any of the properties or assets of Purchasers or Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchasers or Parent or their or any of their respective properties are bound or affected, except in the case of (ii) or (iii) only, for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchasers or Parent.

          (b)   The execution and delivery of this Agreement by each of Purchasers and Parent does not, and the performance of this Agreement by each of Purchasers and Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (a) prevent or materially delay consummation of the transactions contemplated hereby, (b) otherwise prevent or materially delay Purchasers or Parent from performing their respective obligations under this Agreement or (c) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.2.4    Proxy Statement.    None of the information provided by Purchasers or Parent and/or by their respective auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement or Information Statement, as the case may be, shall, at the time filed with the SEC, at the time mailed to A&M's stockholders or at the time of the A&M Stockholders' Meeting, if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the A&M Stockholders' Meeting, if any, or the Closing, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent that should be set forth in a supplement to the Proxy Statement or Information Statement, as the case may be, Parent shall promptly inform A&M.

          3.2.5    Funds Available.    Parent has obtained financing commitments with respect to the transactions contemplated by this Agreement, copies of which are set forth in Schedule 3.2.5.

          3.2.6    No Business Activities.    Each of Purchasers and Parent is not a party to any material agreements and has not conducted any activities other than in connection with the organization of each of Purchasers and Parent, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

          3.2.7    Financial Capability.    On and as of the Closing Date, on a pro forma basis after giving effect to the transactions contemplated hereby and to all indebtedness incurred by each of Purchasers and Parent in connection therewith (i) each of Purchasers and Parent will not be or be rendered "insolvent," within the meaning of applicable law, (ii) each of Purchasers and Parent will not have unreasonably small capital with which to conduct its anticipated business, including the Business, (iii) each of Purchasers and Parent will not incur indebtedness that would be beyond its ability to repay, and (iv) each of Purchasers and Parent will be able to satisfy the Assumed Liabilities after the Closing Date.

ARTICLE IV

AGREEMENTS PENDING CLOSING

        4.1    Agreements of Seller Pending the Closing.    Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Purchasers (such agreement not to be unreasonably withheld or delayed):

          4.1.1    Business in the Ordinary Course.    The Business shall be conducted solely in the ordinary course consistent with past practice; provided, however, that, Seller may sell, assign or otherwise transfer any of the Excluded Assets and Excluded Liabilities or any of the assets listed on Schedule 4.1.1, but only to the extent, in each case, that such sale, assignment or transfer will not impair or otherwise adversely affect the operation of the Business or the Assets prior to the Closing. Without limiting the generality of the preceding sentence, Seller will not, insofar as it relates to the Business or the Assets: (i) increase in any manner the compensation of any of its employees other than salary increases given to employees in the ordinary course of business and consistent with past practice; or (ii) make purchases of inventory other than in the ordinary course of business and consistent with past practice.

          4.1.2    Existing Condition.    Seller shall not cause or permit to occur any of the events or occurrences described in Section 3.1.6 hereof; provided, however, that, Seller may sell, assign or otherwise transfer any of the Excluded Assets and Excluded Liabilities or any of the assets listed on Schedule 4.1.1, but only to the extent, in each case, that such sale, assignment or transfer will not impair or otherwise adversely affect the operation of the Business or the Assets prior to the Closing

          4.1.3    Update Schedules.    Seller shall promptly disclose to Purchasers any information contained in its representations and warranties herein or the Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller herein or the Schedules hereto for the purposes of Article V hereof, unless Purchasers shall have expressly consented to such modification in writing.

          4.1.4    Proxy Statement.    As promptly as practicable, A&M will prepare and file a preliminary Proxy Statement or Information Statement, as applicable, with the SEC and will use its reasonable best efforts to respond to the comments of the SEC, if any, in connection therewith and to furnish all information regarding A&M required in the definitive Proxy Statement or Information Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). As promptly as is reasonably practicable, A&M will cause the definitive Proxy Statement or Information Statement to be mailed to the stockholders of A&M and, if necessary, after the definitive Proxy Statement or Information Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented material and, if required in connection therewith, re-solicit proxies.

          4.1.5    Stockholder Approval.    As promptly as is reasonably practicable, but only to the extent that the Requisite Company Vote has not then been obtained through action by written consent taken without a meeting in accordance with the DGCL, A&M, acting through its Board, shall, in accordance with applicable law, duly call, give notice of, convene and hold a meeting of the holders of shares of Common Stock and Preferred Stock (the "A&M Stockholders' Meeting") for the purpose of voting upon this Agreement and the transactions contemplated hereby, and A&M agrees that this Agreement shall be submitted at such meeting. In such event, A&M shall use its reasonable best efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to obtain the approval of stockholders required by applicable law and the Restated Certificate of Incorporation or Amended and Restated By-Laws of A&M for this Agreement and the transactions contemplated hereby.

          4.1.6    Commercially Reasonable Efforts.    A&M and Seller shall, and shall use their commercially reasonable efforts to cause their respective Subsidiaries, to: (i) promptly make all filings and seek to obtain all authorizations required under all applicable laws with respect to this Agreement and the transactions contemplated hereby and will reasonably consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which would impair the ability of the parties to consummate the transactions contemplated hereby; and (iii) use their commercially reasonable efforts to promptly (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Article V (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation). Seller shall promptly notify Purchasers of any communication to that party from any Governmental Authority in connection with any required filing with, or approval or review by, such Governmental Authority in connection with this Agreement and the transactions contemplated hereby and permit Purchasers to review in advance any proposed communication to any Governmental Authority in such connection to the extent permitted by applicable law.

          4.1.7    Access to Information.    A&M shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Parent Representatives") reasonable access, during normal business hours throughout the period prior to the Closing Date, to its properties, books and records related to the Assets or the Business, and to relevant employees of A&M and its Subsidiaries ("Relevant Employees"), such access not to unreasonably interfere with A&M's business or operations, and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Parent Representatives all information concerning the Assets or the Business as may reasonably be requested; provided, however, that discussions with the landlord under the Lease in respect of the Florida Restaurant or any Relevant Employees shall be scheduled in advance with, and subject to the prior approval, not to be unreasonably withheld, of A&M and A&M shall have an opportunity to participate in such discussions. A&M shall provide, as soon as reasonably practicable following each period end, unaudited income statements of the Restaurants for each of the monthly periods ending after the date hereof and prior to the Closing. Such income statements shall be in the form of the Financial Statements contained in Section 3.1.5 of Seller's Disclosure Schedule. All information obtained pursuant to this Section 4.1.7 shall be subject to the Confidentiality Agreement (as hereinafter defined), which shall remain in full force and effect until the Closing or, if the Closing does not occur, for the period specified therein. Parent acknowledges A&M's interest that the Parent Representatives' investigations be as discreet as possible and not unduly disrupt the operations of A&M, and Parent will work diligently to complete the Parent Representatives' investigations in a timely manner so long as A&M cooperates in making the records and personnel available to Parent in a timely fashion. Nothing contained in this Agreement shall give Purchasers or Parent, directly or indirectly, the right to control or direct A&M's operations prior to the Closing.

        4.2    Agreements of Purchasers and Parent Pending the Closing.    Purchasers and Parent jointly and severally covenant and agree that, pending the Closing and except as otherwise agreed to in writing by Seller (such agreement not to be unreasonably withheld or delayed):

          4.2.1    Commercially Reasonable Efforts.    Purchasers and Parent shall, and shall use their commercially reasonable efforts to: (i) promptly make all filings and seek to obtain all authorizations required under all applicable laws with respect to this Agreement and the transactions contemplated hereby; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which would impair the ability of the parties to consummate the transactions contemplated hereby; and (iii) use their commercially reasonable efforts to promptly (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Article V (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation). Purchasers and Parent shall promptly notify Seller of any communication to that party from any Governmental Authority in connection with any required filing with, or approval or review by, such Governmental Authority in connection with this Agreement and the transactions contemplated hereby and permit Seller to review in advance any proposed communication to any Governmental Authority in such connection to the extent permitted by applicable law.

          4.2.2    Proxy Statement.    Purchasers and Parent will cooperate with A&M in the preparation of the Proxy Statement or the Information Statement, as applicable. Without limiting the generality of the foregoing, each of Purchasers and Parent will furnish to A&M the information relating to it required by the Exchange Act to be set forth in the Proxy Statement or the Information Statement, as applicable.

          4.2.3    Certain Persons in the Business.    To the extent that the persons listed in Schedule 8.22 hereto continue to be active in conducting the Business as employees of the Business pending the Closing, Purchasers shall cause such Persons to conduct the Business solely in the ordinary course consistent with past practice. Purchasers acknowledge that, pending the Closing, Seller may implement reasonable procedures requiring the approval by an officer of Seller of any terminations or hirings of Restaurant personnel or any purchases made or expenses incurred by any such person on behalf of or in connection with the Business, including, without limitation, any capital asset purchases, repair and maintenance activities, supply purchases, execution of service agreements or distribution of complimentary visit certificates.

          4.2.4    Financial Statements.    Parent will provide to A&M, within ten (10) days of the execution of this Agreement, unaudited financial statements of Parent (consolidated and consolidating), including a balance sheet as of the date hereof, reflecting, on a pro forma basis, the consummation of the transactions contemplated hereby and otherwise fairly presenting, in all material respects, the financial condition of Parent as of the date thereof and for the period indicated therein. A&M shall be authorized to provide any such financial information to a landlord under any Lease to the extent requested by any such landlord in connection with its provision of a Landlords' Consent.

          4.2.5    Repairs.    New York Purchaser shall undertake, in a time period acceptable to the Landlord in respect of the New York Restaurant (the "New York Landlord"), the repair and remediation of the exhaust system and kitchen floor located in the New York Restaurant in accordance with the plans and specifications agreed to by the New York Landlord and reasonably satisfactory to A&M. Such repair and remediation shall be undertaken by New York Purchaser and completed prior to the Closing within a timeframe agreed to by the New York Landlord. The cost and expenses incurred with respect to the repair and remediation of the exhaust system and kitchen floor in the New York Restaurant shall be borne by New York Purchaser; provided, however, that in the event this Agreement is terminated pursuant to Section 8.1 hereof for any reason other than by A&M pursuant to Section 8.1(b) hereof, under circumstances where Parent would not also be permitted to terminate this Agreement pursuant to said Section 8.1(b), or pursuant to Section 8.1(f) hereof, then, in either case, A&M shall promptly reimburse New York Purchaser for the cost and expenses incurred by New York Purchaser in connection with the repair and remediation of the exhaust system and kitchen floor in the New York Restaurant in accordance with the terms hereof.

        4.3    Confidentiality.    Each party acknowledges that such party has had, and may from time to time have, access to confidential records, data, customers lists, trade secrets and other confidential information owned or used by each other party or any Subsidiary thereof (each, an "Interested Party") in the course of its business (the "Confidential Information"). Accordingly, each party agrees (a) to hold all Confidential Information in strict confidence, (b) not to disclose Confidential Information of any Interested Party to any Person (except to such Interested Party or any Affiliate, employee, agent or representative thereof), and (c) not to use, directly or indirectly, any of such Confidential Information of any Interested Party for any competitive or commercial purpose; provided, however, that each party may disclose Confidential Information to its Affiliates', officers, directors, employees, agents, potential investors, and attorneys if such Persons agree to comply with this Section 4.3; and provided, further, that, notwithstanding anything to the contrary contained herein, no party shall be subject to any of the limitations set forth above with respect to any Confidential Information which (i) is now, or hereafter becomes, through no act or failure to act on the part of such party that constitutes a breach of this Section 4.3, generally known or available to the public, (ii) is hereafter furnished to such party by a third party, who, to the knowledge of such receiving party, is not under any obligation of confidentiality to the related Interested Party, (iii) is disclosed with the written approval of the related Interested Party, (iv) is required to be disclosed by law (including securities law), court order or similar compulsion, (v) is required or is reasonably necessary to be provided pursuant to or in connection with any proceeding involving the parties hereto, or (vi) is independently developed by employees or agents of such party and/or its, his or her Affiliates which or who have had no access to the relevant portions of the Confidential Information.

        4.4    Nonsolicitation.    Purchasers and Parent agree that, prior to the one year anniversary of the date hereof, neither Purchasers nor Parent will recruit, solicit or hire any employee of Seller or A&M to become an employee of Purchasers or Parent or any of their respective Affiliates, or otherwise interfere with any such employee's employment relationship with Seller or A&M, unless the employee has then been terminated by Seller or A&M, as the case may be; provided, however, that (i) the foregoing shall not apply to any employment of the persons listed on Schedule 8.22 and (ii) Purchasers may recruit and employ the Transferred Employees in connection with consummation of the Closing in accordance with the terms hereof. For a period of one year subsequent to the Closing, Seller and A&M agree not to recruit, solicit or hire any employee of Purchasers to become an employee of A&M or any of its Affiliates, or otherwise interfere with any such employee's employment relationship with Purchasers, unless the employee has then been terminated by Purchasers.

        4.5    Exclusivity.

          (a)   Until the earlier of the Closing or such time as this Agreement is terminated in accordance with the terms hereof, neither Seller nor A&M shall, directly or indirectly, through any officer, director, employee, partner, representative, Affiliate or agent of them, (i) engage in any Business Combination (as defined below), (ii) take any action to assist, solicit, receive, negotiate, encourage, discuss, entertain or accept any offer or inquiry from any other person or entity regarding, or reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination, (iii) furnish or cause to be furnished any information with respect to Seller or the Business to any person who Seller or A&M or any Affiliate or representative thereof knows or has reason to believe is in the process of considering any Business Combination, or (iv) otherwise cooperate in any way with or assist, participate in, facilitate or encourage any effort or attempt by any other Person to make or enter into an agreement with respect to any Business Combination; provided, however, that prior to the A&M Stockholders' Meeting, (y) the Board on behalf of A&M and Seller may upon the bona fide unsolicited request of a third party furnish information or data relating to the Assets and the Business for the purposes of a Business Combination and participate in negotiations with a Person making an unsolicited bona fide Business Combination proposal if the Board believes that to do so could reasonably lead to a Superior Proposal (as hereinafter defined) and (z) the Board may withdraw or modify its recommendation relating to this Agreement or the transactions contemplated hereby if the Board determines in good faith that the transactions contemplated hereby are no longer in the best interests of A&M's stockholders and that such withdrawal or modification is, therefore, advisable in order to satisfy its fiduciary duties to A&M's stockholders under Applicable Law.

          (b)   If Seller or A&M or any of their Affiliates or representatives receives from any person any offer, inquiry or informational request referred to in clause (a) above, it shall promptly advise such person, by written notice, of the terms of this Section 4.5 and shall promptly notify Purchasers and Parent of such offer, inquiry or request, and shall deliver a copy thereof to Purchasers and Parent.

          (c)   For purposes hereof, "Business Combination" means any transaction, including any merger or sale of the capital stock of Seller, involving, directly or indirectly, the sale or other disposition of the assets and properties of Seller, including any assets comprising the Assets, other than in the ordinary course of business consistent with past practice or as specifically permitted hereunder; provided, however, that in no event shall a merger of A&M in a transaction not involving, directly or indirectly, a sale or other disposition of the Assets, constitute a Business Combination. "Superior Proposal" means a Business Combination proposal that (i) is not subject to any financing contingencies or is, in the good faith judgment of the Board, reasonably capable of being financed and (ii) the Board determines in good faith, based upon such matters as it deems relevant, would, if consummated, result in a transaction more favorable to A&M's stockholders from a financial point of view than the transactions contemplated hereby.

ARTICLE V

CONDITIONS PRECEDENT TO THE CLOSING

        5.1    Conditions Precedent to Purchasers' and Parent's Obligations.    The obligations on the part of Purchasers and Parent to consummate the transactions to be consummated by each of them at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 5.1, any of which may be waived by Purchasers and Parent in their sole discretion.

          5.1.1    Representations and Warranties True as of the Closing Date.    The representations and warranties of Seller contained in this Agreement or in any list, certificate or document delivered by Seller or A&M to Purchasers pursuant to the provisions hereof shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date; provided, however, that any representations or warranties which are qualified by materiality shall, with regard to the portion so qualified, be true and correct in all respects.

          5.1.2    Compliance with this Agreement.    Seller and A&M shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, including, without limitation, delivery to Purchasers of all of the items to be delivered by Seller pursuant to Section 2.2(a) of this Agreement. Notwithstanding anything in Section 8.1(b) to the contrary, if as of any scheduled Closing Date all of the conditions in Section 5.1 other than this Section 5.1.2 have been satisfied, Seller and A&M shall have an additional period of 30 days commencing on such scheduled Closing Date in which to satisfy this Section 5.1.2.

          5.1.3    No Injunctions or Restraints.    On the Closing Date, no injunction, restraining order or other order or legal restraint or prohibition issued by any governmental authority shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement or materially interfere with Purchasers' ability to own the Assets and operate the Business.

          5.1.4    Consents and Approvals.    Purchasers shall have received the Required Consents and the Landlords' Consents and, in connection with the Landlords' Consents, Seller and/or A&M, as the case may be, shall have been released from any and all guarantee or other obligations under the Leases, including without limitation any obligation to provide a letter of credit to any landlord under any Lease.

          5.1.5    Material Adverse Change.    There shall have been no change in respect of the Business or the Assets resulting in a Material Adverse Effect (or changes which in the aggregate result in a Material Adverse Effect) on the Business since the date hereof.

        5.2    Conditions Precedent to the Obligations of Seller and A&M.    The obligations on the part of the Seller and A&M to consummate the transactions to be consummated by each of them at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 5.2, any of which may be waived by the Seller and A&M in their sole discretion.

          5.2.1    Representations and Warranties True as of the Closing Date.    The representations and warranties of Purchasers and Parent contained in this Agreement or in any list, certificate or document delivered by Purchasers or Parent to Seller or A&M pursuant to the provisions hereof shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date; provided, however, that any representations or warranties which are qualified by materiality shall, with regard to the portion so qualified, be true and correct in all respects.

          5.2.2    Compliance with this Agreement.    Purchasers and Parent shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing including, without limitation, delivery to Seller of all of the items to be delivered by Purchasers pursuant to Section 2.2(b) of this Agreement. Notwithstanding anything in Section 8.1(b) to the contrary, if as of any scheduled Closing Date all of the conditions in Section 5.2 other than this Section 5.2.2 have been satisfied, Purchasers and Parent shall have an additional period of 30 days commencing on such scheduled Closing Date in which to satisfy this Section 5.2.2.

          5.2.3    No Injunctions or Restraints.    On the Closing Date, no injunction, restraining order or other order or legal restraint or prohibition issued by any governmental authority shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement.

          5.2.4    Consents and Approvals.    Seller shall have received the Required Consents and the Landlords' Consents and, in connection with the Landlords' Consents, Seller and/or A&M, as the case may be, shall have been released from any and all guarantee or other obligations under the Leases, including without limitation any obligation to provide a letter of credit to any landlord under any Lease, and Purchasers or Parent, to the extent required, shall have provided a substitute guaranty or letter of credit and satisfied their obligations under Section 4.2.4 hereof.

          5.2.5    Stockholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved by the Requisite Company Vote.

ARTICLE VI

INDEMNIFICATION

        6.1    Survival of Representations, Warranties and Obligations.    (a) None of the representations, warranties, covenants and other agreements made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument required to be furnished hereunder or in connection herewith shall survive the Closing, except for the Surviving Obligations (as hereinafter defined), which shall continue in effect in accordance with their respective terms, and those other covenants and agreements contained herein or therein that by their terms apply or are to be performed in whole or in part after the Closing, which shall expire on the first anniversary of the Closing Date. Following the Closing Date, with respect to representations and warranties, and following the first anniversary of the Closing Date, with respect to covenants and other agreements, no claim may be brought arising under or in connection with this Agreement (including all schedules, amendments and supplements hereto and thereto) or any of the transactions contemplated hereby, except for a breach by a party of its obligations under any of the Surviving Obligations. If written notice of a specific claim with respect to an alleged breach by a party of its obligations under any covenant or other agreement (other than a Surviving Obligation) has been given by a party prior to the first anniversary of the Closing Date, then the relevant obligation shall survive as to such claim until the claim has been finally resolved.

          (b)   For purposes of this Agreement, the term "Surviving Obligations" shall refer to the obligations contained in Sections 1.3.3, 4.3, 4.4, 6.3(b), 6.3(c), 6.4 through 6.10 inclusive, the remaining provisions of Article VI, insofar as they relate to Surviving Obligations, Sections 7.1 and 7.2 and Article VIII.

          (c)   If Purchasers or Parent have any knowledge as of the date hereof that any representation or warranty made by Seller is incorrect as of the date hereof or will be incorrect as of the Closing, Purchasers and Parent shall have no remedy or recourse with respect thereto, whether before or after the Closing. If Purchasers and Parent do not have any knowledge as of the date hereof that any representation or warranty made by Seller is incorrect as of the date hereof or will be incorrect as of the Closing, but prior to the Closing, Purchasers or Parent obtain the knowledge that a representation or warranty made by Seller was incorrect as of the date hereof or will be incorrect as of the Closing, Purchasers and Parent shall have as their sole remedy hereunder the option (i) to terminate this Agreement (upon providing 30 days written notice to Seller, during which period Seller may cure or, if not curable within 30 days, commence the cure of) such misrepresentation or breach of warranty, or (ii) to proceed with the Closing and, upon the Closing, Purchasers and Parent shall be conclusively deemed to have waived all claims hereunder relating to such misrepresentation or breach of warranty. If Seller has any knowledge as of the date hereof that any representation or warranty made by Purchasers or Parent is incorrect as of the date hereof or will be incorrect as of the Closing, Seller shall have no remedy or recourse with respect thereto, whether before or after the Closing. If Seller does not have any knowledge as of the date hereof that any representation or warranty made by Purchasers or Parent is incorrect as of the date hereof or will be incorrect as of the Closing, but prior to the Closing, Seller obtains the knowledge that a representation or warranty made by Purchasers or Parent was incorrect as of the date hereof or will be incorrect as of the Closing, Seller shall have as its sole remedy hereunder the option (i) to terminate this Agreement (upon providing 30 days written notice to Purchasers or Parent, during which period Purchasers or Parent may cure or, if not curable within 30 days, commence the cure of) such misrepresentation or breach of warranty), or (ii) to proceed with the Closing and, upon the Closing, Seller shall be conclusively deemed to have waived all claims hereunder relating to such misrepresentation or breach of warranty.

        6.2    Indemnification by Seller.    Except as otherwise limited by this Article VI, Seller shall indemnify and hold harmless Purchasers, Parent, their Affiliates and their respective officers, directors, employees, agents, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter "Purchasers Losses"), arising out of or resulting from:

          (a)   the breach of any covenant or agreement by Seller or A&M contained herein or in any exhibit, Schedule or certificate delivered under this Agreement that by its terms applies or is to be performed in whole or in part after the Closing; or

          (b)   the failure of Seller to pay or otherwise discharge the Excluded Liabilities.

        6.3    Indemnification by Purchasers and Parent.    Except as otherwise limited by this Article VI, Purchasers and Parent, jointly and severally, shall indemnify and hold harmless Seller, A&M, their Affiliates and their respective officers, directors, employees, agents, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter "Seller Losses") arising out of or resulting from:

          (a)   the breach of any covenant or agreement by Purchasers or Parent contained herein or in any exhibit, Schedule or certificate delivered under this Agreement that by its terms applies or is to be performed in whole or in part after the Closing;

          (b)   the failure of Purchasers to timely pay, perform or otherwise discharge the Assumed Liabilities; or

          (c)   the use, operation, ownership or control of any of the Assets or the operation of the Business on or after the Closing Date.

        6.4    Indemnification Procedures.

          (a)   For the purposes of this Section 6.4, the term "Indemnitee" shall refer to the person indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 6.2 or 6.3, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the Seller Losses or the Purchasers Losses, as the case may be.

          (b)   An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within 30 days (or, to the extent possible, within such shorter period as may be necessary to give the Indemnitor a reasonable opportunity to respond to such claim) after the Indemnitee has knowledge of any claim (including a Third Party Claim (as hereinafter defined) in which case such Notice of Claim shall set forth the name of the party making such Third Party Claim, to the extent known) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent such failure shall have prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim and the amount of the Loss, if known, and the Indemnitor shall have a period of 30 days to reply to such Notice of Claim.

          (c)   The obligations and liabilities of an Indemnitor under this Article VI with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article VI ("Third Party Claims") shall be governed by the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that the Indemnitor shall be permitted, at the Indemnitor's option, to assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee if the Indemnitor gives notice within the 30 day period specified above of the Indemnitor's intention to do so to the Indemnitee. In the event the Indemnitor exercises the Indemnitor's right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by the Indemnitee's own counsel and at the Indemnitee's own expense in the defense of such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only which is to be paid in full by the Indemnitor, no Third Party Claim for which the Indemnitor has elected to defend may be settled by the Indemnitor without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If the Indemnitee does not receive written notice within said period that the Indemnitor has elected to assume the defense of such Third Party Claim, the Indemnitee may elect to assume such defense, assisted by counsel of the Indemnitee's own choosing. Whether or not the Indemnitee elects to assume the defense of such Third Party Claim, the Indemnitor shall not be relieved of the Indemnitor's obligations hereunder. The Indemnitee will give the Indemnitor at least 10 days notice of any proposed settlement or compromise of any Third Party Claim it has elected to defend, during which time the Indemnitor may assume the defense of, and responsibility for, such Third Party Claim and if it does so the proposed settlement or compromise may not be made. In the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by the Indemnitor's own counsel and at the Indemnitor's own expense in the defense of such Third Party Claim.

          (d)   Any claim by an Indemnitee with respect to Losses which do not result from a Third Party Claim will be asserted in the same manner as specified in Section 6.4(c) above. If the Indemnitor does not respond to such claim within the 30 day period specified in Section 6.4(c), the

  Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Agreement.

        6.5    Reduction of Losses.    To the extent any Losses of an Indemnitee are reduced by receipt of payment (a) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment or (b) from third parties not affiliated with the Indemnitee, such payments (net of the expenses of the recovery thereof) shall be credited against such Losses and, if indemnification payments shall have been received prior to the collection of such proceeds, the Indemnitee shall remit to the Indemnitor the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Losses. All Losses shall be calculated net of any tax benefits or tax detriments actually received or suffered relating to such Losses.

        6.6    Subrogation.    The Indemnitor shall be subrogated to the Indemnitee's rights of recovery to the extent of any Losses satisfied by the Indemnitor. The Indemnitee shall permit the Indemnitor to use the name of the Indemnitee and the names of the Indemnitee's affiliates in any transaction or proceeding to enforce such rights and shall use reasonable efforts to execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records with respect to such Losses.

        6.7    Limits on Indemnification.    No claim may be made against Seller for indemnification hereunder unless and only to the extent the aggregate of all Purchasers Losses incurred exceed $50,000 (the "Basket") and then only with respect to that portion of Purchasers Losses which exceed the Basket. Seller shall not be required to indemnify Purchasers for Purchasers Losses which in the aggregate exceed thirty five percent (35%) of the Purchase Price (the "Cap"), except to the extent the same result from any fraud or intentional misstatement. In the event that Seller is conducting any defense against a Third Party Claim for which Purchasers have sought indemnification hereunder, expenses incurred by Seller in connection therewith, including legal costs and expenses, shall constitute Purchasers Losses for purposes of the Cap.

        6.8    Exclusive Remedy.    From and after the Closing, none of the parties hereto shall be liable or responsible in any manner whatsoever to any other party, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article VI, which provides the exclusive remedy and cause of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement or any Schedule or Exhibit hereto or any opinion or certificate delivered in connection herewith. Each of the parties hereby waives, releases and agrees not to make any claim or bring any contribution, cost recovery or other action against the other parties or any of their respective successors or assigns or any controlling person or other affiliate of Seller, under common law or any Federal, state or local law or regulation now existing or hereafter enacted which seeks to allocate liabilities between Purchasers and Seller in a different manner than as expressly set forth in this Agreement.

        6.9    No Consequential Damages.    The obligations of Seller in respect of a claim for indemnification under this Article VI shall not include any special, exemplary or consequential damages, including business interruption or lost profits, or any punitive damages, except to the extent such damages are included in any indemnified third party claim.

        6.10    Mitigation.    Each of the parties agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

ARTICLE VII

ADDITIONAL AGREEMENTS

        7.1    Employee Matters.

          (a)   Subject to the provision of Section 1.6 of this Agreement, Purchasers shall, on or prior to the Closing Date, offer employment in connection with the conduct of the Business effective after the Closing Date to all employees of the Business (except those employees, not to exceed six (6) in number, which shall be identified separately in writing by A&M and Parent on the date hereof (the "Excluded Employees"), and to such other employees as are hired by Seller for employment in the Business between the date hereof and the Closing Date (it being agreed that neither Seller nor A&M will enter into any written employment agreements with any prospective employees relating to the Business without the prior written consent of the Purchasers, which will not be withheld unreasonably), on substantially the same terms and conditions, with substantially the same compensation and with substantially comparable aggregate benefits (including all employee benefit and welfare plans other than any severance plan) as are applicable to such employees immediately prior to the Closing Date. Effective as of the Closing Date, all such employees who accept Purchasers' offer of employment will become employees of Purchasers (the "Transferred Employees"). Seller shall pay to all Transferred Employees (and other employees terminated as a result of the sale of the Business but who do not become Transferred Employees) all unused vacation pay accrued through the Closing Date.

          (b)   Three of the Excluded Employees shall be separately identified in writing by A&M and Parent on the date hereof as the Group 1 Excluded Employees. A&M and Seller agree that prior to the Closing Date no Group 1 Excluded Employee shall be terminated without Parent's prior consent, such consent not to be unreasonably withheld. If any Group 1 Excluded Employee is terminated prior to Closing by Seller or is terminated at Closing by Seller and is not offered employment by a Purchaser, then, in either case, Seller shall pay to such Group 1 Excluded Employee all severance pay to which such Group 1 Excluded Employee is entitled under Seller's severance policy. Three of the other Excluded Employees shall be separately identified in writing by A&M and Parent on the date hereof as the Group 2 Excluded Employees. If any Group 2 Excluded Employee is terminated at Closing by Seller and is not offered employment by a Purchaser, then at Closing Purchasers shall reimburse Seller for any severance pay to which such Group 2 Excluded Employee is entitled under Seller's severance policy and Seller shall pay to such Group 2 Excluded Employee such severance pay.

          (c)   Except as otherwise expressly provided herein, Seller's employee benefit plans shall be responsible for any and all health, accident, death, disability, retirement or other claims for benefits incurred and perfected prior to the Closing Date and either New York Purchaser's or Florida Purchaser's employee benefit plan, as applicable, shall be responsible for any such health, accident, death, disability, retirement or other claims incurred and perfected on and after the Closing Date (to the extent such Transferred Employees are participating in New York Purchaser's or Florida Purchaser's plan as of such date).

          (d)   Purchasers and Seller do not intend this Section 7.1 to create any rights or interest, except as between Purchasers and Seller, and no present or future employees of any party hereto (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement. Seller and Purchasers agree to use their reasonable efforts to execute all necessary documents, file all required forms with any governmental agencies and undertake all actions that may be necessary or desirable to implement expeditiously any action contemplated in this Section 7.1.

        7.2    Maintenance of Books and Records.    Each of Seller and Purchasers shall preserve until the sixth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers, directors, accountants, and employees of such party and (b) the books of account and records of such party, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless the other party objects to the destruction, in which case, the party seeking to destroy the records shall deliver such records to the objecting party.

        7.3    Payments Received.    Seller and Purchasers each agree that after the Closing Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing Date which properly belongs to the other party and will account to the other for all such receipts.

        7.4    Publicity; Public Filings.

          (a)   Parent and A&M will agree upon the timing and content of the initial press release to be issued following execution of this Agreement describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation or stock exchange requirement. To the extent reasonably requested by any other party, each party will thereafter consult with and provide reasonable cooperation to the others in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

          (b)   For a reasonable period of time following the Closing, Purchasers and Parent shall permit, and shall take such actions as shall be reasonably necessary to enable, Seller and A&M to include on the website to be transferred to Purchaser hereunder a link to A&M's SEC filings and appropriate explanatory information related thereto.

        7.5    Discharge of Obligations.    Seller and A&M each agree, from and after the Closing Date, to discharge obligations of the Business comprising the Excluded Liabilities on a timely basis in the ordinary course of business consistent with past practice, except to the extent any such obligations are being contested in good faith. Seller agrees to promptly inform Purchasers of any disputes with vendors, employees or other trade creditors of the Business related to or in connection with the discharge of its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS

        8.1    Termination.

        Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

          (a)   by mutual written consent of Parent and A&M; or

          (b)   subject to Section 5.1.2 and 5.2.2, by Parent or A&M if the Closing shall not have occurred by September 24, 2004 (the "Termination Date", provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c)   by Parent or A&M, if any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the payment of the Purchase Price and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d)   by Parent or A&M, if the Board shall have authorized A&M to enter into a written agreement concerning a transaction that the Board has determined is a Superior Proposal; or

          (e)   by Parent or A&M, if the Requisite Company Vote shall not have been obtained at the A&M Stockholders' Meeting or by other means; or

          (f)    by A&M, in the event of a breach in any material respect by Parent or Purchasers of any representation, warranty, covenant or agreement contained in this Agreement which (i) cannot or has not been cured within 15 days after the giving of written notice of such breach to Parent and Purchasers and has not been waived by A&M pursuant to the provisions hereof and (ii) would cause the conditions set forth in Article V not to be satisfied; or

          (g)   by Parent, if the Board shall have withdrawn or modified its approval or recommendation of this Agreement or the transactions contemplated hereby; or

          (h)   by Parent, in the event of a breach in any material respect by Seller of any representation, warranty, covenant or agreement contained in this Agreement which (i) cannot or has not been cured prior to 15 days after the giving of written notice of such breach to Seller and has not been waived by Parent pursuant to the provisions hereof and (ii) would cause the conditions set forth in Article V not to be satisfied.

        8.2    Effect of Termination and Abandonment.    In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections 4.2.5, 8.3 and 8.6, except that nothing herein will relieve any party from liability for any breach of this Agreement.

        8.3    Payment of Certain Fees upon Termination.    If (i) A&M or Parent terminates this Agreement pursuant to Section 8.1(d); or (ii) A&M or Parent terminates this Agreement pursuant to Section 8.1(e) and Samstock, L.L.C. and its Affiliates shall have voted against any proposal to approve this Agreement or the transactions contemplated hereby or shall have abstained from any vote thereon; or (iii) Parent terminates this Agreement pursuant to Section 8.1(g), then, in any such case, A&M shall pay to Parent, by wire transfer of immediately available funds, within two days of termination, a fee of $265,000 (inclusive of expenses).

        8.4    Bulk Sales Law.    Purchasers waive compliance by Seller with the provision of any applicable bulk sales laws. Seller shall promptly pay and discharge when due or contest or litigate all claims of creditors that are asserted against Purchasers by reason of non-compliance with such laws, except with respect to any such claims that relate to the Assumed Liabilities.

        8.5    Sales, Transfer and Documentary Taxes, etc.    All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchasers, whether imposed by law on Seller or Purchasers, and Purchasers shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay any such taxes, levies, charges or fees. Purchasers and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation. The parties agree that the fair market value for all tax purposes of the equipment and trade fixtures to be sold as part of the Assets will be in accordance with the fair market values to be mutually agreed and set forth prior to the Closing Date on Schedule 8.5 hereto.

        8.6    Expenses; Brokers.    Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby, except (i) the expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement or Information Statement, as the case may be, and the solicitation of stockholder approvals shall be the sole responsibility of A&M, and (ii) the expenses incurred in connection with the Escrow Agreement, including any fees of the Escrow Agent, shall be the sole responsibility of Purchasers. Purchasers hereby agree to indemnify and hold harmless Seller, and Seller hereby agrees to indemnify and hold harmless Purchasers, against any liability, claim, loss, damage or expense incurred by Purchasers or Seller, respectively, relating to any fees or commissions owed by any broker, finder or financial advisor as a result of actions taken by Purchasers or Seller, respectively.

        8.7    Contents of Agreement; Amendments.    This Agreement and the Confidentiality Agreement between Parent or one of its Affiliates and A&M (the "Confidentiality Agreement") sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral (other than the Confidentiality Agreement), are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

        8.8    Assignment and Binding Effect.    This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, provided that Purchasers may assign this Agreement to an affiliate of Purchasers without obtaining such consent, provided further that no such assignment shall relieve Purchasers or Parent of their obligations hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of A&M, Seller, Purchasers and Parent, provided that the parties hereto shall continue to be obligated in accordance with the terms of this Agreement.

        8.9    Waiver.    Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

        8.10    Notices.    All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

(a)	As to Seller and A&M:	Angelo and Maxie's, Inc. 2 North Riverside Plaza, Seventh Floor Chicago, Illinois 60606 Attn: Kenneth R. Posner Fax: (312) 466-3321
	with a copy to:	Seyfarth Shaw LLP 55 East Monroe Street Suite 4200 Chicago, Illinois 60603 Attn: Robert F. Weber Fax: (312) 269-8869
(b)	As to Purchasers and Parent:	A&M Acquisitions, LLC 12 Bond Street Great Neck, New York 11021 Attn: Reed Goldstein Fax:
	with a copy to:	St. John & Wayne, LLC 70 E. 55th St. New York, NY 10022 Attn: Rick Bier Fax: (212) 446-5054

or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto.

        8.11    Governing Law.    This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Illinois.

        8.12    No Benefit to Others.    The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other Indemnitees, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

        8.13    Headings, Gender and "Person".    All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

        8.14    Schedules and Exhibits.    All schedules and exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

        8.15    Severability.    Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability, and any such invalidity or unenforceability shall not invalidate or render unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.16    Counterparts; Facsimile Signatures.    This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures.

        8.17    Parent Guarantee.    Parent hereby unconditionally guarantees to Seller and A&M the full and timely performance of all of the obligations and agreements of Purchasers in accordance with the terms hereof. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Each of Seller and A&M may, at its option, proceed against Parent for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Purchasers or against any of their properties. Parent further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Parent hereby waives all special suretyship defenses and notice requirements.

        8.18    No Strict Construction.    The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and agreement, and no rule of strict construction shall be applied against any party.

        8.19    Jurisdiction and Service of Process.    SELLER, A&M, PURCHASERS AND PARENT HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, ILLINOIS AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. EACH OF SELLER, A&M, PURCHASERS AND PARENT ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

        8.20    Trial.    EACH OF SELLER, A&M, PURCHASERS AND PARENT HEREBY WAIVES SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF SELLER, A&M, PURCHASERS AND PARENT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF SELLER, A&M, PURCHASERS AND PARENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH

OF SELLER, A&M, PURCHASERS AND PARENT FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        8.21    Knowledge.    As used in this Agreement, "knowledge" of Seller, to Seller's knowledge, or words of similar import shall mean the actual knowledge as of the applicable date, after reasonable inquiry, of those persons listed in Schedule 8.21(a). As used in this Agreement, "knowledge" of Purchasers or Parent, to Purchasers' or Parent's knowledge, or words of similar import shall mean the actual knowledge as of the applicable date, after reasonable inquiry, of those persons listed in Schedule 8.21(b).

        8.22    No Breach.    If any matter which otherwise would constitute a breach of any representation, warranty or covenant of Seller contained in this Agreement is the result of any action or inaction of any of the persons listed in Schedule 8.22 hereto, which in the case of any such person, (i) constituted negligence or willful misconduct or (ii) such person should reasonably be expected to have known would result in such breach, then in either case, such matter shall not constitute such a breach of a representation, warranty or covenant of Seller, nor shall Seller have any responsibility or liability therefor.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

CH-AM ACQUISITION, INC., a Delaware corporation
By:	/s/ KENNETH R. POSNER
Name:	Kenneth R. Posner
Title:	President
ANGELO AND MAXIE'S, INC., a Delaware corporation
By:	/s/ KENNETH R. POSNER
Name:	Kenneth R. Posner
Title:	President and Chief Executive Officer
A&M ACQUISITIONS, LLC, a Delaware limited liability company
By:	/s/ REED GOLDSTEIN
Name:	Reed Goldstein
Title:	Member
A&M ACQUISITION, LLC, a New York limited liability company
By:	/s/ REED GOLDSTEIN
Name:	Reed Goldstein
Title:	Member
A&M ACQUISITION, LLC, a Florida limited liability company
By:	/s/ REED GOLDSTEIN
Name:	Reed Goldstein
Title:	Member

ANNEX I

DEFINITIONS

        Capitalized terms used but not defined in the Agreement have the respective meanings assigned to such terms below.

        "AAA" is defined in Section 1.3.3.

        "A&M" is defined in the first paragraph of this Agreement.

        "A&M Stockholders' Meeting" is defined in Section 4.1.5.

        "Accrued Liabilities" is defined in Section 1.4.1.

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Agreed Rate" is defined in Section 1.3.3.

        "Agreement" is defined in the first paragraph of this Agreement.

        "Amended and Restated By-Laws" is defined in Section 3.1.2.

        "Applicable Law" means any law, order, rule or regulation applicable to A&M, any A&M Subsidiary or the Assets.

        "Assets" is defined in Section 1.1.

        "Assigned Contracts" is defined in Section 1.1.1.

        "Assumed Liabilities" is defined in Section 1.4.1.

        "Assignment and Assumption Agreement" is defined in Section 2.2.

        "Basket" is defined in Section 6.7.

        "Blue Sky Laws" is defined in Section 3.1.4.

        "Board" is defined in Section 3.1.3.

        "Business" is defined in the recitals hereto.

        "Business Combination" is defined in Section 4.5.

        "Cap" is defined in Section 6.7.

        "CERCLA" means the federal Comprehensive Environmental Response Compensation and Liability act, 42 U.S.C. Sections 9601 et seq., as amended.

        "Closing" is defined in Section 2.1.

        "Closing Accrued Liabilities Statement" is defined in Section 1.4.2.

        "Closing Date" is defined in Section 2.1.

        "Closing Current Assets" is defined in Section 1.3.3.

        "Closing Current Assets Statement" is defined in Section 1.3.3.

        "Common Stock" is defined in Section 3.1.3.

        "Confidential Information" is defined in Section 4.3.

        "Confidentiality Agreement" is defined in Section 8.7.

        "Contracts" is defined in Section 1.1.1.

        "Deposit" is defined in Section 1.5.

        "DGCL" is defined in Section 3.1.3.

        "Environmental Law" means any applicable federal, state, and local statute, regulation, ordinance, and administrative or judicial order and all common law relating to protection of public health and welfare or the environment, including, without limitation, those regulating hazardous substances, such as CERCLA, the Resource Conservation and Recovery Act, the Federal Clean Air and Clean Water Acts, and their state analogs, and those relating to the protection of environmentally sensitive areas.

        "Escrow Agent" is defined in Section 1.5.

        "Escrow Agreement" is defined in Section 1.5.

        "Estimated Current Assets Amount" is defined in Section 1.3.3.

        "Estimated Current Assets Statement" is defined in Section 1.3.3.

        "Exchange Act" is defined in Section 3.1.4.

        "Excluded Assets" is defined in Section 1.1.2.

        "Excluded Contracts" is defined in Section 1.1.2.

        "Excluded Liabilities" is defined in Section 1.4.3.

        "Financial Statements" is defined in Section 3.1.5.

        "Fixed Amount" is defined in Section 1.3.1.

        "Florida Purchaser" is defined in the first paragraph of this Agreement.

        "Florida Restaurant" is defined in the recitals hereto.

        "Governmental Authorities" is defined in Section 3.1.4.

        "Hazardous Substance" means "hazardous substance," "pollutant," or "contaminant," and "petroleum" and "natural gas liquids" as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, bioaerosols, radioactive materials, mold, and putrescible and infectious materials.

        "Indemnitee" is defined in Section 6.4.

        "Indemnitor" is defined in Section 6.4.

        "Independent Accounting Firm" is defined in Section 1.3.3.

        "Information Statement" is defined in Section 3.1.8.

        "Intellectual Property" is defined in Section 3.1.16.

        "Interested Party" is defined in Section 4.3.

        "Inventory" is defined in Section 1.1.1.

        "Knowledge" is defined in Section 8.21.

        "Landlords' Consents" is defined in Section 2.2(a).

        "Lease Assignments" is defined in Section 2.2(a).

        "Leases" is defined in Section 1.1.1.

        "Liens" means mortgages, liens, security interests, pledges, easements, rights of first refusal, options, restrictions or encumbrances of any kind.

2

        "Losses" is defined in Section 6.4.

        "Material Adverse Effect" means in respect of any Person, any change in, or effect on such Person, or, in the case of the Seller, the Business or the Assets, in each case taken as a whole, which is or is reasonably likely to be, materially adverse to the business, operations, assets, liabilities, financial condition of the Business or the Assets, taken as a whole; provided, however, that in no event shall the circumstances set forth on Section 3.1.13 of Seller's Disclosure Schedule constitute a Material Adverse Effect.

        "New York Purchaser" is defined in the first paragraph of this Agreement.

        "New York Restaurant" is defined in the recitals hereto.

        "Notice of Claim" is defined in Section 6.4.

        "Permits" is defined in Section 1.1.1

        "Permitted Liens" is defined in Section 3.1.10.

        "Person" is defined in Section 8.13.

        "Preferred Stock" is defined in Section 3.1.3.

        "Premises" is defined in the recitals hereto.

        "Proxy Statement" is defined in Section 3.1.8.

        "Purchasers" is defined in the first paragraph of this Agreement.

        "Purchasers Losses" is defined in Section 6.2.

        "Purchase Price" is defined in Section 1.3.1.

        "Parent Representatives" is defined in 4.1.7.

        "Relevant Employees" is defined in 4.1.7.

        "Requisite Company Vote" is defined in Section 3.1.3.

        "Required Consents" is defined in Section 3.1.4.

        "Restated Certificate of Incorporation" is defined in Section 3.1.2.

        "Restaurant Cash" is defined in Section 1.1.1.

        "Restaurants" is defined in the recitals.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" is defined in Section 3.1.4.

        "Seller" is defined in the first paragraph of this Agreement.

        "Seller Losses" is defined in Section 6.3.

        "Seller Organizational Documents" is defined in Section 3.1.2.

        "Seller's Disclosure Schedule" is defined in Section 3.1.

        "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the capital stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions are at the time owned or controlled, directly or indirectly, through one or more Subsidiaries, by such Person.

        "Superior Proposal" is defined in Section 4.5.

3

        "Surviving Obligations" is defined in Section 6.1.

        "Taxes" in the plural and "Tax" in the singular means all federal, state, local and foreign taxes, including income, employment (including Social Security, withholding and state disability), excise, property, franchise, gross income, real or personal property, ad valorem, sales, use, customs, duties, and other taxes, fees, assessments or charges of any kind, together with all interest, additions to tax and penalties relating thereto.

        "Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Third Party Claims" is defined in Section 6.4.

        "Transferred Employees" is defined in Section 7.1.

4

Appendix B

PLAN OF DISSOLUTION OF ANGELO AND MAXIE'S, INC.

        This Plan of Dissolution (the "Plan") is for the purpose of effecting the complete liquidation and dissolution of Angelo and Maxie's, Inc., a Delaware corporation (the "Company" or "A&M"), in accordance with the Delaware General Corporation Law ("DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code").

        1.     ADOPTION OF THE PLAN. The board of directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of the Company's outstanding Common Stock, par value $0.01 per share (the "Common Stock") and Preferred Stock, par value $1.00 per share (the "Preferred Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date"). Each share of Common Stock and each six (6) shares of Preferred Stock entitle the holder thereof to one vote on the adoption of this Plan. The date on which the Company implements the liquidation provisions of the Plan will be referred to as the "Liquidation Date."

        2.     CESSATION OF BUSINESS ACTIVITIES. After the Liquidation Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. The directors in office on the Adoption Date and, at the pleasure of the Board, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

        3.     LIQUIDATION OF ASSETS. From and after the Liquidation Date, the Company shall determine whether and when to sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets, including the Company's intangible assets, in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of all accounts receivable, debts and claims owing to the Company, including all recoveries under any pending litigation to which the Company is a party. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

        4.     PAYMENT OF DEBTS. Prior to making any distributions to the Stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company. Such claims shall be paid or provided for in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, unknown events, tax obligations, claims that are the subject of pending litigation, workers' compensation obligations and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Board may, in its discretion, increase or decrease the amount of the Contingency Reserve at any time and shall place or cause to be placed such funds in an account of the Company as the Board has determined to be maintained as the Contingency Reserve.

        5.     DISTRIBUTIONS TO STOCKHOLDERS. Following the payment or the provision for the payment of the Company's claims and obligations as provided above, the Company shall distribute pro rata to the Stockholders, all remaining assets, including all available cash including the cash proceeds of any sale, exchange or disposition. If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate be taken:

  •
  The giving of notice of the dissolution to all persons having a claim against the Company and any rejection of any such claims in accordance with Section 280 of the DGCL;

  •
  The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who has rejected such offer in accordance with Section 280 of the DGCL;

  •
  The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are subject of pending litigation against the Company; and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

  •
  The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

  •
  The posting of all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

  •
  The payment, or the making of adequate provision for payment, of all other claims that are mature, known and contested or that have been finally determined to be owing by the Company.

        Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the Board and the officers of the Company are hereby authorized, without further stockholder action, to proceed with the dissolution, liquidation and termination of existence of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

        6.     CERTIFICATE OF DISSOLUTION. After the Liquidation Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, file any certificates required by the Delaware tax authorities, or any other documents as may be required to effectuate the dissolution of the Company, including filing with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL. The dissolution is effective (the "Effective Date") upon the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. From and after the Effective Date, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for a period of three years, or such longer period as ordered by the Delaware Court of Chancery for the purposes of prosecuting suits by or against the Company, paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office on the Effective Date shall have all powers provided to them under the DGCL and other applicable law.

        7.     NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Board may direct the officers to mail notice in accordance with the DGCL to all its claimants that this Plan has been approved by the Board and the Company's stockholders.

        8.     POWERS OF BOARD AND OFFICERS. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board may interpret any of the provisions of this Plan, modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders, to the extent permitted by the DGCL. The Board may also make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code, the Internal Revenue Service and the DGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to do business in any state in which the Company is so qualified, as well as the preparation and filing of any federal or state tax returns. Prior to the filing of the Certificate of Dissolution, the Board shall have full authority to abandon and revoke the dissolution as the Board deems appropriate without further stockholder action.

        9.     CANCELLATION OF STOCK. As a condition to receipt of any distribution to the Stockholders, the Board, in its absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock and/or Preferred Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of their certificates evidencing the Common Stock and/or Preferred Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock and/or Preferred Stock on the date on which the Company files a Certificate of Dissolution with the Secretary of State of the State of Delaware under the DGCL (the "Final Record Date"), and thereafter certificates representing Common Stock and/or Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock and/or Preferred Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and shall escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

        10.   LIQUIDATING TRUST. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock and/or Preferred Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve. If assets are transferred to the Trust, each Stockholder on the Final Record Date shall receive an interest (an "Interest") in the Trust pro rata to its interest in the outstanding Common Stock and/or Preferred Stock on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock and Preferred Stock shall constitute the approval of the Stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written. Each share of Common Stock and each six shares of Preferred Stock entitle the holder thereof to one vote on the adoption of this Plan.

        11.   COMPENSATION. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock and Preferred Stock shall constitute the approval of the Stockholders of the payment of any such compensation.

        12.   INDEMNIFICATION. The Company shall indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Trust will similarly be authorized to indemnify the Trustees and any employees, agents or representatives of the Trust for actions taken in connection with the operations of the Trust. Any claims arising in respect of such indemnification will be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations hereunder.

        13.   FURTHER AUTHORITY. The Board of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

        14.   QUOTATION OF COMMON STOCK. At any time, the Board may, if the Board deems such action to be in the best interests of the Company and the stockholders, take such action as may result in the shares of Common Stock and Preferred Stock of the Company to cease to be reported on the NASD OTC Bulletin Board.

        15.   ABSENCE OF APPRAISAL AND DISSENTERS' RIGHTS. Under Delaware law, the Stockholders are not entitled to appraisal or dissenters' rights for their shares of capital stock with the transactions contemplated by the Plan.

        16.   STOCKHOLDER CONSENT TO SALE OF ASSETS. Adoption of this Plan by a majority of the outstanding Common Stock and Preferred Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan (except that the Company may not consummate the transactions contemplated by that certain Asset Purchase Agreement dated as of June 22, 2004, to which the Company is a party, without Stockholder approval thereof).

        17.   EXPENSES OF DISSOLUTION. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

[PRELIMINARY COPIES]

SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD                        , 2004
One N. Franklin Street, 3rd Floor
Chicago, Illinois 60606
9:00 a.m. Central time

DETACH HERE

PROXY

ANGELO AND MAXIE'S, INC.
2 North Riverside, Seventh Floor, Chicago, Illinois 60606
Proxy for Special and Annual Meeting of Stockholders
Solicited on Behalf of the Board of Directors

        The undersigned stockholder of Angelo and Maxie's, Inc., a Delaware corporation (the "Company"), hereby appoints KENNETH R. POSNER and GREG GROSVENOR, or either of them, with full power of substitution in each of them, to attend the Special and Annual Meeting of Stockholders of the Company to be held on                        , 2004, at 9:00 a.m., Central time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special and Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the approval of the matters referenced on the reverse side of this proxy and as described in the accompanying proxy statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

•    ANGELO AND MAXIE'S, INC.
[INSERT ADDRESS]

DETACH HERE

Please mark
votes as in
this example.

1.	APPROVAL OF THE ASSET PURCHASE AGREEMENT DATED AS OF JUNE 22, 2004 BY AND AMONG THE COMPANY, CH-AM ACQUISTION, INC., A&M ACQUISITIONS, LLC, A&M ACQUISITION, LLC AND A&M ACQUISITION, LLC, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THE ACCOMPANYING PROXY STATEMENT, AND THE SALE OF ASSETS CONTEMPLATED BY THE ASSET PURCHASE AGREEMENT			2.	APPROVAL OF THE DISSOLUTION AND THE ADOPTION OF A PLAN OF DISSOLUTION OF THE COMPANTY, A COPY OF WHICH IS ATTACHED AS APPENDIX B TO THE ACCOMPANYING PROXY STATEMENT
	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED TO CHANGE THE COMPANY'S NAME TO "AM-CH, INC."
	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	THE ELECTION OF DIRECTORS		For All ☐	Withhold All ☐	For All Except ☐
	Nominees:	01-Linda Walker Bynoe, 02-Jeffrey D. Klein, 03-Stephen Ottmann,
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) NAMED ABOVE, ENTER THE NAME(S) OF THE NOMINEE(S) ON THE LINE BELOW.
(Except Nominee(s) written above)
5.	PROPOSAL TO CONSIDER SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS (INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF)
	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED AND "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Note:
Please sign exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature. If a corporation, please sign in full corporate name by the president or authorized officer. If a partnership, please sign in partnership name by partner or other authorized person. If a limited liability company, please sign in limited liability company name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

[PRELIMINARY COPIES]
ANGELO AND MAXIE'S, INC. NOTICE OF MEETING OF STOCKHOLDERS TO BE HELD , 2004
ANGELO AND MAXIE'S, INC. 2 North Riverside, Seventh Floor, Chicago, Illinois 60606 PROXY STATEMENT MEETING OF STOCKHOLDERS TO BE HELD ON [ , 2004]
SUMMARY
TABLE OF CONTENTS
INTRODUCTION
AVAILABLE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
THE STOCKHOLDER MEETING
BACKGROUND OF THE ASSET SALE
PROPOSAL No. 1: ASSET SALE TO PARENT AND PURCHASERS
RECOMMENDATION
ADDITIONAL MATTERS REGARDING ASSET SALE
PROPOSAL No. 2: DISSOLUTION OF A&M
PROPOSAL No. 3: CORPORATE NAME CHANGE
RECOMMENDATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION
ANGELO AND MAXIE'S, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 29, 2004 (Unaudited, in thousands)
FINANCIAL INFORMATION
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
PROPOSAL No. 4: ELECTION OF DIRECTORS
RECOMMENDATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE OFFICERS OF COMPANY
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Options/SAR Exercises and Fiscal Year-End Option/SAR Value Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARED 5-YEAR CUMULATIVE TOTAL RETURN AMONG ANGELO & MAXIE'S, INC., NASDAQ MARKET INDEX AND SIC CODE INDEX
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTION OF OTHER BUSINESS
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF PROXY MATERIALS
  Appendix A
  Appendix B